PRELIMINARY TERM SHEET

RFMSI SERIES 2007-S6 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S6

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-140614)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

CITIGROUP GLOBAL MARKETS INC.
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE  OFFERING  WILL ARRANGE TO SEND YOU THE BASE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-877-858-5407.

THIS TERM SHEET IS NOT REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED
TO  BE  INCLUDED  IN  THE   PROSPECTUS   AND  THE   PROSPECTUS   SUPPLEMENT  FOR  THE  OFFERED
CERTIFICATES.   THE  INFORMATION  IN  THIS  TERM  SHEET  IS  PRELIMINARY  AND  IS  SUBJECT  TO
COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF  CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR
SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER FREE WRITING  PROSPECTUS  RELATING
TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION
OR SALE IS NOT PERMITTED.

MAY 30, 2007

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
        CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                     PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We  provide  information  to you  about the  offered  certificates  in three or more  separate documents that provide progressively more detail:

        -      the  related  base  prospectus,  dated  April 6, 2007  which  provides  general information, some of which may not apply to the offered certificates;

        -      the  term  sheet  supplement,  dated  May  30,  2007,  which  provides  general information  about series of  certificates  issued  pursuant to the depositor's
               "Jumbo A" fixed rate program, or the S Program,  some of which may not apply to the offered certificates; and

        -      this term sheet,  which  describes  terms  applicable to the classes of offered certificates  described  herein,  provides a description of certain  collateral stipulations  regarding the mortgage loans and the parties to the  transaction, and provides other information related to the offered certificates.

This  term  sheet  provides  a  very  general   overview  of  certain  terms  of  the  offered
certificates  and does not contain all of the  information  that you should consider in making your  investment  decision.  To  understand  all of  the  terms  of a  class  of  the  offered certificates,  you should read  carefully this document,  the term sheet  supplement,  and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found at
http://www.sec.gov/Archives/edgar/data/774352/000089109207001395/e26924_424b3.txt.

The registration statement to which this offering relates is Commission File Number
333-140614.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION  IN THIS  TERM  SHEET,  IF  CONVEYED  PRIOR TO THE  TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE  CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY
PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET IS
PRELIMINARY,  AND IS SUBJECT TO  COMPLETION OR CHANGE.  THIS TERM SHEET IS BEING  DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED
TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF  ISSUED.  ANY SUCH OFFER TO  PURCHASE  MADE BY YOU WILL NOT BE
ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE  ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR AND THE  AVAILABILITY OF SUCH  CERTIFICATES
WHEN,  AS AND IF  ISSUED  BY THE  ISSUING  ENTITY.  YOU ARE  ADVISED  THAT  THE  TERMS  OF THE
CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE  MORTGAGE  LOAN POOL  BACKING  THEM MAY CHANGE
(DUE,  AMONG OTHER THINGS,  TO THE POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY
BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT
MORTGAGE LOANS MAY BE ADDED TO THE POOL, AND THAT ONE OR MORE CLASSES OF  CERTIFICATES  MAY BE
SPLIT,  COMBINED OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE  OR  AVAILABILITY  OF A FINAL
PROSPECTUS.   YOU  ARE   ADVISED   THAT   CERTIFICATES   MAY  NOT  BE  ISSUED  THAT  HAVE  THE
CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO SELL SUCH
CERTIFICATES  TO  YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND  CERTIFICATES  HAVING  THE
CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT
DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY
NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE
CERTIFICATES  WHICH YOU HAVE  COMMITTED  TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR ANY
UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR  DAMAGES  WHATSOEVER  ARISING  FROM OR RELATED TO
SUCH NON-DELIVERY.

NEITHER  THE  ISSUER  OF  THE  CERTIFICATES  NOR  ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,
APPROVED OR VERIFIED ANY STATISTICAL OR NUMERICAL  INFORMATION PROVIDED HEREIN,  ALTHOUGH THAT
INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED BY THE ISSUER OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the  prepayment, credit,  liquidity and market risks associated with that class.  The offered  certificates are complex  securities.  You  should  possess,  either  alone  or  together  with  an  investment advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement  and the related base  prospectus for the offered  certificates  in the  context  of your  financial  situation  and  tolerance  for risk.  You  should  carefully consider,  among other  things,  all of the  applicable  risk factors in  connection  with the purchase  of any class of the  offered  certificates  listed  in the  section  entitled  "Risk
Factors" in the term sheet supplement.

This is an Excess Transaction as described in the term sheet supplement.

This is a Crossed Transaction as described in the term sheet supplement.

------------------------------------------------------------------------------------------------------------------------------------
                               LOAN GROUP I - COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE:                                                                                    30 Year Fixed Rate
-------------------------------------------------------------------------------------------- ---------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF DISCOUNT MORTGAGE LOANS          $390,000,000 (approximate)
(+/- 10%):
-------------------------------------------------------------------------------------------- ---------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                                    6.400%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE :                                                                            6.000%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                                             358
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                                71.50%
-------------------------------------------------------------------------------------------- ---------------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                            40.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                             60.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
CASH OUT REFINANCE (+/- 10):                                                                                 35.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                                              91.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
SECOND/VACATION HOME (+/- 4)                                                                                 4.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
INVESTOR PROPERTY:                                                                                           0.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                                               734
-------------------------------------------------------------------------------------------- ---------------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                                         35%
-------------------------------------------------------------------------------------------- ---------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                                    $490,000
-------------------------------------------------------------------------------------------- ---------------------------------------
PREPAYMENT PENALTIES :                                                                                       < 5%
-------------------------------------------------------------------------------------------- ---------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                               LOAN GROUP II - COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
------------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------- ---------------------------------------
MORTGAGE LOAN TYPE:                                                                                    30 Year Fixed Rate
-------------------------------------------------------------------------------------------- ---------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF DISCOUNT MORTGAGE LOANS          $312,000,000 (approximate)
(+/- 10%):
-------------------------------------------------------------------------------------------- ---------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                                    6.410%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE :                                                                            6.000%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                                             357
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                                72.60%
-------------------------------------------------------------------------------------------- ---------------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                            40.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                             55.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
CASH OUT REFINANCE (+/- 10):                                                                                 42.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                                              91.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
SECOND/VACATION HOME (+/- 4)                                                                                 4.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
INVESTOR PROPERTY:                                                                                           0.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                                               725
-------------------------------------------------------------------------------------------- ---------------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                                         30%
-------------------------------------------------------------------------------------------- ---------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                                    $525,000
-------------------------------------------------------------------------------------------- ---------------------------------------
PREPAYMENT PENALTIES :                                                                                        < 5%
-------------------------------------------------------------------------------------------- ---------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                         AGGREGATE MORTGAGE LOANS - COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
-------------------------------------------------------------------------------------------- ---------------------------------------
MORTGAGE LOAN TYPE:                                                                                    30 Year Fixed Rate
-------------------------------------------------------------------------------------------- ---------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF DISCOUNT MORTGAGE LOANS          $702,000,000 (approximate)
(+/- 10%):
-------------------------------------------------------------------------------------------- ---------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                                    6.400%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE :                                                                            6.000%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                                             358
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                                                71.99%
-------------------------------------------------------------------------------------------- ---------------------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                                            40.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                                             57.78%
-------------------------------------------------------------------------------------------- ---------------------------------------
CASH OUT REFINANCE (+/- 10):                                                                                 38.11%
-------------------------------------------------------------------------------------------- ---------------------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                                              91.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
SECOND/VACATION HOME (+/- 4)                                                                                 4.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
INVESTOR PROPERTY:                                                                                           0.00%
-------------------------------------------------------------------------------------------- ---------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                                               730
-------------------------------------------------------------------------------------------- ---------------------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                                                        32.78%
-------------------------------------------------------------------------------------------- ---------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                                    $505,556
-------------------------------------------------------------------------------------------- ---------------------------------------
PREPAYMENT PENALTIES :                                                                                        < 5%
-------------------------------------------------------------------------------------------- ---------------------------------------

The percentages set forth in the tables above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number expressed in parenthesis for a category in the tables above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date.  For example, the
Second/Vacation Home percentage for Loan Group I could vary from 0% to 8% of the aggregate principal balance of the actual mortgage loans to be included in the Loan Group I on the
Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The percentage expressed in parenthesis for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loans included in the related loan group on the Closing Date.  For example, the Aggregate
Stated Principal Balance of the mortgage loans included in Loan Group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the
Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:        The  Class A  Certificates  (other  than the  Class A-V and Class
                             A-P Certificates) and the Class R Certificates.

UNDERWRITER:                 Citigroup  Global  Markets Inc., or Citi.  Citi will purchase the offered  certificates  (other  than a de  minimis  portion of the
                             Class  R  Certificates)  on  the  closing  date,  subject  to the satisfaction  of the  conditions  set  forth in the  underwriting agreement.

SIGNIFICANT SERVICERS:       Homecomings   Financial,   LLC,  a  wholly-owned   subsidiary  of
                             Residential  Funding  Company,  LLC, or Residential  Funding,  is
                             expected  to  subservice  more  than 20% of the  mortgage  loans.
                             GMAC  Mortgage,  LLC, a  wholly-owned  subsidiary of  Residential
                             Funding, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:     Originators  that  originated  10% or more of the mortgage  loans include  Homecomings  Financial,  LLC, a wholly-owned  subsidiary of Residential Funding.

CUT-OFF DATE:                June 1, 2007.

CLOSING DATE:                On or about June 28, 2007.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business day, commencing in July 2007.

FORM OF CERTIFICATES:        Book-entry:   Class  A,  Class   A-P,   Class  A-V  and  Class  M
                             Certificates.
                             Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:       Investors  may  hold  the  beneficial  interests  in the  Class A
                             Certificates,   other   than   any   class   of   Interest   Only
                             Certificates  and any  class of  Retail  Certificates,  Class M-1
                             Certificates    and   Class   A-P    Certificates    in   minimum
                             denominations   representing  an  original  principal  amount  of
                             $100,000 and integral  multiples of $1 in excess  thereof.  Class
                             M-2 and  Class  M-3  Certificates  in  minimum  denominations  of
                             $250,000 and integral  multiples of $1 in excess  thereof.  Class
                             A-V   Certificates   and  any  other  class  of   Interest   Only
                             Certificates:     $2,000,000    notional    amount.    Class    R
                             Certificates: 20% percentage interests.

                             Any class of Class A  Certificates  that may be issued in minimum denominations  of less than  $25,000  are  referred  to herein as
                             "Retail  Certificates"  and are not offered  hereby.  The minimum denomination  for any  class of Retail  Certificates  will be set forth in the prospectus supplement.

SENIOR CERTIFICATES:         Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:    Class M-1,  Class M-2,  Class M-3, Class B-1, Class B-2 and Class
                             B-3.   The   Subordinate   Certificates   will   provide   credit
                             enhancement to the Senior Certificates.

ERISA:                       Subject  to  the  considerations  contained  in  the  term  sheet
                             supplement,   the  Class  A  and  Class  M  Certificates  may  be
                             eligible  for  purchase by persons  investing  assets of employee benefit plans or  individual  retirement  accounts.  Sales of the
                             Class R  Certificates  to such plans or  retirement  accounts are prohibited,  except as  permitted  in "ERISA  Considerations"  in the term sheet supplement.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When  issued  the  offered  certificates  rated in at  least  the second  highest  rating  category  by one of the rating  agencies will  be  "mortgage  related  securities"  for  purposes  of  the
                             Secondary  Mortgage  Market  Enhancement  Act of 1984,  or SMMEA,
                             and the remaining  classes of certificates  will not be "mortgage related securities" for purposes of SMMEA.

                             See "Legal  Investment"  in the term sheet  supplement and "Legal
                             Investment Matters" in the related base prospectus.

TAX STATUS:                  For federal  income tax  purposes,  the  depositor  will elect to treat  the  portion  of  the  trust  consisting  of  the  related mortgage  loans and  certain  other  segregated  assets as one or more  real  estate  mortgage  investment  conduits.  The  offered
                             certificates,   other  than  the  Class  R   Certificates,   will
                             represent  ownership  of  regular  interests  in  a  real  estate mortgage  investment  conduit  and  generally  will be treated as
                             representing   ownership   of  debt  for   federal   income   tax
                             purposes.   You  will  be  required  to  include  in  income  all
                             interest  and   original   issue   discount,   if  any,  on  such
                             certificates   in   accordance   with  the   accrual   method  of
                             accounting  regardless of your usual methods of  accounting.  For federal  income tax purposes,  the Class R  Certificates  for any series  will  represent  residual  interests  in  a  real  estate mortgage investment conduit.

                             For  further   information   regarding  the  federal  income  tax
                             consequences   of   investing   in  the   offered   certificates,
                             including  important  information  regarding the tax treatment of the  Class R  Certificates,  see  "Material  Federal  Income  Tax
                             Consequences"  in the term sheet  supplement  and in the  related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the
Class  M and  Class  B  Certificates,  as and to  the  extent  described  in  the  term  sheet supplement.  Most  realized  losses on the  mortgage  loans will be allocated to the Class B-3
Certificates,  then to the Class B-2 Certificates,  then to the Class B-1  Certificates,  then to the Class M-3 Certificates,  then to the Class M-2 Certificates,  and then to the Class M-1
Certificates,  to the extent  such class has a  certificate  principal  balance  greater  than zero.  When  this  occurs,  the  certificate  principal  balance  of the  class to  which  the realized loss is allocated is reduced, without a corresponding payment of principal.

If the  aggregate  certificate  principal  balance of the  Subordinate  Certificates  has been reduced to zero,  realized  losses on the  mortgage  loans in a loan  group will be  allocated
among  the  related  Senior  Certificates  in  accordance  with  their  respective   remaining
certificate  principal  balances or accrued  interest,  subject to the special rules described in the term sheet supplement.

Not all realized  losses will be allocated in the priority  described  above.  Realized losses due to  natural  disasters  such as floods  and  earthquakes,  fraud in the  origination  of a mortgage loan, or some realized  losses  related to the  bankruptcy of a mortgagor  related to the  mortgage  loans  in a loan  group  will  be  allocated  as  described  in  the  preceding paragraphs  only up to specified  amounts.  Realized  losses of these types on mortgage  loans in a loan group in excess of the  specified  amounts  and  losses  due to other  extraordinary events (as further described in the term sheet  supplement) will be allocated  proportionately among all outstanding  classes of certificates  related to that loan group except as stated in the term  sheet  supplement.  Therefore,  the  Subordinate  Certificates  do not act as credit enhancement for the related Senior Certificates for these realized losses.

See "Description of the  Certificates--Allocation  of Losses;  Subordination" in the term sheet supplement.

ADVANCES

For any  month,  if the Master  Servicer  does not  receive  the full  scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance funds to cover the amount of the scheduled payment  that was not made.  However,  the  Master  Servicer  will  advance  funds  only if it determines  that the advance will be recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date  on  which  the  aggregate  outstanding  principal  balance  of the mortgage  loans as of the  related  determination  date is less  than  10% of their  aggregate stated  principal  balance as of the cut-off  date,  the master  servicer may, but will not be required to:

        o      purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional purchase,  holders of the outstanding  certificates are entitled to receive the  outstanding  certificate  principal  balance of the  certificates in full with accrued interest,  as and to the extent described in the term sheet supplement.  However,  any optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the  most  subordinate  classes  of  certificates  outstanding,  if the  trust  then  holds properties  acquired from  foreclosing  upon defaulted loans. In either case, there will be no reimbursement of realized losses or interest shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The
Pooling and Servicing  Agreement--Termination;  Retirement of Certificates" in the related base prospectus.

                                        MAY 30, 2007

Filed pursuant to Rule 433 under the Securities Act of 1933, as amended

TERM SHEET SUPPLEMENT
(MULTIPLE LOAN GROUP STRUCTURES)
For use with base prospectus
dated April 6, 2007

                       RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                          DEPOSITOR
                               (COMMISSION FILE NO. 333-140614)

                               RESIDENTIAL FUNDING COMPANY, LLC
                                 SPONSOR AND MASTER SERVICER

                         S PROGRAM MORTGAGE PASS-THROUGH CERTIFICATES
                                         (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust,  also referred to as the issuing entity,  will be established to hold assets transferred  to it by the  depositor.  The  assets  of each  trust  will be  specified  in the prospectus  supplement for the related series of certificates and will generally  consist of a pool of one-to-four  family  residential  first lien mortgage loans,  divided into two or more loan groups.  The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The  certificates  will be issued in series,  each  having its own  designation.  Each  series will be issued  in one or more  classes  of senior  certificates  and one or more  classes  of subordinated  certificates.  Each class will  evidence  beneficial  ownership of and the right to a  specified  portion  of future  payments  on the  mortgage  loans  and any  other  assets included in the related  trust.  A term sheet may  accompany  this term sheet  supplement  for
any  series  and  may  set  forth  additional   information  about  the  mortgage  loans,  the
certificates and the trust for that series.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-8 IN THIS TERM SHEET SUPPLEMENT.

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE
SECURITIES  AND EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING TO WHICH THIS  COMMUNICATION
RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ THE  BASE  PROSPECTUS  IN THAT  REGISTRATION
STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR  MORE  COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE
BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY
UNDERWRITER  OR ANY  DEALER  PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE  TO  SEND  YOU THE
PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY CALLING THE  TOLL-FREE  NUMBER SET FORTH IN THE
PROSPECTUS SUPPLEMENT FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

THIS TERM SHEET  SUPPLEMENT IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL INFORMATION THAT IS
REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE  PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE
INFORMATION  IN THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY  AND IS SUBJECT TO  COMPLETION OR
CHANGE.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION
CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET  SUPPLEMENT  AND ANY OTHER FREE WRITING  PROSPECTUS
RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY  RELATED  TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL
OR A  SOLICITATION  OF AN OFFER  TO BUY  THESE  SECURITIES  IN ANY  STATE  WHERE  SUCH  OFFER,
SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS
APPROVED  OR  DISAPPROVED  OF THE  OFFERED  CERTIFICATES  OR  DETERMINED  THAT THIS TERM SHEET
SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE  RELATED  BASE  PROSPECTUS  IS  ACCURATE  OR
COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF
THIS OFFERING.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING
ENTITY,  AND DO NOT REPRESENT  INTERESTS IN OR  OBLIGATIONS OF  RESIDENTIAL  FUNDING  MORTGAGE
SECURITIES I, INC., AS THE DEPOSITOR,  RESIDENTIAL  FUNDING COMPANY,  LLC, AS THE SPONSOR,  OR
ANY OF THEIR AFFILIATES.

                                    EUROPEAN ECONOMIC AREA

In relation to each Member  State of the  European  Economic  Area which has  implemented  the
Prospectus  Directive,  each referred to in this term sheet  supplement  as a Relevant  Member
State,  each  underwriter  will  represent  and agree that with effect from and  including the date on  which  the  Prospectus  Directive  is  implemented  in that  Relevant  Member  State, referred to in this term sheet  supplement  as the Relevant  Implementation  Date,  it has not
made and will not make an offer  of any  class of  certificates  with a  minimum  denomination less than $100,000 to the public in that Relevant  Member State prior to the  publication of a prospectus  in  relation  to the  certificates  which  has  been  approved  by  the  competent authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant
Member State and notified to the  competent  authority in that Relevant  Member State,  all in accordance with the Prospectus  Directive,  except that it may, with effect from and including the  Relevant  Implementation  Date,  make an  offer of  certificates  to the  public  in that
Relevant Member State at any time:

(a)     to legal  entities  which are  authorized  or  regulated  to operate in the  financial markets or, if not so authorized or regulated,  whose  corporate  purpose is solely to invest in securities;

(b)     to any legal entity which has two or more of (1) an average of at least 250  employees during the last  financial  year;  (2) a total balance sheet of more than(euro)43,000,000 and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annuAL or consolidated accounts; or

(c)     in any other  circumstances  which do not require the  publication  by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in relation to any  certificates  in any  Relevant  Member State means the  communication  in any form  and by any  means  of  sufficient  information  on  the  terms  of  the  offer  and  the certificates  to be offered so as to enable an investor  to decide to  purchase  or  subscribe the certificates,  as the same may be varied in that Member State by any measure  implementing the  Prospectus  Directive  in that  Member  State,  and  (ii)  "Prospectus  Directive"  means
Directive  2003/71/EC and includes any relevant  implementing  measure in each Relevant Member
State.

                                        UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)     it has only  communicated  or caused to be communicated  and will only  communicate or cause to be communicated an invitation or inducement to engage in investment  activity
        (within the meaning of Section 21 of the Financial  Services and Markets Act, referred to in this term sheet  supplement as FSMA) received by it in connection with the issue or sale of the  certificates in  circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)     it has complied and will comply with all applicable  provisions of the FSMA with respect to anything done by it in relation to the certificates  in, from or otherwise  involving the United Kingdom.

  IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THE PROSPECTUS SUPPLEMENT FOR ANY CLASS OF
    OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH
                        RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We  provide  information  to you about any  series of  offered  certificates  in three or more separate documents that provide progressively more detail:

o       the related base  prospectus,  which provides general  information,  some of which may not apply to your series of offered certificates;

o       this term  sheet  supplement,  which  provides  general  information  about  series of certificates  issued pursuant to the depositor's "Jumbo A" fixed rate program, or the
         S Program, some of which may not apply to your series of offered certificates; and

o       one or more term sheets,  which may describe  terms  applicable  to the classes of the series of offered  certificates  described  therein,  may  provide a  description  of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The  registration  statement  to  which  this  offering  relates  is  Commission  File  Number
333-140614.

The depositor's  principal  offices are located at 8400 Normandale Lake Boulevard,  Suite 250,
Minneapolis, Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION  IN THIS  TERM  SHEET  SUPPLEMENT,  IF  CONVEYED  PRIOR  TO THE  TIME OF YOUR
CONTRACTUAL  COMMITMENT  TO  PURCHASE  ANY OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION
CONTAINED IN ANY PRIOR SIMILAR  MATERIALS  RELATING TO THE  CERTIFICATES.  THE  INFORMATION IN
THIS TERM SHEET  SUPPLEMENT  IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION  OR CHANGE.  THIS
TERM SHEET SUPPLEMENT IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT
THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET SUPPLEMENT AND TO SOLICIT AN
OFFER TO PURCHASE THE  CERTIFICATES,  WHEN, AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE MADE
BY YOU WILL  NOT BE  ACCEPTED  AND WILL NOT  CONSTITUTE  A  CONTRACTUAL  COMMITMENT  BY YOU TO
PURCHASE  ANY  OF  THE   CERTIFICATES,   UNTIL  WE  HAVE   ACCEPTED  YOUR  OFFER  TO  PURCHASE
CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE
ISSUING  ENTITY IS NOT OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE
UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS
OF  THE  UNDERWRITING  AGREEMENT  WITH  THE  ISSUING  ENTITY  AND  THE  AVAILABILITY  OF  SUCH
CERTIFICATES  WHEN,  AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED  THAT THE TERMS
OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING  THEM,  MAY
CHANGE (DUE,  AMONG OTHER THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE THE
POOL MAY BECOME  DELINQUENT  OR  DEFAULTED  OR MAY BE REMOVED OR REPLACED  AND THAT SIMILAR OR
DIFFERENT  MORTGAGE  LOANS  MAY BE  ADDED  TO THE  POOL,  AND  THAT  ONE OR  MORE  CLASSES  OF
CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED).  YOU ARE ADVISED THAT  CERTIFICATES  MAY
NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE UNDERWRITER'S
OBLIGATION  TO  SELL  SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS  AND
CERTIFICATES  HAVING  THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY REASON
THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY YOU, AND
NEITHER THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER
ALL OR ANY PORTION OF THE CERTIFICATES WHICH YOU HAVE COMMITTED TO PURCHASE.

AFFILIATIONS AMONG TRANSACTION PARTIES..S-33

    Primary Mortgage Insurance and Primary

    Distributions on Certain Classes of

    Principal Distributions on the Senior
    Certificates .......................S-63
    Principal Distributions on Certain
    Classes of Insured Certificates ....S-65
    Principal Distributions on the Class
    M Certificates .....................S-69
    Allocation of Losses; Subordination.S-73
    Advances............................S-80
    Residual Interests..................S-82
CERTAIN YIELD AND PREPAYMENT

    Realized Losses and Interest

    Floating Rate Certificate and Inverse
    Floating Rate Yield Considerations .S-93
    Principal Only Certificate and
    Interest Only Certificate
    Yield Considerations ...............S-95
    Class M-2 and Class M-3 Certificate
    Yield Considerations ...............S-96
    Additional Yield Considerations
    Applicable Solely to the

    The Master Servicer and
    Subservicers .......................S-98
HOMECOMINGS FINANCIAL, LLC PRIMARY
SERVICING PORTFOLIO ....................S-100
    Servicing and Other Compensation and

MATERIAL FEDERAL INCOME TAX
CONSEQUENCES ..........................S-109
    Special Tax Considerations Applicable
    to Certificates Related to any Yield
    Maintenance Agreement..............S-112
    Special Tax Considerations Applicable
    to Exchangeable Certificates ......S-113
    Special Tax Considerations Applicable

RATINGS S-118
LEGAL INVESTMENT.......................S-120
ERISA CONSIDERATIONS...................S-120

                                         RISK FACTORS

        The  offered  certificates  of  any  series  are  not  suitable  investments  for  all investors.  In particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment, credit, liquidity and market risks associated with that class.

        The offered certificates are complex securities.  You should possess,  either alone or together  with an investment  advisor,  the  expertise  necessary to evaluate the  information contained  in this term sheet  supplement  and the related base  prospectus  in the context of your financial situation and tolerance for risk.

        The mortgage  loans included in the trust  established  for any series will be divided into two or more loan groups.  The risks  associated  with an investment in different  classes of offered  certificates may be different as a result of the  characteristics  of the specific loan group to which the offered certificates relate.

        You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS MAY AFFECT RISK OF LOSS    Generally,  the  mortgage  loans  have  been  originated  using  underwriting
ON THE MORTGAGE LOANS.                            standards  that conform to those  published in Residential  Funding's  Client
                                                  Guide  for  the  "Jumbo  A"  program.   Applying  these   standards   creates
                                                  additional  risks  that  realized  losses  on  the  mortgage  loans  will  be allocated to certificateholders.

                                                  Examples include the following:

                                                  o   mortgage  loans that have  loan-to-value  ratios at  origination  of more than 80% of the value of the  mortgaged  property  may have an  increased risk that the value of the  mortgaged  property will not be sufficient to satisfy these mortgage loans upon foreclosure;
                                                  o   mortgage loans underwritten through the use of an automated  underwriting system may not  require  the  delivery of all or a portion of the related credit  files,  which  increases  the  risk  that the  borrower's  credit worthiness is not accurately represented; and
                                                  o   mortgage  loans made to  borrowers  whose  income is not  required  to be disclosed or verified may  increase the risk that the  borrower's  income is less than that represented.

                                                  Subject to some  limitations,  the mortgage loans with  loan-to-value  ratios over 80% are  expected  to be insured by primary  mortgage  insurance  to the extent described in this term sheet  supplement.  However,  if the insurer is unable to pay a claim,  the  amount of loss  incurred  on those  loans may be increased.

                                                  In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the  related  mortgaged  property  may be based on an  appraisal that is up to 24 months old if there is a supporting  broker's price opinion, automated  valuation,  drive-by appraisal or other certification of value. If such an  appraisal  does not reflect  current  market  values and such market values  have  declined,  the  likelihood  that  proceeds  from a sale  of the mortgaged  property  may be  insufficient  to  repay  the  mortgage  loan  is increased.

                                                  See "The  Trusts--The  Mortgage Loans " and "Certain Legal Aspects of Mortgage
                                                  Loans" in the related base prospectus.

THE RETURN ON YOUR CERTIFICATES COULD BE          The Servicemembers  Civil Relief Act, as amended, or the Relief Act, provides
REDUCED BY SHORTFALLS DUE TO THE SERVICEMEMBERS   relief to  borrowers  who enter active  military  service and to borrowers in
CIVIL RELIEF ACT.                                 reserve  status who are called to active duty after the  origination of their mortgage  loan.  Current  or future  military  operations  may  increase  the number of borrowers who are in active military service,  including persons in reserve  status who have been  called or will be called to active  duty.  The
                                                  Relief Act  provides  generally  that a borrower who is covered by the Relief
                                                  Act may not be charged  interest on a mortgage loan in excess of 6% per annum during the period of the  borrower's  active  duty.  Any  resulting  interest shortfalls  are not  required to be paid by the  borrower at any future time.
                                                  The master  servicer for the applicable  series of  certificates  will not be
                                                  required  to  advance  these  shortfalls  as  delinquent   payments  and  the
                                                  shortfalls  will not be  covered  by any form of  credit  enhancement  on the certificates.  Interest  shortfalls  on the  mortgage  loans  included in the trust  established for any series due to the application of the Relief Act or similar  legislation  or  regulations  will be applied to reduce the  accrued interest  on each  interest-bearing  class of  certificates  related  to that mortgage loan on a pro rata basis.

                                                  The Relief Act also limits the  ability of the  servicer  to  foreclose  on a mortgage  loan  during  the  borrower's  period of active  duty and,  in some cases,  during an  additional  three month  period  thereafter.  As a result, there may be delays in payment and increased  realized losses on the mortgage loans.  Those delays and increased  realized  losses on the mortgage loans in any loan group will be borne  primarily by the class of related  certificates of that series with a certificate  principal  balance  greater than zero with the lowest  payment  priority,  other than any class of  certificates  of any series covered by a financial  guaranty policy as and to the extent set forth in the prospectus supplement for that class.

                                                  We will not know how many  mortgage  loans  included  in any loan  group have been or may be  affected  by the  application  of the  Relief  Act or similar legislation or regulations.

                                                  See the definition of Accrued Certificate  Interest under the "Description of the  Certificates--Glossary  of  Terms"  in this  term  sheet  supplement  and
                                                  "Certain Legal Aspects of Mortgage  Loans--Servicemembers Civil Relief Act" in
                                                  the related base prospectus.

THE RETURN ON YOUR CERTIFICATES MAY BE AFFECTED   Realized  losses on the  mortgage  loans may occur due to a wide  variety  of
BY REALIZED LOSSES ON THE MORTGAGE LOANS IN THE   causes,  including a decline in real estate values as well as adverse changes
RELATED MORTGAGE LOAN GROUP, WHICH COULD OCCUR    in the  borrower's  financial  condition.  A decline in real estate values or
DUE TO A VARIETY OF CAUSES.                       economic  conditions  nationally  or  in  the  regions  where  the  mortgaged properties are  concentrated  may increase the risk of realized losses on the mortgage loans.

THE RETURN ON YOUR CERTIFICATES MAY BE            One  risk of  investing  in  mortgage-backed  securities  is  created  by any
PARTICULARLY SENSITIVE TO CHANGES IN REAL         concentration  of the related  properties in one or more geographic  regions.
ESTATE MARKETS IN SPECIFIC REGIONS.               If the  regional  economy or housing  market  weakens in any region  having a significant  concentration of properties underlying the mortgage loans in any loan group,  the mortgage loans in that region may  experience  high rates of loss and  delinquency,  resulting in losses to holders of the related  series of certificates.  A region's  economic  condition and housing market may also be adversely  affected by a variety of events,  including  natural  disasters such as  earthquakes,  hurricanes,  floods,  tornadoes and  eruptions,  civil disturbances such as riots, by disruptions such as ongoing power outages,  or terrorist  actions  or acts of  war.  The  economic  impact  of any of  those events may also be felt in areas  beyond the region  immediately  affected by the disaster or  disturbance.  The  properties  underlying the mortgage loans included  in any  loan  group  may be  concentrated  in these  regions.  This concentration  may  result in greater  losses to holders of the  certificates than those generally present for similar  mortgage-backed  securities without that concentration.

THE RETURN ON YOUR CERTIFICATES WILL BE REDUCED   Except as is otherwise set forth in the prospectus  supplement for a class of
IF REALIZED LOSSES EXCEED THE CREDIT              certificates,   the  only  credit   enhancement   for  any  class  of  senior
ENHANCEMENT AVAILABLE TO YOUR CERTIFICATES.       certificates in any certificate group will be the  subordination  provided by the Class M and Class B Certificates  related to that certificate  group (and with respect to any class of super  senior  certificates,  the  subordination provided by the related class or classes of senior support certificates,  and with respect to any class of insured  certificates of any series,  the credit enhancement  provided  by the  financial  guaranty  insurance  policy and any applicable  reserve  fund as and to the  extent  set forth in the  prospectus supplement  for that  class).  The only  credit  enhancement  for any Class M
                                                  Certificates in any certificate group will be the  subordination  provided by
                                                  the  related  Class  B  Certificates   and  any  class  of  related  Class  M
                                                  Certificates,  if any,  with a lower payment  priority  than that class.  You should also be aware that the credit  enhancement  provided for some types of realized losses may be limited.

                                                  See "Description of the Certificates-Allocation of Losses;  Subordination" in
                                                  this term sheet supplement.

THE VALUE OF YOUR CERTIFICATES MAY BE REDUCED     If the  performance of the mortgage  loans included in the trust  established
IF REALIZED LOSSES ARE HIGHER THAN EXPECTED.      for any series is  substantially  worse than  assumed by the rating  agencies rating any class of certificates of that series,  the ratings of any class of those  certificates may be lowered in the future.  This would probably reduce the value of those certificates.  None of the depositor,  the master servicer nor any other  entity  will have any  obligation  to  supplement  any  credit enhancement,  or to take any  other  action  to  maintain  any  rating of the certificates.

A TRANSFER OF MASTER  SERVICING  IN THE EVENT OF  If the master  servicer  defaults  in its  obligations  under the pooling and
A MASTER SERVICER  DEFAULT MAY INCREASE THE RISK  servicing  agreement,  the  master  servicing  of the  mortgage  loans may be
OF PAYMENT APPLICATION ERRORS                     transferred  to the trustee or an  alternate  master  servicer,  as described under "The  Pooling and  Servicing  Agreement - Rights Upon Event of Default"
                                                  in the  related  base  prospectus.  In the event of such a transfer of master servicing there may be an increased risk of errors in applying  payments from borrowers or in transmitting  information  and funds to the successor  master servicer.

SOME OF THE MORTGAGE LOANS HAVE AN INITIAL        A portion of the mortgage  loans  included in the trust  established  for any
INTEREST-ONLY PERIOD, WHICH MAY INCREASE THE      series may have initial  interest-only  periods of varying  duration.  During
RISK OF LOSS AND DELINQUENCY ON THESE MORTGAGE    this period,  the payment made by the related  borrower  will be less than it
LOANS.                                            would be if the  mortgage  loan  amortized.  In addition,  the mortgage  loan balance will not be reduced by the  principal  portion of  scheduled  monthly payments  during this  period.  As a result,  no principal  payments  will be made to the  certificates  of the related  series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                                  After the initial  interest-only  period,  the scheduled  monthly  payment on
                                                  these  mortgage   loans  will   increase,   which  may  result  in  increased
                                                  delinquencies by the related  borrowers,  particularly if interest rates have increased  and the borrower is unable to refinance.  In addition,  losses may be  greater  on these  mortgage  loans as a result of the  mortgage  loan not amortizing  during the early  years of these  mortgage  loans.  Although  the amount  of  principal  included  in  each  scheduled  monthly  payment  for a traditional  mortgage  loan is  relatively  small  during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.

                                                  Mortgage  loans with an initial  interest-only  period are  relatively new in the mortgage  marketplace.  The  performance  of these  mortgage loans may be
                                                  significantly   different  than  mortgage  loans  that  fully  amortize.   In
                                                  particular,  there  may  be  a  higher  expectation  by  these  borrowers  of refinancing  their mortgage loans with a new mortgage loan, in particular one with an  initial  interest-only  period,  which may result in higher or lower prepayment  speeds  than  would  otherwise  be the  case.  In  addition,  the failure to build  equity in the  related  mortgaged  property  by the related mortgagor  may affect the loss,  delinquency  and  prepayment  experience  of these mortgage loans.

RISKS RELATING TO PRIMARY MORTGAGE INSURERS
YOU MAY INCUR LOSSES IF A PRIMARY MORTGAGE        Subject to limited  exceptions,  the  mortgage  loans in each loan group that
INSURER FAILS TO MAKE PAYMENTS UNDER A PRIMARY    have an LTV ratio at  origination in excess of 80% are expected to be insured
MORTGAGE INSURANCE POLICY                         by a  primary  mortgage  insurance  policy.  If  such a  mortgage  loan  were subject to a  foreclosure  and the value of the  related  mortgaged  property were not sufficient to satisfy the mortgage loan,  payments under the primary mortgage  insurance  policy  would be  required  to avoid any  losses,  or to reduce the  losses on,  such a  mortgage  loan.  If the  insurer is unable or refuses  to pay a claim,  the amount of such  losses  would be  allocated  to holders of the related classes of certificates as realized losses.

RISKS RELATING TO COOPERATIVE LOANS
COOPERATIVE LOANS HAVE CERTAIN CHARACTERISTICS    Some of the mortgage  loans may not be secured  directly by real property but
THAT MAY INCREASE THE RISK OF LOSS                may be cooperative  loans.  A cooperative  loan is secured by a first lien on shares issued by the cooperative  corporation that owns the related apartment building  and  on  the  related  proprietary  lease  or  occupancy  agreement granting  exclusive  rights to occupy a specific unit within the cooperative.
                                                  Cooperative  loans  have  certain   characteristics  that  may  increase  the
                                                  likelihood of realized  losses,  although  historically the rate of losses on cooperative loans has been comparable to losses on  non-cooperative  mortgage loans.

                                                  The proprietary lease or occupancy  agreement  securing a cooperative loan is
                                                  subordinate,   in  most  cases,  to  any  blanket  mortgage  on  the  related
                                                  cooperative   apartment   building  or  on  the   underlying   land.  If  the
                                                  cooperative  is unable to meet the payment  obligations  (i) arising under an underlying  mortgage,  the  mortgagee  holding an underlying  mortgage  could foreclose on that mortgage and terminate all subordinate  proprietary  leases and occupancy  agreements or (ii) arising under its land lease, the holder of the  landlord's  interest  under the land lease  could  terminate  it and all subordinate proprietary leases and occupancy agreements.

                                                  Additionally,  the proprietary lease or occupancy agreement may be terminated and  the  cooperative  shares  may be  cancelled  by the  cooperative  if the tenant-stockholder  fails to pay maintenance or other  obligations or charges owed by the  tenant-stockholder.  A default by the  tenant-stockholder  under the  proprietary  lease or  occupancy  agreement  will  usually  constitute a
                                                  default   under  the   security   agreement   between   the  lender  and  the
                                                  tenant-stockholder.  In the event of a foreclosure  under a cooperative loan, the  mortgagee  will be  subject to certain  restrictions  on its  ability to
                                                  transfer  the   collateral   and  the  use  of  proceeds  from  any  sale  of
                                                  collateral.  See  "Certain  Legal  Aspects  of  Mortgage  Loans--The  Mortgage
                                                  Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

PAYMENTS ON THE MORTGAGE LOANS ARE THE PRIMARY    The certificates  offered in each series will represent interests only in the
SOURCE OF PAYMENTS ON YOUR CERTIFICATES.          trust  established  for that series.  The  certificates  do not  represent an ownership interest in or obligation of the depositor,  the master servicer or
                                                  any  of  their  affiliates.   If  proceeds  from  the  assets  of  the  trust
                                                  established  for any series of  certificates  are not  sufficient to make all payments  provided  for under the pooling and  servicing  agreement  for that series,  investors  will  have  no  recourse  to the  depositor,  the  master servicer  or any other  entity,  and will  incur  losses.  Additional  credit enhancement  will be provided  for any class of insured  certificates  of any series  by  the  applicable  financial  guaranty  insurance  policy  and  any applicable  reserve  fund as and to the  extent  set forth in the  prospectus supplement for that class.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD YOUR CERTIFICATES TO         A secondary market for the offered  certificates  may not develop.  Even if a
MATURITY IF THEIR MARKETABILITY IS LIMITED.       secondary  market does  develop,  it may not  continue or it may be illiquid.
                                                  Neither the  underwriters  for the related  series nor any other  person will have any obligation to make a secondary market in your certificates,  and you
                                                  generally  have  no  right  to  request   redemption  of  your  certificates.
                                                  Illiquidity  means you may not be able to find a buyer to buy your securities readily  or at  prices  that will  enable  you to  realize  a desired  yield.
                                                  Illiquidity  can have a severe  adverse  effect on the  market  value of your certificates.

                                                  Any  class of  offered  certificates  may  experience  illiquidity,  although generally  illiquidity  is  more  likely  for  classes  that  are  especially sensitive to  prepayment,  such as any Principal  Only  Certificates  and any
                                                  Interest   Only   Certificates,   or  credit  risk,   such  as  the  Class  M
                                                  Certificates,   or  that  have  been   structured  to  meet  the   investment
                                                  requirements of limited categories of investors.

BANKRUPTCY RISKS

BANKRUPTCY PROCEEDINGS COULD DELAY OR REDUCE      The  transfer  of the  mortgage  loans  from  any  applicable  seller  to the
DISTRIBUTIONS ON THE CERTIFICATES.                depositor  will be intended by the parties to be and will be  documented as a sale.  However,  if  any  seller  were  to  become  bankrupt,  a  trustee  in bankruptcy  could  attempt  to  recharacterize  the  sale  of the  applicable mortgage  loans as a loan secured by those  mortgage  loans or to consolidate those mortgage  loans with the assets of that seller.  Any such attempt could result  in a delay in or  reduction  of  collections  on the  mortgage  loans included in the trust  established for any series  available to make payments on the certificates of that series.

THE BANKRUPTCY OF A BORROWER MAY INCREASE THE     If a borrower becomes subject to a bankruptcy proceeding,  a bankruptcy court
RISK OF LOSS ON A MORTGAGE LOAN.                  may  require  modifications  of  the  terms  of a  mortgage  loan  without  a
                                                  permanent   forgiveness  of  the  principal  amount  of  the  mortgage  loan.
                                                  Modifications  have  included  reducing the amount of each  monthly  payment, changing  the rate of  interest  and  altering  the  repayment  schedule.  In addition, a court having federal bankruptcy  jurisdiction may permit a debtor to cure a  monetary  default  relating  to a  mortgage  loan on the  debtor's residence by paying  arrearages  within a reasonable  period and  reinstating
                                                  the  original  mortgage  loan  payment  schedule,   even  though  the  lender
                                                  accelerated  the mortgage  loan and final  judgment of  foreclosure  had been entered in state court.  In addition,  under the federal  bankruptcy law, all actions  against a borrower and the  borrower's  property  are  automatically stayed upon the filing of a bankruptcy petition.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR CERTIFICATES WILL VARY          The yield to  maturity  on each class of offered  certificates  of any series
DEPENDING ON VARIOUS FACTORS.                     will depend on a variety of factors, including:

                                                      o   the rate and timing of  principal  payments on the  related  mortgage
                                                          loans,   including  prepayments,   defaults  and  liquidations,   and
                                                          repurchases due to breaches of representations or warranties;

                                                      o   the  allocation of principal  payments on the related  mortgage loans among the various classes of related offered certificates;

                                                      o   realized  losses and  interest  shortfalls  on the  related  mortgage loans;

                                                      o   the pass-through rate for that class; and

                                                      o   the purchase price of that class.

                                                  The rate of prepayments  is one of the most  important and least  predictable of these factors.

                                                  No  assurances  are  given  that  the  mortgage  loans  will  prepay  at  any particular rate.

                                                  In addition,  the master  servicer may purchase any mortgage  loan that is at
                                                  least  three  months   delinquent.   Such  repurchases   would  increase  the
                                                  prepayment rates on the mortgage loans.

                                                  In  general,  if you  purchase  a  certificate  at a price  higher  than  its outstanding  certificate  principal  balance and principal  distributions  on your certificate occur faster than you assumed at the time of purchase,  your yield  will be lower  than you  anticipated.  Conversely,  if you  purchase a certificate  at a price  lower  than its  outstanding  certificate  principal balance and principal  distributions on that class occur more slowly than you assumed  at the  time  of  purchase,  your  yield  will  be  lower  than  you anticipated.

THE RATE OF PREPAYMENTS ON THE MORTGAGE LOANS     Since  mortgagors,  in most cases,  can prepay  their  mortgage  loans at any
WILL VARY DEPENDING ON FUTURE MARKET CONDITIONS   time,  the  rate  and  timing  of  principal  distributions  on  the  offered
AND OTHER FACTORS.                                certificates  are highly  uncertain and are dependent  upon a wide variety of
                                                  factors,   including  general  economic   conditions,   interest  rates,  the
                                                  availability  of  alternative  financing and homeowner  mobility.  Generally, when market  interest  rates  increase,  borrowers  are less likely to prepay their  mortgage  loans.  This could result in a slower return of principal to you at a time when you  might  have been  able to  reinvest  your  funds at a higher  rate  of  interest  than  the  pass-through  rate on  your  class  of certificates.  On the  other  hand,  when  market  interest  rates  decrease, borrowers  are generally  more likely to prepay their  mortgage  loans.  This could result in a faster  return of principal to you at a time when you might not be  able  to  reinvest  your  funds  at an  interest  rate as high as the pass-through rate on your class of certificates.

                                                  Refinancing  programs,  which  may  involve  soliciting  all or  some  of the mortgagors  to  refinance  their  mortgage  loans,  may  increase the rate of prepayments  on  the  mortgage  loans.  These  refinancing  programs  may  be offered by the master servicer, any subservicer or their affiliates,  and may
                                                  include  streamlined   documentation  programs.   Streamlined   documentation
                                                  programs   involve  less   verification  of  underwriting   information  than
                                                  traditional documentation programs.

                                                  See "Certain Yield and Prepayment  Considerations--Prepayment  Considerations"
                                                  in this term sheet  supplement and "Maturity and  Prepayment  Considerations"
                                                  in the related base prospectus.

THE RECORDING OF MORTGAGES IN THE NAME OF MERS    The  mortgages  or  assignments  of  mortgage  for  all or a  portion  of the
MAY AFFECT THE YIELD ON THE CERTIFICATES.         mortgage  loans  included  in the trust  established  for any series may have been or may be  recorded  in the  name of  Mortgage  Electronic  Registration
                                                  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the  originator  and its successors  and  assigns.  Subsequent  assignments  of  those  mortgages  are
                                                  registered   electronically  through  the  MERS(R)System.  However,  if  MERS discontinues  the  MERS(R)System  and  it  becomes  necessary  to  record  an assignment  of the  mortgage to the trustee for any series,  then any related expenses  shall be paid by the  related  trust  and will  reduce  the  amount available to pay principal of and interest on the related  certificates  with certificate  principal  balances  greater  than zero with the lowest  payment priorities.

                                                  The  recording of mortgages in the name of MERS is a relatively  new practice in the mortgage lending  industry.  Public  recording  officers and others in the  mortgage  industry may have  limited,  if any,  experience  with lenders seeking to foreclose  mortgages,  assignments  of which are  registered  with
                                                  MERS.  Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings and conducting  foreclosure sales of the mortgaged  properties  could result.  Those delays and  additional  costs could in turn delay the  distribution  of liquidation  proceeds to holders of the related  certificates  and  increase the amount of losses on the mortgage loans.

                                                  For  additional   information  regarding  MERS  and  the  MERS(R)System,  see
                                                  "Description  of the  Mortgage  Pool--Loan  Groups"  and  "Certain  Yield  and
                                                  Prepayment  Considerations--Realized  Losses and Interest  Shortfalls" in this term sheet  supplement and  "Description  of the  Certificates--Assignment  of
                                                  Trust Assets" in the related base prospectus.

SPECIFIC RISK FACTORS APPLICABLE TO SOME CLASSES OF CERTIFICATES

THE YIELD ON YOUR  CERTIFICATES WILL BE AFFECTED  The  offered  certificates  of each  class  included  in a series  will  have
BY THE SPECIFIC  TERMS THAT APPLY TO THAT CLASS,  different yield  considerations  and different  sensitivities to the rate and
DISCUSSED BELOW.                                  timing of  principal  distributions,  as more  fully  described  in this term sheet  supplement and the prospectus  supplement for any class of any series.
                                                  A description of the categories of  certificates  that may be included in any series is set forth under  "Description of the  Certificates--General"  in the related base prospectus,  and the following is a general  discussion of yield considerations  and  prepayment  sensitivities  of some of the  categories of certificates that may be included in any series.

                                                  See  "Certain  Yield  and  Prepayment  Considerations"  in  this  term  sheet supplement.

CLASS A CERTIFICATES                              The  Class A  Certificates  of any  series,  other  than  any  interest  only certificates,  may be subject to various priorities for payment of principal.
                                                  Distributions  of  principal  on the  Class  A  Certificates  of  any  series entitled to principal  distributions with an earlier priority of payment will be affected by the rates of  prepayment of the related  mortgage  loans early
                                                  in  the  life  of  the  related  loan  group.   Those   classes  of  Class  A
                                                  Certificates of any series entitled to principal  distributions  with a later priority  of  payment  will be  affected  by the rates of  prepayment  of the related mortgage loans  experienced both before and after the commencement of principal  distributions  on those  classes,  and will be more  likely  to be affected  by  losses  on  the  related  mortgage  loans  not  covered  by any applicable  credit  enhancement since these classes will be outstanding for a longer period of time.

                                                  See  "Description of the  Certificates--Principal  Distributions on the Senior
                                                  Certificates" in this term sheet supplement.

CLASS A-P CERTIFICATES                            The Class A-P Certificates  will receive a portion of the principal  payments only on the  mortgage  loans in the related loan group that have net mortgage rates  lower  than the  discount  mortgage  rate set forth in the  prospectus
                                                  supplement  for  that  series.   Therefore,   the  yield  on  the  Class  A-P
                                                  Certificates will be extremely  sensitive to the rate and timing of principal prepayments  and  defaults on the  mortgage  loans in the related  loan group that have net mortgage rates lower than the specified discount mortgage rate.
                                                  Mortgage  loans with lower  mortgage rates are less likely to be prepaid than mortgage  loans with higher  mortgage  rates.  If prepayments of principal on the mortgage  loans in a loan group that have net  mortgage  rates lower than the specified  discount mortgage rate occur at a rate slower than an investor assumed at the time of purchase,  the  investor's  yield in the related Class
                                                  A-P Certificates will be adversely affected.

CLASS A-V CERTIFICATES                            The Class A-V  Certificates  will receive a portion of the interest  payments only from  mortgage  loans in the related  loan group that have net  mortgage rates  higher than the  discount  mortgage  rate set forth in the  prospectus
                                                  supplement  for  that  series.   Therefore,   the  yield  on  the  Class  A-V
                                                  Certificates will be extremely  sensitive to the rate and timing of principal prepayments  and  defaults on the  mortgage  loans in the related  loan group that have net mortgage  rates  higher than the  specified  discount  mortgage rate.

                                                  Mortgage loans with higher  mortgage rates are more likely to be prepaid than mortgage  loans with lower  mortgage  rates.  If the mortgage loans in a loan group  that  have net  mortgage  rates  higher  than the  specified  discount mortgage  rate are prepaid at a rate  faster than an investor  assumed at the
                                                  time  of  purchase,   the  yield  to  investors  in  the  related  Class  A-V
                                                  Certificates  will  be  adversely  affected.   Investors  in  the  Class  A-V
                                                  Certificates  should fully consider the risk that a rapid rate of prepayments on the mortgage  loans in the related loan group that have net mortgage rates higher  than the  specified  discount  mortgage  rate for that  series  could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES                              The  yield to  investors  in any  class of the  Class M  Certificates  of any series will be  sensitive  to the rate and timing of  realized  losses on the related mortgage loans included in the trust  established for that series, if those realized losses are not covered by a more subordinate  class of Class M or Class B Certificates of that certificate group.

                                                  It is not  expected  that a class of  Class M  Certificates  included  in any series  will  receive  any  distributions  of  principal  prepayments  on the related  mortgage  loans for the first five years after the closing  date for that  series  unless  the  aggregate  certificate  principal  balance  of the related senior certificates  included in that series has been reduced to zero during that period.  After this initial period,  all or a  disproportionately large portion of principal  prepayments on the related  mortgage loans may be allocated  to the senior  certificates  of that series as  described  in this term sheet  supplement,  and none or a  disproportionately  small  portion of principal  prepayments  on the  related  mortgage  loans  may be  paid to the holders of the related Class M and Class B Certificates  unless the aggregate certificate  principal balance of the related senior certificates included in that  series has been  reduced to zero.  As a result,  the  weighted  average lives of the Class M  Certificates  included in any series may be longer than would otherwise be the case.

                                                  See "Description of the Certificates--Allocation of Losses;  Subordination" in
                                                  this term sheet supplement.

ACCRUAL CERTIFICATES AND PARTIAL ACCRUAL          Because accrual  certificates  are not entitled to receive any  distributions
CERTIFICATES                                      of  interest  for some period of time and partial  accrual  certificates  are entitled  to  smaller  distributions  of  interest  that are  based on only a
                                                  portion  of  the  certificate   principal  balance  of  that  class,  accrual
                                                  certificates  and  partial  accrual  certificates  of any series  will likely
                                                  experience   significant  price  and  yield   volatility.   Investors  should
                                                  consider whether this volatility is suitable to their investment needs.

COMPANION CERTIFICATES                            A class of companion  certificates  of any series may receive  small or large distributions of principal on each  distribution date to the extent necessary to  stabilize  principal  distributions  to one or more  classes  of  planned principal classes,  targeted principal classes or scheduled principal classes
                                                  of  that  series.   Due  to  the   companion   nature  of  these  classes  of
                                                  certificates,  these  certificates  will  likely  experience  price and yield volatility.  Investors in a class of companion  certificates  should consider whether this volatility is suitable to their investment needs.

COMPONENT CERTIFICATES                            A class of  component  certificates  of any series may consist of  components with  different  principal  and  interest  payment  characteristics.  As each component of a class of component  certificates  may be identified as falling into  one or more of the  categories  set  forth  under  "Description  of the
                                                  Certificates--General"   in  the  related  base  prospectus,   that  class  of
                                                  component  certificates  may bear the  risks,  including  the price and yield volatility,  associated  with the  categories  of  certificates  described in these risk factors to the extent of each applicable  component.  Investors in a class of  component  certificates  should  consider  whether  the risks and volatility  associated  with any component of that class is suitable to their investment needs.

EXCHANGEABLE CERTIFICATES                         The  characteristics of any class of exchangeable  certificates of any series will reflect, in the aggregate,  generally the characteristics of the related exchanged  certificates  of that series.  Investors  are  encouraged  to also consider a number of factors  that will limit a  certificateholder's  ability to exchange  exchanged  certificates for  exchangeable  certificates and vice versa:

                                                  o       At the time of the proposed exchange,  a  certificateholder  must own
                                                          certificates   of  the   related   class  or  classes  in  the  exact
                                                          proportions  necessary to make the desired  exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

                                                  o       A certificateholder  that does not own the certificates may be unable to  obtain  the  necessary  exchanged  certificates  or  exchangeable certificates.

                                                  o       The  certificateholder  of any class of  certificates  required for a desired  combination  may refuse to sell them at a  reasonable  price
                                                          (or any price) or may be unable to sell them.

                                                  o       Certain  certificates  may have been  purchased  or placed into other financial structures and thus be unavailable.

                                                  o       Principal  distributions  and  reductions  in notional  amounts  will decrease the amounts available for exchange over time.

                                                  o       Only the  combinations  listed in the related  prospectus  supplement are permitted.

                                                  o       The record  dates for  exchangeable  certificates  and the  exchanged certificates that are the subject of the exchange must be the same.

FLOATING RATE CERTIFICATES AND INVERSE FLOATING   The interest rate on any class of floating rate certificates  included in any
RATE CERTIFICATES                                 series will vary in accordance  with the  applicable  interest rate index set forth in the prospectus  supplement for that class.  The interest rate on any class of inverse floating rate certificates  included in any series will vary
                                                  inversely  with  the  applicable   interest  rate  index  set  forth  in  the
                                                  prospectus  supplement for that class.  Therefore,  the yield to investors on
                                                  any  class  of  floating   rate   certificates   or  inverse   floating  rate
                                                  certificates  will be extremely  sensitive to  fluctuations of the applicable interest rate index.

INSURED CERTIFICATES                              Investors in any class of insured  certificates of any series should be aware that payments of principal on those  certificates may be allocated  according to a  random  lot  procedure,  to the  extent  set  forth  in the  prospectus supplement for that class of insured  certificates of that series.  Therefore it is highly  uncertain  that  payments will be made to any investor in those certificates on the date desired by that investor.

                                                  In addition,  any class of insured  certificates of any series may be subject
                                                  to  special  rules  regarding  the  procedures,   practices  and  limitations
                                                  applicable  to  the  distribution  of  principal  to  the  holders  of  these certificates,  to the extent set forth in the prospectus  supplement for that class of insured  certificates of that series.  Insured  certificates subject to these  procedures,  practices and  limitations  may not be an  appropriate investment  for you if you require  distribution  of a  particular  amount of principal  on a  predetermined  date or an  otherwise  predictable  stream of principal  distributions.  If you purchase  insured  certificates  subject to
                                                  these  procedures,   practices  and  limitations,  we  cannot  give  you  any
                                                  assurance that you will receive a  distribution  in reduction of principal on any particular distribution date.

                                                  See  "Description  of the  Certificates--Principal  Distributions  on  Certain
                                                  Classes of Insured Certificates" in this term sheet supplement.
                                                  Investors in a class of insured  certificates  of any series  should be aware that the related financial  guaranty insurance policy will not cover interest shortfalls  attributable  to  prepayments or interest  shortfalls  related to
                                                  Relief Act reductions on the related  mortgage loans,  except as is otherwise
                                                  set  forth  in  the   prospectus   supplement   for  that  class  of  insured
                                                  certificates of that series.

INTEREST ONLY CERTIFICATES                        A class of  interest  only  certificates  included  in any series will not be entitled to principal  distributions and will receive interest  distributions based on a notional amount,  which,  other than with respect to any Class A-V
                                                  Certificates,  may be based on all or a portion of the certificate  principal balance  of one or more  classes  of  certificates  included  in the  related series.  Investors in a class of interest only  certificates  should be aware that the yield on that  class  will be  extremely  sensitive  to the rate and
                                                  timing  of   principal   payments  on  the   related   class  or  classes  of
                                                  certificates,  and that rate may fluctuate  significantly over time. A faster than expected  rate of principal  payments on the related class or classes of certificates  will have an  adverse  effect on the  yield to  investors  in a class of interest  only  certificates  and could  result in their  failure to fully recover their initial investments.

LOCKOUT CERTIFICATES                              As  described  in  the  prospectus  supplement  for  that  class  of  lockout certificates of any series,  a class of lockout  certificates may not receive distributions  of principal  prepayments on the related  mortgage loans for a period of time and, as described in the prospectus  supplement for that class of  certificates,  may not be expected to receive  distributions of scheduled principal  payments  on the  related  mortgage  loans  for a period  of time.
                                                  After the expiration of the initial period,  such  certificates may receive a distribution of principal  prepayments on the related  mortgage loans that is smaller than that class's pro rata share and, as described in the  prospectus supplement  for that class of  certificates,  may receive a  distribution  of scheduled  principal  payments on the related  mortgage loans that is smaller than that class's pro rata share.

PLANNED PRINCIPAL CERTIFICATES OR PACS            Based on the structuring  assumptions  described in the prospectus supplement for that class, any class of planned principal  certificates  included in any series  will  be  structured  so  that  principal  payments  will  be made in accordance  with a schedule  related to that class,  but only if the mortgage loans in the related loan group prepay at a constant  rate within a specified range.  If  prepayments on the mortgage loans in the related loan group occur at a rate below  that  range,  the  weighted  average  lives of that class of planned  principal  certificates  may be  extended.  On the  other  hand,  if prepayments  on the mortgage  loans in the related loan group occur at a rate above  that  range,  the  weighted  average  lives of that  class of  planned principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES                       A  class  of  principal  only  certificates  included  in any  series  is not entitled  to receive  distributions  of  interest.  Investors  in a principal only  certificate  should be aware that if  prepayments  of  principal on the mortgage loans in the related loan group and  distributed to that class occur at a rate  slower  than an  investor  assumed  at the time of  purchase,  the investor's yield will be lower than anticipated.

SCHEDULED PRINCIPAL CERTIFICATES                  Based on the structuring  assumptions  described in the prospectus supplement for that class,  any class of scheduled  principal  certificates  included in any series will be  structured  so that  principal  payments  will be made in accordance  with a schedule  related to that class,  but only if the mortgage loans in the  related  loan  group  prepay  at the rate or rates  assumed  in developing  the  applicable  schedule for that class.  If  prepayments on the mortgage  loans in the  related  loan group occur at a rate below the assumed rate or  rates,  the  weighted  average  lives  of that  class  of  scheduled principal  certificates  may be extended.  On the other hand, if  prepayments on the  mortgage  loans in the  related  loan group occur at a rate above the assumed rate or rates,  the weighted average lives of that class of scheduled principal certificates may be reduced.

SENIOR SUPPORT CERTIFICATES                       Investors in a class of senior support  certificates  of any series should be aware that all or a portion of losses on the  mortgage  loans in the  related loan  group  otherwise  allocable  to the  related  class or classes of super senior  certificates  will be  allocated  to that  class  of  senior  support certificates as and to the extent set forth in the prospectus  supplement for that  class.  Therefore,  the  yield to  maturity  on that  class  of  senior
                                                  support   certificates  will  be  extremely  sensitive  to  losses  otherwise allocable to the related class or classes of super senior certificates.

TARGETED PRINCIPAL CERTIFICATES OR TACS           Based on the structuring  assumptions  described in the prospectus supplement for that class,  any class of targeted  principal  certificates of any series is  structured  so that  principal  payments  on the  mortgage  loans  in the related  loan group  will be made in  accordance  with a schedule  related to that class,  but only if the mortgage  loans in the related loan group prepay at the  constant  rate  assumed in  establishing  the  related  schedule.  If prepayments  on the mortgage  loans in the related loan group occur at a rate below  that  rate,  the  weighted  average  lives of that  class of  targeted principal  certificates  may be extended.  On the other hand, if  prepayments on the  mortgage  loans in the related  loan group occur at a rate above that rate,  the  weighted  average  lives  of that  class  of  targeted  principal certificates may be reduced.

CERTIFICATES  RELATED  TO ANY YIELD  MAINTENANCE  As set forth in the prospectus  supplement for a class of  certificates,  the
AGREEMENT                                         holders of certain  certificates  may benefit from a series of interest  rate cap  payments  pursuant to a yield  maintenance  agreement.  The purpose of a yield  maintenance  agreement  is to  partially  mitigate  the  risk  to  the investors in the related  certificates  that the  pass-through  rate on their certificates will be lower than the index plus the related margin.

                                                  However,  the amount  payable to those  investors  under a yield  maintenance agreement  may be based on a  notional  amount  equal  to the  lesser  of the aggregate  certificate  principal  balance  of  related  certificates  and an amount  determined  based on an assumed rate of  prepayments  on the mortgage loans.  Accordingly,  if prepayments occur at a slower rate than assumed, the amount  payable  on the  yield  maintenance  agreement  will be less than the amount of interest that would accrue on those  certificates  at the excess of the  index  over a  certain  rate per  annum as set  forth in the  prospectus supplement for such class.  In addition,  if the index exceeds a certain rate per  annum  as set  forth in the  prospectus  supplement  for  such  class of certificates,  no additional  amounts are payable under the yield maintenance agreement.  Any  amount by which  the  amount  paid by the yield  maintenance agreement  provider  is less than the  difference  between the index plus the related  margin and a rate set forth in the  prospectus  supplement  for such
                                                  class  of  certificates   will  not  be  payable  from  any  source  on  that
                                                  distribution date or any future distribution date.

                                                  Furthermore,  investors under the yield maintenance  agreement are subject to the risk that the yield  maintenance  agreement  provider will default on all or  a  portion  of  its  payment  obligations  under  the  yield  maintenance agreement.
RECENT DEVELOPMENTS

RECENT DEVELOPMENTS IN THE RESIDENTIAL  MORTGAGE  Recently,   the  residential   mortgage  market  in  the  United  States  has
MARKET MAY  ADVERSELY  AFFECT THE RETURN ON YOUR  experienced a variety of difficulties  and changed  economic  conditions that
CERTIFICATES.                                     may  adversely  affect the yield on the offered  certificates.  Delinquencies and  losses  with  respect  to  residential  mortgage  loans  generally  have increased in recent  months,  and may continue to increase.  In addition,  in recent  months  housing  prices  in many  states  have  declined  or  stopped
                                                  appreciating,   after  extended  periods  of  significant   appreciation.   A
                                                  continued  decline or an extended  flattening  of those  values may result in additional  increases in  delinquencies  and losses on  residential  mortgage loans  generally,  particularly  with  respect to second  homes and  investor
                                                  properties  and  with  respect  to  any  residential   mortgage  loans  whose
                                                  aggregate  loan amounts  (including  any  subordinate  liens) are close to or greater than the related property values.

                                         INTRODUCTION

    The depositor  will  establish a trust with respect to each series on the closing date for that series,  under a series supplement,  dated as of the cut-off date for that series, to the standard  terms of pooling  and  servicing  agreement,  dated as of April 1,  2007,  among the depositor,  the  master  servicer  and the  trustee,  together  with  the  series  supplement, referred  to  herein as the  pooling  and  servicing  agreement.  The  pooling  and  servicing agreement  is  governed  by the laws of the State of New York.  On the  closing  date for each series,  the depositor  will deposit into the trust a pool of mortgage  loans secured by first liens on one- to four-family residential  properties,  that in the aggregate will constitute a mortgage  pool with terms to maturity  of not more than 40 years.  The  mortgage  pool will be divided  into two or more loan  groups.  The trust will not have any  additional  equity.  The pooling and  servicing  agreement  for each series will  authorize the trust to engage only in selling the  certificates in exchange for the mortgage loans included in that trust,  entering into and  performing  its  obligations  under the pooling  and  servicing  agreement  for that series,  activities necessary,  suitable or convenient to such actions and other activities as
may  be  required  in  connection  with  the   conservation  of  the  trust  fund  and  making
distributions to certificateholders of that series.

        The pooling and servicing  agreement  will provide that the  depositor  assigns to the trustee for the benefit of the  certificateholders  without recourse all the right,  title and interest  of the  depositor  in and  to the  mortgage  loans.  Furthermore,  the  pooling  and servicing  agreement  will state  that,  although it is intended  that the  conveyance  by the depositor to the trustee of the mortgage  loans be construed as a sale, if the mortgage  loans for any reason are held to not be property of the  trustee,  the  conveyance  of the  mortgage loans  shall  also be deemed  to be a grant by the  depositor  to the  trustee  of a  security interest in the mortgage loans and related collateral.

        Some  capitalized  terms used in this term sheet  supplement  have the meanings  given below  under  "Description  of the  Certificates--Glossary  of  Terms" or in the  related  base prospectus under "Glossary."

                                 SPONSOR AND MASTER SERVICER

        Residential  Funding  Company,   LLC,  a  Delaware  limited  liability  company,  buys
residential   mortgage  loans  under  several  loan  purchase   programs  from  mortgage  loan
originators  or  sellers  nationwide,  including  affiliates,  that  meet its  seller/servicer eligibility  requirements  and  services  mortgage  loans for its own  account and for others.
See "Mortgage  Loan  Program--Qualifications  of Sellers" in the related base  prospectus for a general  description  of  applicable  seller/servicer  eligibility  requirements.  Residential
Funding  Company,  LLC's  principal  executive  offices  are located at 8400  Normandale  Lake
Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437. Its telephone number is (952) 857-7000.
Residential  Funding  Company,  LLC conducts  operations from its  headquarters in Minneapolis and from offices  located  primarily in  California,  Texas,  Maryland,  Pennsylvania  and New
York.  Residential  Funding  Company,  LLC  finances  its  operations  primarily  through  its securitization program.

        Residential  Funding  Company,  LLC was founded in 1982 and began  operations in 1986, acquiring,  servicing  and  securitizing  residential  jumbo  mortgage  loans secured by first liens on one- to -four family  residential  properties.  These jumbo mortgage  loans,  such as the mortgage loans described in this term sheet  supplement,  are originated under Residential
Funding's  "Jumbo  A  Program."  GMAC  LLC,  formerly  previously  General  Motors  Acceptance
Corporation,  purchased  Residential  Funding  Company,  LLC in  1990.  In  1995,  Residential
Funding  Company,  LLC expanded its business to include  "subprime" first lien mortgage loans.
Residential  Funding Company,  LLC also began to acquire and service  "Alt-A,"  closed-end and revolving loans secured by second liens in 1995.

        The following  tables set forth the  aggregate  principal  amount of publicly  offered securitizations of mortgage loans sponsored by Residential  Funding Company,  LLC for the past five years and the three  months  ended  March 31,  2007.  Residential  Funding  Company,  LLC sponsored  approximately  $31.6 billion and $2.9 billion in initial aggregate principal amount of  mortgage-backed  securities in the 2002 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential  Funding  Company,  LLC sponsored approximately  $14.4  billion  and $0.8  billion  in  initial  aggregate  principal  amount of mortgage-backed  securities  in the three  months  ended  March 31,  2007 backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year"  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                  SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS
                                                                                                                                   THREE MONTHS
                                                                      YEAR ENDED DECEMBER 31,                                    ENDED MARCH 31,
    VOLUME BY PRINCIPAL BALANCE            2002               2003             2004              2005              2006                2007

Prime Mortgages(1)                   $16,177,753,813    $18,964,072,062   $11,953,278,792  $24,149,038,614   $40,241,885,054    $10,064,255,776
Non-Prime Mortgages(2)               $15,475,700,554    $27,931,235,627   $24,408,531,445  $27,928,496,334   $21,581,547,796    $4,347,251,095
Total                                $31,653,454,367    $46,895,307,689   $36,361,810,237  $52,077,534,948   $61,823,432,850    $14,411,506,871

Prime Mortgages(1)                              51.11%            40.44%           32.87%            46.37%           65.09%             69.83%

Non-Prime Mortgages(2)                          48.89%            59.56%           67.13%            53.63%           34.91%             30.17%

Total                                        100.00%             100.00%          100.00%           100.00%            100.00%             100.00%

 PERCENTAGE CHANGE FROM PRIOR YEAR
                (3)

Prime Mortgages(1)                             (1.28)%            17.22%         (36.97)%           102.03%             66.64%

Non-Prime Mortgages(2)                         104.52%            80.48%         (12.61)%            14.42%           (22.73)%

Total                                           32.14%            48.15%         (22.46)%            43.22%             18.71%

==============================================================================================
JUNIOR LIEN MORTGAGE LOANS

                                                                                                                                   THREE MONTHS
                                                                       YEAR ENDED DECEMBER 31,                                   ENDED MARCH 31,
     VOLUME BY PRINCIPAL BALANCE             2002              2003              2004              2005             2006               2007
Prime Mortgages(1)                      $2,875,005,049   $  3,207,008,585   $2,085,015,925   $2,409,506,573   $ 3,012,549,922    $804,306,507
Non-Prime Mortgages(2)                               -                  -                -                -                 -                -
Total                                   $2,875,005,049   $  3,207,008,585   $2,085,015,925    $2,409,506,573   $ 3,012,549,922    $804,306,507

Prime Mortgages(1)                              100.00%            100.00%          100.00%           100.00%          100.00%             100.00%

Non-Prime Mortgages(2)                                -                  -                -                 -                -                   -

Total                                           100.00%            100.00%          100.00%           100.00%          100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                               17.90%             11.55%         (34.99)%            15.56%           25.03%

Non-Prime Mortgages(2)                                -                  -                -                 -                -

Total                                            17.90%             11.55%         (34.99)%            15.56%           25.03%

FIRST LIEN MORTGAGE LOANS
                                                                                                                               THREE MONTHS ENDED
                                                                      YEAR ENDED DECEMBER 31,                                       MARCH 31,
      VOLUME BY NUMBER OF LOANS              2002              2003               2004              2005            2006              2007

Prime Mortgages(1)                         68,077            86,166             55,773            91,631           141,188         31,620
Non-Prime Mortgages(2)                    136,789           200,446            170,696           173,796           132,069         24,801
Total                                     204,866           286,612            226,469           265,427           273,257         56,421

Prime Mortgages(1)                           33.23%            30.06%             24.63%            34.52%            51.67%         56.04%

Non-Prime Mortgages(2)                       66.77%            69.94%             75.37%            65.48%            48.33%         43.96%

Total                                       100.00%           100.00%            100.00%           100.00%           100.00%        100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                               17.87%             26.57%          (35.27)%            64.29%         54.08%

Non-Prime Mortgages(2)                           91.47%             46.54%          (14.84)%             1.82%       (24.01)%

Total                                            58.56%             39.90%          (20.98)%            17.20%          2.95%

==============================================================================================
JUNIOR LIEN MORTGAGE LOANS
                                                                                                                                   THREE MONTHS
                                                                       YEAR ENDED DECEMBER 31,                                   ENDED MARCH 31,
      VOLUME BY NUMBER OF LOANS              2002              2003               2004              2005             2006              2007

Prime Mortgages(1)                         73,188            84,962             51,614            53,071            60,951          14,655
Non-Prime Mortgages(2)                          -                 -                  -                 -                 -               -
Total                                      73,188            84,962             51,614            53,071            60,951          14,655

Prime Mortgages(1)                          100.00%           100.00%            100.00%           100.00%           100.00%         100.00%

Non-Prime Mortgages(2)                                -                  -                 -                 -               -                   _

Total                                       100.00%           100.00%            100.00%           100.00%           100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                               16.26%             16.09%          (39.25)%             2.82%          14.85%

Non-Prime Mortgages(2)                                -                  -                 -                 -               -

Total                                            16.26%             16.09%          (39.25)%             2.82%          14.85%
_______________________________
(1) Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving
    Credit Line Loan Junior Lien programs.
(2) Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

        The  following  tables set forth the annual  average  outstanding  principal  balance, calculated as of year end, of mortgage loans master serviced by Residential  Funding  Company,
LLC for the past  five  years,  and the  annual  average  number  of such  loans  for the same period.  Residential  Funding Company,  LLC was the master servicer of a residential  mortgage loan  portfolio  of  approximately  $68.2  billion  and $4.1  billion in  average  outstanding principal  amount  during  the 2002  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage loans,  respectively.  Residential  Funding  Company,  LLC was the master servicer of a residential  mortgage loan  portfolio of  approximately  $140.1 billion and $8.5 billion in average  outstanding  principal  during the 2006 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year"  represent  the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                                 MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                     ENDED MARCH 31,
VOLUME BY PRINCIPAL BALANCE                  2002              2003               2004              2005               2006               2007

Prime Mortgages(1)                     $43,282,264,857   $33,749,084,171    $32,453,682,854   $47,935,800,813     $  83,052,457,702  $91,791,468,815
Non-Prime Mortgages(2)                 $24,910,565,613   $39,334,697,127    $50,509,138,736   $53,938,083,312     $  57,013,557,376  $57,316,493,006
Total                                  $68,192,830,470   $73,083,781,298    $82,962,821,590   $101,873,884,125    $ 140,066,015,078  $149,107,961,821

Prime Mortgages(1)                               63.47%             46.18%            39.12%             47.05%             59.30%             61.56%

Non-Prime Mortgages(2)                           36.53%             53.82%            60.88%             52.95%             40.70%             38.44%

Total                                           100.00%            100.00%           100.00%            100.00%            100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                             (15.75)%           (22.03)%           (3.84)%             47.71%             73.26%

Non-Prime Mortgages(2)                           51.62%             57.90%            28.41%              6.79%              5.70%

Total                                             0.57%              7.17%            13.52%             22.79%             37.49%

==============================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                     ENDED MARCH 31,
VOLUME BY PRINCIPAL BALANCE                  2002              2003               2004              2005               2006               2007

Prime Mortgages(1)                     $4,102,615,571    $4,365,319,862     $5,135,640,057    $5,476,133,777     $ 8,536,345,778    $9,066,815,231
Non-Prime Mortgages(2)                 $            0    $            0     $            0    $            0     $             0    $            0
Total                                  $4,102,615,571    $4,365,319,862     $5,135,640,057    $5,476,133,777     $ 8,536,345,778    $9,066,815,231

Prime Mortgages(1)                              100.00%            100.00%           100.00%            100.00%            100.00%            100.00%

Non-Prime Mortgages(2)                                -                  -                 -                  -                  -                  -

Total                                           100.00%            100.00%           100.00%            100.00%            100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                               16.79%              6.40%            17.65%              6.63%             55.88%

Non-Prime Mortgages(2)                                -                  -                 -                  -                  -

Total                                            16.79%              6.40%            17.65%              6.63%             55.88%

FIRST LIEN MORTGAGE LOANS
                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                      ENDED MARCH 31,
VOLUME BY NUMBER OF LOANS                    2002               2003               2004              2005               2006               2007

Prime Mortgages(1)                        202,938            168,654            156,745           201,903             312,825            340,203
Non-Prime Mortgages(2)                    242,625            341,863            414,639           411,550             405,577            395,809
Total                                     445,563            510,517            571,384           613,453             718,402            736,012

Prime Mortgages(1)                           45.55%             33.04%             27.43%            32.91%                  43.54%             46.22%

Non-Prime Mortgages(2)                       54.45%             66.96%             72.57%            67.09%                  56.46%             53.78%

Total                                       100.00%            100.00%            100.00%           100.00%            100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                              (14.71)%           (16.89)%           (7.06)%             28.81%             54.94%

Non-Prime Mortgages(2)                            44.37%             40.90%            21.29%            (0.74)%            (1.45)%

Total                                              9.74%             14.58%            11.92%              7.36%             17.11%

==============================================================================================

JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                                     THREE MONTHS ENDED
                                                                         YEAR ENDED DECEMBER 31,                                          MARCH 31,
VOLUME BY NUMBER OF LOANS                    2002              2003               2004              2005                2006                2007

Prime Mortgages(1)                        118,773           127,833            147,647           143,713             199,652             208,178
Non-Prime Mortgages(2)                          -                 -                  -                 -                   -                   -
Total                                     118,773           127,833            147,647           143,713             199,652             208,178

Prime Mortgages(1)                          100.00%           100.00%            100.00%           100.00%            100.00%             100.00%

Non-Prime Mortgages(2)                           -                 -                  -                 -                  -                    -

Total                                       100.00%           100.00%            100.00%           100.00%            100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                               14.16%              7.63%            15.50%            (2.66)%              38.92%

Non-Prime Mortgages(2)                                -                  -                 -                  -                   -

Total                                            14.16%              7.63%            15.50%            (2.66)%              38.92%
_______________________________
(1) Product  originated  under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit
    Line Loan Junior Lien programs.
(2) Product  originated  under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included under
    First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

        Residential  Funding Company,  LLC's overall  procedures for originating and acquiring mortgage loans are described  under  "Description  of the Mortgage  Pool--The  Program" in this
term   sheet   supplement.    Residential   Funding   Company,   LLC's   material   role   and
responsibilities  in this  transaction,  including as master  servicer,  are  described in the accompanying  prospectus  under  "Mortgage  Loan  Program--Qualification  of Sellers"  and "The
Trusts--Limited  Right of  Substitution"  and in this term sheet  supplement under "Pooling and
Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

        Residential Funding Company,  LLC's wholly-owned  subsidiary,  Homecomings  Financial,
LLC, or Homecomings,  is expected to have originated and sold to Residential  Funding Company,
LLC  certain of the  mortgage  loans in any loan  group for any  series.  Residential  Funding
Company,  LLC's  affiliate,  GMAC  Mortgage,  LLC is  expected  to  subservice  certain of the mortgage  loans  in any  loan  group  for any  series.  See  "Affiliations  Among  Transaction
Parties,"   "Description  of  the  Mortgage   Pool--Originators"  and  "Pooling  and  Servicing
Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                            AFFILIATIONS AMONG TRANSACTION PARTIES

        The  diagram  below   illustrates   the  ownership   structure  among  the  affiliated
transaction parties.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
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                   --------------------------    --------------------------------   ----------------------------
                   GMAC Mortgage, LLC            Residential Funding Company, LLC    Residential Funding Mortgage
                         (Subservicer)            (Sponser and Master Servicer)           Securities I, Inc
                                                                                              (Depositor)
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                                                    Homecomings Financial, LLC
                                                            (Subservicer)
                                                   -------------------------------

                               DESCRIPTION OF THE MORTGAGE POOL

        GENERAL

        The mortgage pool for each series will consist of mortgage loans,  divided into two or more loan groups,  with an aggregate principal balance and having other  characteristics  that conform to the  stipulations  set forth in the  prospectus  supplement  for that  series.  The mortgage  loans are secured by first  liens on fee simple or  leasehold  interests  in one- to four-family  residential  real  properties  or an interest in shares  issued by a  cooperative apartment  corporation and the related  proprietary  lease. The property securing the mortgage loan is  referred  to as the  mortgaged  property.  The  mortgage  pool for each  series  will consist of  conventional,  fixed-rate,  level monthly  payment first lien mortgage  loans with terms to maturity of generally not more than 40 years from the date of origination.

        All of the mortgage loans included in the trust  established  for any series have been or will  be  purchased  by the  depositor  through  its  affiliate,  Residential  Funding,  or
Homecomings  Financial,  LLC,  or  Homecomings,   a  wholly-owned  subsidiary  of  Residential
Funding,  from  unaffiliated  sellers as  described in this term sheet  supplement  and in the related base prospectus, or affiliated sellers.

        The  mortgage  loans  included  in the  trust  for any  series  will be  selected  for inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the
Jumbo A Program  described  below based on the Sponsor's  assessment  of investor  preferences and rating agency criteria.

        The depositor and Residential  Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  In connection with any mortgage loans  included  in the trust  established  for any series  that are  secured  by a  leasehold interest,  Residential  Funding  shall have  represented  to the depositor  that,  among other things:  the use of leasehold  estates for residential  properties is an accepted  practice in the area where the related mortgaged  property is located;  residential  property in such area consisting of leasehold estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision  of such  lease;  the  leasehold  is in full  force and effect and is not subject to any prior lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate  less than ten years after the maturity  date of such mortgage  loan.  The depositor and  Residential  Funding will be required to repurchase  or substitute  for any mortgage loan included  in the  related  mortgage  pool as to  which a  breach  of its  representations  and warranties  with  respect  to that  mortgage  loan  occurs,  if  such  breach  materially  and adversely  affects  the  interests  of the  certificateholders  of that series in any of those mortgage loans (without regard to any applicable  financial  guaranty insurance policy for any
class  of  that  series).   Residential  Funding  will  not  assign  to  the  depositor,   and
consequently   the  depositor  will  not  assign  to  the  trustee  for  the  benefit  of  the certificateholders  any of the  representations and warranties made by the mortgage collateral sellers or the right to require the  related  mortgage  collateral  seller to  repurchase  any such  mortgage  loan in the event of a breach of any of its  representations  and  warranties.
Accordingly,  the only  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series  that will be made for the  benefit  of the  related certificateholders  of that series will be the limited  representations and warranties made by
Residential  Funding  and the  depositor  described  in this  paragraph.  See  "Mortgage  Loan
Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

        A limited  amount of Realized  Losses on mortgage loans as to which there was fraud in the origination of those mortgage loans will be covered by the  subordination  provided by the related  Class M  Certificates  and Class B  Certificates  of that series as described in this
term  sheet  supplement  under   "Description  of  the   Certificates--Allocation   of  Losses;
Subordination,"  and,  subject  to  any  applicable  limitations,  all  such  Realized  Losses allocated to a class of Insured  Certificates  of any series will be covered by the applicable financial guaranty insurance policy.

        Certain  aspects of  Cooperative  Loans that may be included in the trust  established for any  series  differ  from those of other  types of  mortgage  loans.  See  "Certain  Legal
Aspects  of  Mortgage  Loans--The  Mortgage   Loans--Cooperative  Loans"  in  the  related  base
prospectus.

LOAN GROUPS

        As more fully  described in the prospectus  supplement  for that series,  the mortgage loans  included  in the trust  established  for any series  will be  divided  into two or more groups based on the certain payment, maturity, geographical or other characteristics.

        Each loan group of any series will be assigned a numerical  designation,  such as loan group I and loan group II, and the mortgage loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

        Payments  received  on  the  mortgage  loans  included  in  any  loan  group  will  be distributed  to the  classes of related  offered  certificates,  as more fully  described  the prospectus supplement for that class and this term sheet supplement.

        As used in this term sheet supplement,  references to the related (or words of similar effect)  loan  group  will  mean  the  loan  group  or loan  groups  from  which  a  class  of certificates  will receive  distributions  of principal  and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan  groups  from  which a class  of  certificates  will  receive  distributions  of principal and interest.

        The  original  mortgages  for  many  of the  mortgage  loans  included  in  the  trust established  for any series have been, or in the future may be, at the sole  discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems,  Inc., or
MERS,  solely as nominee for the originator  and its  successors  and assigns,  and subsequent assignments of those  mortgages have been, or in the future may be, at the sole  discretion of the  master  servicer,  registered  electronically  through  the MERS(R)System.  In some other cases,  the  original  mortgage  was or may be recorded in the name of the  originator  of the mortgage loan,  record ownership was or will be later assigned to MERS,  solely as nominee for the owner of the mortgage  loan,  and  subsequent  assignments of the mortgage were, or in the future  may be, at the sole  discretion  of the  master  servicer,  registered  electronically through the MERS(R)System.  For each of these  mortgage  loans,  MERS serves as  mortgagee  of record on the  mortgage  solely as a nominee in an  administrative  capacity  on behalf of the trustee,  and does not have any  interest in the mortgage  loan.  For  additional  information regarding the recording of mortgages in the name of MERS,  see "Certain  Yield and  Prepayment
Considerations--General"   in   this   term   sheet   supplement   and   "Description   of  the
Certificates--Assignment of Trust Assets" in the related base prospectus.

        A portion  of the  mortgage  loans  included  in any loan  group for any series may be subject  to the  Homeownership  and  Equity  Protection  Act of 1994,  as  amended,  as of the closing date for that series,  and a portion of the mortgage  loans included in any loan group for any series may be loans that,  under  applicable  state or local law in effect at the time of origination  of the loan, are referred to as (1) "high cost" or "covered"  loans or (2) any other  similar  designation  if the law  imposes  greater  restrictions  or  additional  legal liability for  residential  mortgage loans with high interest  rates,  points and/or fees. See
"Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Homeownership  Act and Similar
State Laws" in the related base prospectus.

        A portion of the  mortgage  loans  included in any loan group for any series may be 30 days or more  delinquent  in payment of  principal  and  interest.  For a  description  of the methodology  used to categorize  mortgage loans as delinquent,  see "Static Pool  Information"
in this term sheet supplement.

        A portion  of the  mortgage  loans  included  in a loan  group for any  series  may be balloon loans that do not fully  amortize,  if at all,  providing for a substantial  principal payment due at maturity.

        A portion of the mortgage  loans  included in a loan group for any series,  in lieu of an  appraisal,  may  obtain a  valuation  of the  mortgage  property  by  using  an  automated valuation platform developed by Residential  Funding.  See "Automated  Valuation  Platform" in
this term sheet supplement.

        In  addition,  a portion  of the  mortgage  loans  included  in any loan group for any series  may be  Buy-Down  Mortgage  Loans  and/or  mortgage  loans  that  have been made to an international borrower.

        A portion of the mortgage  loans  included in a loan group for any series will require mortgagors  to pay  interest  only  on  those  mortgages  for an  initial  period  of  varying duration.  Under  the  terms  of these  loans,  borrowers  are  required  to pay only  accrued interest each month, with no corresponding  principal payments,  until the end of the interest only  period.  Once the  interest  only  period  ends,  principal  payments  are  required  to amortize the loan over its remaining term, in addition to accrued interest.

        Certain of the stipulations on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection  with mortgage  loan  applications  to help  assess a  borrower's  credit-worthiness.  In  addition,
Credit  Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage loan if the seller does not  provide to  Residential  Funding a Credit  Score.  Credit  Scores
are obtained from credit reports provided by various credit reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information
currently  on  file  for  the  borrower  at  a  particular   credit  reporting   organization.
Information  utilized  to create a Credit  Score may  include,  among  other  things,  payment history,  delinquencies  on accounts,  levels of  outstanding  indebtedness,  length of credit history,  types of credit, and bankruptcy  experience.  Credit Scores range from approximately
350 to  approximately  840, with higher scores  indicating an individual with a more favorable credit  history  compared  to an  individual  with a lower  score.  However,  a  Credit  Score purports only to be a measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is  statistically  expected to be less likely to default in payment than a borrower  with a lower score.  In addition,  it should be noted that
Credit  Scores  were  developed  to  indicate a level of default  probability  over a two-year period,  which  does  not  correspond  to the life of a  mortgage  loan.  Furthermore,  Credit
Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a
Credit Score does not take into  consideration  the  differences  between  mortgage  loans and consumer loans generally,  or the specific  characteristics  of the related mortgage loan, for example,  the LTV ratio,  the  collateral  for the mortgage loan, or the debt to income ratio.
There can be no  assurance  that the  Credit  Scores  of the  mortgagors  will be an  accurate predictor  of the  likelihood  of  repayment  of the  mortgage  loans  included  in the  trust established  for any  series  or that  any  mortgagor's  Credit  Score  would  not be lower if obtained as of the date of issuance of a series of certificates.

        A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full, other than a prepayment  occurring  upon the sale of property  securing a mortgage  loan.  The prepayment  charge  generally  applies to prepayments  made within up to five years  following the  origination  of such  mortgage  loan.  The amount of the  prepayment  charge is generally equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts prepaid during the  twelve-month  period  immediately  preceding the date of prepayment,  exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage loan.  Prepayment  charges  received on the mortgage loans  included in the trust  established for any series will not be available for  distribution  on the  certificates  included in that series.  See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement and
"Certain   Legal  Aspects  of  the  Mortgage   Loans--Default   Interest  and   Limitations  on
Prepayments" in the related base prospectus.

               SHARIA MORTGAGE LOANS

        A portion  of the  mortgage  loans in any loan  group may be  Sharia  mortgage  loans.
Sharia  mortgage  loans are mortgage  loans that have been  structured  to comply with Islamic religious  law,  which  prohibits the charging of interest on loans.  Generally,  ownership of the  mortgaged  property  securing  a Sharia  mortgage  loan is vested in two  co-owners,  the borrower,  referred to as the  "consumer",  and an  indirect  wholly-owned  subsidiary  of the originator,  referred to as the  "co-owner,"  pursuant to a co-ownership  agreement.  Both the consumer and co-owner  possess  certain  rights,  which  indicate their  respective  rights of ownership,  under the co-ownership  agreement,  including the "indicia of ownership".  Certain indicia of  ownership,  such as the sole right to occupy the  property and the  obligation  to pay taxes on the  property,  belong to the consumer,  and other indicia of ownership,  such as the right of re-entry for purposes of  inspection  of the property and the ability to cure any defects  regarding  the property,  belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an obligation  to pay. Each monthly  payment is comprised of a "profit  payment" and an "acquisition  payment".  The profit payment is made in consideration  of the  consumer's  exclusive  right to use and enjoy the  mortgaged  property.
The sum of the  acquisition  payments  required  to be made under the  obligation  to pay will equal the portion of the purchase  price or refinance  amount paid by the co-owner at the time of  origination.  A lien on the mortgaged  property to secure the  obligations of the consumer under the  obligation  to pay and the  co-ownership  agreement  is  established  pursuant to a mortgage  or  security  instrument,  which  is  filed  in the  real  property  records  of the applicable  recording  office.  The originator's  security interest in both the co-owner's and the  consumer's  interest  in  the  mortgaged  property,  along  with  the  rights  under  the co-ownership  agreement  and the  obligation  to pay,  will be  assigned  to the  trust as the originator's  assignee.  Title to the  mortgaged  property is retained by the consumer and the co-owner or the consumer  alone.  Upon a default by the consumer  under the  obligation to pay or the co-ownership  agreement,  the trust, as the originator's assignee,  will have the power to sell the  property  and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

        For all purposes  under this term sheet  supplement,  the profit  factor on any Sharia mortgage  loan will be deemed to be the  mortgage  rate on that  mortgage  loan,  any  amounts received  with respect to the profit  payment for any Sharia  mortgage  loan will be deemed to be interest  collected  on that  mortgage  loan,  any  amounts  received  with  respect to the acquisition  payment for any Sharia mortgage loan will be deemed to be principal  collected on that mortgage loan,  references in this term sheet  supplement to a note or mortgage note will be  deemed  to be  references  to the  obligation  to pay for any  Sharia  mortgage  loan  and references  in this term sheet  supplement  to a mortgage will be deemed to be references to a mortgage or security instrument, as applicable, for any Sharia mortgage loan.

               STATIC POOL INFORMATION

        Current  static pool data with  respect to  mortgage  loans  serviced  by  Residential
Funding is  available  on the  internet at  www.gmacrfcstaticpool.com.  Information  presented under "RFMSI" as the  issuer/shelf  and "S" as the series will include  information  regarding prior  securitizations  of mortgage  loans that are similar to the mortgage  loans included in the mortgage  pool for any series,  based on  underwriting  criteria and credit  quality,  and that information is referred to in this term sheet as Static Pool Data.

        The Static Pool Data is not deemed to be a part of the  prospectus or the  depositor's registration  statement  to the extent  that the Static  Pool Data  relates to (a) any issuing entity that was established  before January 1, 2006 and (b) information  relating to assets of any issuing  entity  established  on or after January 1, 2006 and relating to periods prior to
January 1, 2006.

        As used  in the  Static  Pool  Data  and in  this  term  sheet  supplement,  a loan is considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment  due on any scheduled  due date  remains  unpaid  as of the close of  business  on the last  business  day immediately  prior to the next following  monthly  scheduled due date;' "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled  due date remains  unpaid as of the close of business  on the last  business  day  immediately  prior to the second  following monthly  scheduled  due date;  and so on. The  determination  as to  whether a  mortgage  loan falls into these  categories  is made as of the close of business on the last  business day of each month.  Grace periods and partial payments do not affect these determinations.

        From time to time, the master  servicer or a subservicer  will modify a mortgage loan,
recasting   monthly  payments  for  delinquent   borrowers  who  have  experienced   financial
difficulties.  Generally  such  borrowers  make payments  under the modified terms for a trial period,  before the modifications  become final.  During any such trial period,  delinquencies are  reported  based on the  mortgage  loan's  original  payment  terms.  The trial  period is designed to evaluate  both a borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a  borrower's  capacity to pay a higher  monthly  payment  obligation.  The trial period  generally may extend to up to six months  before a  modification  is  finalized.  Once the  modifications  become  final  delinquencies  are reported  based on the  modified  terms.
Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer has not modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates  impose certain limitations on the ability of the master servicer to modify loans.

        Charge  offs are taken  only  when the  master  servicer  has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably  and in good faith expects to be finally recoverable with respect to any mortgage loan.

        There can be no assurance that the delinquency  and  foreclosure  experience set forth in the Static Pool Data will be  representative  of the results that may be  experienced  with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

        Subject  to limited  exceptions,  each of the  mortgage  loans  included  in the trust established  for any series  generally  will be  required  to be covered by a standard  hazard insurance  policy,  which is referred to as a primary hazard  insurance  policy.  Each primary hazard  insurance  policy is required to include  extended  coverage in an amount equal to the lesser of the principal  balance owing on the mortgage loan or 100% of the insurable  value of the  improvements;  provided,  however,  that the  coverage  may not be less than the  minimum amount required to fully  compensate for any loss or damage on a replacement  cost basis.  The master  servicer may elect to obtain and maintain a blanket  primary hazard  insurance  policy with  extended  coverage  insuring  against  hazard  losses on the mortgage  loans,  which may contain a  deductible  clause.  To the  extent  that the  master  servicer  elects to obtain a blanket primary hazard  insurance  policy, a primary hazard insurance policy is not maintained on a mortgaged  property,  and a loss occurs on that  mortgaged  property that would have been covered by a  compliant  primary  hazard  insurance  policy that is not covered by the blanket primary  hazard  insurance  policy due to the  deductible  clause,  the master  servicer  will deposit into the Certificate Account an amount equal to the loss.

        Subject to limited  exceptions,  each mortgage loan included in the trust  established for any  series  with an LTV  ratio at  origination  in  excess  of 80% will be  insured  by a primary  mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy, covering at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination if the LTV  ratio is  between  90.00%  and  85.01%  and at  least  12% of the  balance  of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

        All of the primary  insurance  policies on the  mortgage  loans  included in the trust established  for any series were or will be issued by insurers  having a claim paying ability, as of the cut-off date for that  series,  acceptable  to the rating  agencies for that series.
The  insurers  may include but are not  limited to one or more of Radian  F/K/A  Commonwealth,
Triad Guaranty,  Republic Mortgage Insurance,  N.C., Mortgage Guaranty Insurance  Corporation,
PMI  Mortgage  Insurance  Co.,  United  Guaranty  Residential  Ins.  Co. and General  Electric
Mortgage  Insurance  Company,  which,  collectively,  are  referred  to herein as the  primary insurers.  However,  no assurance as to the actual  ability of any of the primary  insurers to pay claims can be given by the  depositor,  the  issuing  entity or the  underwriters  for the
applicable  series.   See  "Insurance   Policies  on  Mortgage  Loans"  in  the  related  base
prospectus.

               UNDERWRITING STANDARDS

        All  of  the  mortgage  loans  in the  mortgage  pool  were  originated  generally  in accordance with the  underwriting  criteria of Residential  Funding  described under "Mortgage
Loan  Program--Underwriting  Standards"  in the related base  prospectus.  Residential  Funding may perform only sample quality  assurance  reviews to determine whether the mortgage loans in any mortgage pool were  underwritten in accordance with  applicable  standards.  See "Mortgage
Loan Program--Underwriting Standards" in the related base prospectus.

        The applicable  underwriting standards include a set of specific criteria by which the underwriting  evaluation is made.  However,  the  application  of the  underwriting  standards does not imply that each specific  criterion was satisfied  individually.  Rather,  a mortgage loan will be  considered  to be  originated  in  accordance  with the  underwriting  standards described  above if, based on an overall  qualitative  evaluation,  the loan is in substantial compliance with the  underwriting  standards.  For example,  a mortgage loan may be considered to comply  with the  underwriting  standards  described  above,  even if one or more  specific criteria  included  in the  underwriting  standards  were  not  satisfied,  if  other  factors positively compensated for the criteria that were not satisfied.

               AUTOMATED VALUATION PLATFORM

        In  some  cases,  for  mortgage  loans  underwritten  through  Residential   Funding's
automated  underwriting  system,  in  lieu  of an  appraisal,  a  valuation  of the  mortgaged property will be obtained by using an automated  valuation  platform  developed by Residential
Funding.  There are multiple  automated  valuation  models  included in Residential  Funding's automated  underwriting  system.  Based upon, among other factors,  the geographic area, price range and other  attributes of a qualifying  mortgage loan, a mortgage loan is directed to the appropriate  automated  valuation  model  for that  particular  mortgage  loan.  An  automated
valuation  model  evaluates,   among  other  things,   various  types  of   publicly-available
information  such as recent sales prices for similar  homes  within the same  geographic  area and within the same price  range.  Residential  Funding  uses  automated  valuation  models in lieu of full  appraisals  for  qualifying  first lien  mortgage  loans  which  meet  specified underwriting criteria and receive an acceptable valuation.

ADDITIONAL INFORMATION

        A  current  report  on  Form 8-K  will  be  available  to  purchasers  of the  offered certificates  of any  series  and  will be  filed  by the  issuing  entity,  in its own  name, together with the pooling and servicing  agreement for that series,  including any  applicable financial  guaranty  insurance  policy for that series which will be attached as an exhibit to the related  pooling and servicing  agreement,  with the  Securities  and Exchange  Commission within fifteen days after the initial issuance of the offered certificates of that series.

                               DESCRIPTION OF THE CERTIFICATES

GENERAL

        Certificates  of each group of each  series  will  include  the  following  classes of certificates, referred to herein as the Senior Certificates:

o       One or more classes of Class A Certificates,  or, in the aggregate for all groups, the
           Class A Certificates;

o       One or more classes of Class A-P Certificates; and

o       One or more classes of Class A-V Certificates, or the Variable Strip Certificates.

        The  Senior  Certificates  of  each  group  will  be  will  be  assigned  a  numerical designation,  such as Class I-A and Class II-A, to denote the group to which the  certificates belong.  The Senior  Certificates  of each group will receive  payments on the mortgage  loans in the related loan group, except as is otherwise set forth in this term sheet supplement.

        In  addition,  one  or  more  classes  of  Class  R  Certificates,   or  the  Residual
Certificates, will be issued in connection with each series.

STACKED TRANSACTIONS

        For some  series  of  certificates,  referred  to herein as  Stacked  Transactions,  a separate  group of  subordinate  certificates  will be issued related solely to each group and assigned a numerical  designation,  such as Class I-M-1 and Class II-M-1,  to denote the group to which the certificates  belong.  These  subordinate  certificates  will receive payments on the mortgage loans in the related loan group and will serve as credit  enhancement  solely for the related group of Senior Certificates, as described in this term sheet supplement.

        References to the related mortgage loans with respect to the subordinate  certificates of any  certificate  group  in a  Stacked  Transaction  will  mean the  mortgage  loans in the related loan group.

        In  addition  to the  Senior  Certificates  in a  Stacked  Transaction,  except  as is
otherwise  set  forth  in  the  prospectus   supplement  for  that  series,   each  series  of
certificates  will include the following  classes of subordinate  certificates with respect to each loan group:

o       Class M-1 Certificates;

o       Class M-2 Certificates;

o       Class M-3 Certificates;

o       Class B-1 Certificates;

o       Class B-2 Certificates; and

o       Class B-3 Certificates.

CROSSED TRANSACTIONS

        For some  series  of  certificates,  referred  to herein as  Crossed  Transactions,  a separate  group of  subordinate  certificates  will be issued  related to all groups of Senior
Certificates  of that  series.  The  subordinate  certificates  will be  enumerated  without a numerical  designation to denote inclusion in a particular  group, such as Class M-1 and Class
M-2. These  subordinate  certificates  will receive payments on the mortgage loans in any loan
group  for  that  series  and  will  serve  as  credit   enhancement  solely  for  all  Senior
Certificates of that series, as described in this term sheet supplement.

        References to the related mortgage loans with respect to the subordinate  certificates in any Crossed Transaction will mean the mortgage loans.

        In  addition  to the  Senior  Certificates  in a  Crossed  Transaction,  except  as is
otherwise  set  forth  in  the  prospectus   supplement  for  that  series,   each  series  of
certificates will include the following classes of subordinate certificates:

o       Class M-1 Certificates;

o       Class M-2 Certificates;

o       Class M-3 Certificates;

o       Class B-1 Certificates;

o       Class B-2 Certificates; and

o       Class B-3 Certificates.

        As used in this term sheet supplement,  the Class M Certificates  refers to all of the
Class M  Certificates  issued as part of the series,  and the Class B  Certificates  refers to all of the  Class B  Certificates  issued as part of the  series.  References  to the  related
Class M  Certificates,  or words or similar effect with respect to the Class B certificates or any class thereof,  will mean the Class M Certificates  in the related  certificate  group, in the case of a  Stacked  Transaction,  and all of the  Class M  Certificates,  in the case of a
Crossed Transaction.

        Only the Senior  Certificates  and the Class M Certificates  of any series are offered hereby.  See "Glossary" in the related base  prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

        The offered  certificates of any series may consist of any one or a combination of the categories  described  in  "Description  of  the  Certificates--General"  in the  related  base prospectus.

        The  certificates  of any series in the aggregate will evidence the entire  beneficial ownership interest in the related trust.  For any series, the trust will consist of:

o       the mortgage loans transferred to that trust;

o       with  respect to any class of Insured  Certificates  of that  series,  any  applicable reserve fund and any applicable rounding account;

o       cash  deposited  in respect of the  mortgage  loans  transferred  to that trust in the
         Custodial Account and in the Certificate Account and belonging to the trust;

o       property  acquired by foreclosure  of the mortgage loans  transferred to that trust or deed in lieu of foreclosure;

o       any applicable primary insurance policies and primary hazard insurance policies;

o       a yield maintenance agreement, if applicable; and

o       all proceeds of any of the foregoing.

        Except as is  otherwise  set forth in the  prospectus  supplement  for any  applicable class of  certificates  of any  series,  the  Senior  Certificates,  other  than the  Residual
Certificates,  and the  Class M  Certificates  for  each  series  will  be  available  only in book-entry  form  through  facilities  of The  Depository  Trust  Company,  or  DTC,  and  are
collectively   referred  to  as  the  DTC   registered   certificates.   The  DTC   registered
certificates will be issued,  maintained and transferred on the book-entry  records of DTC and its  participants.  Except as is otherwise set forth in the  prospectus  supplement for of any applicable  class of  certificates  of any series,  the DTC registered  certificates  for each series will be issued in minimum  denominations  of: $100,000,  in the case of the Class A and
Class M-1  Certificates of each series,  or $250,000 in the case of the Class M-2 Certificates and Class M-3  Certificates  of each series,  and, in each case,  integral  multiples of $1 in excess  thereof;  $1,000 and integral  multiples of $1,000 in excess  thereof,  in the case of
Insured  Certificates  of that  series;  and an initial  notional  amount of  $2,000,000,  and integral  multiples  of $1 in  excess  thereof  in the  case of any  class  of  Interest  Only
Certificates  of that  series.  The  Residual  Certificates  will  be  issued  in  registered, certificated form in minimum  denominations of a 20% percentage interest,  except, in the case of one  Residual  Certificate  of each  class  of  Residual  Certificates  for any  series  as otherwise  described  in this  term  sheet  supplement  under  "Material  Federal  Income  Tax
Consequences."

        The DTC  registered  certificates  of any series  will be  represented  by one or more certificates  registered  in the name of Cede & Co.,  as the  nominee  of DTC.  No  beneficial owner will be entitled to receive a certificate  of any class in fully  registered  form, or a
definitive   certificate,   except  as  described  in  the  related  base   prospectus   under
"Description  of  the   Certificates--Form  of  Certificates."   Unless  and  until  definitive
certificates are issued for the DTC registered  certificates  under the limited  circumstances described in this term sheet supplement:

o       all  references to actions by  certificateholders  with respect to the DTC  registered certificates  shall  refer  to  actions  taken  by DTC  upon  instructions  from  its participants; and

o       all references in this term sheet supplement to  distributions,  notices,  reports and statements  to  certificateholders  with respect to the DTC  registered  certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede & Co., as the registered  holder of the DTC registered  certificates,  for  distribution  to beneficial owners by DTC in accordance with DTC procedures.

         EXCHANGEABLE CERTIFICATES

        All or a portion of the certificates for any series may be Exchangeable  Certificates, which may be exchanged  for a  proportionate  interest in the related  Exchanged  Certificates for  that  series,  in  combinations  shown in the  related  prospectus  supplement.  All or a portion of the  Exchanged  Certificates  may also be  exchanged  for the related  Exchangeable
Certificates  in the same manner.  The classes of Exchanged  Certificates  and of Exchangeable
Certificates  that  are  outstanding  at any  given  time,  and  the  outstanding  Certificate
Principal  Balances and Notional  Amounts,  as  applicable,  of these classes will depend upon any related  distributions of principal or reductions in Notional Amounts,  as applicable,  as well as any exchanges that occur. Exchanged  Certificates or Exchangeable  Certificates in any
combination  may be exchanged only in the proportion that the original  Certificate  Principal
Balances or Notional  Amounts,  as  applicable,  of such  certificates  bear to one another as shown in the related  prospectus  supplement.  Holders of  Exchangeable  Certificates  will be the  beneficial  owners of a  proportionate  interest  in the  Exchanged  Certificates  in the related group of combined  certificates,  referred to herein as a Combination  Group, and will receive a proportionate share of the distributions on those certificates.

        Procedures.  The  procedures  for  exchanging  any  of  the  classes  of  Exchangeable
Certificates  and  Exchanged  Certificates  included in a series that are  outstanding  at any given time will be set forth in the related prospectus supplement.

        Additional  Considerations.  The characteristics of the Exchangeable Certificates will
reflect,   in  the  aggregate,   generally  the   characteristics  of  the  related  Exchanged
Certificates.  Investors  are  encouraged to also consider a number of factors that will limit
a   certificateholder's   ability  to  exchange   Exchanged   Certificates   for  Exchangeable
Certificates and vice versa:

o       At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange and must pay the exchange fee, if set forth in the related prospectus supplement.

o       A certificateholder that does not own the certificates may be unable to obtain the necessary Exchanged Certificates or Exchangeable Certificates.

o       The certificateholder of certificates required for a desired combination may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

o       Certain certificates may have been purchased or placed into other financial structures and thus be unavailable.

o       Principal distributions and reductions in notional amounts will decrease the amounts available for exchange over time.

o       Only the combinations listed in related prospectus supplement are permitted.

o       The Record Dates for Exchangeable Certificates and the Exchanged Certificates that are the subject of the exchange must be the same.

               GLOSSARY OF TERMS

        The  following  terms are given the  meanings  shown below to help  describe  the cash flows on the certificates for any series:

        ACCRETION  DIRECTED  CERTIFICATES--For  any series,  any class of Class A  Certificates related to any loan group that are  categorized  as  Accretion  Directed  Certificates  in the prospectus supplement for that class of certificates.

        ACCRETION  TERMINATION DATE--For any class of Accretion Directed  Certificates included in a series,  the  earlier of (a) the  distribution  date on which the  aggregate  Certificate
Principal  Balance of the related  Accretion  Directed  Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date applicable to that class.

        ACCRUAL  CERTIFICATES--For  any  series,  any  class of Class A  Certificates  that are
categorized  as  Accrual  Certificates  in  the  prospectus   supplement  for  that  class  of
certificates.

        ACCRUAL DISTRIBUTION  AMOUNT--With respect to any specified class or classes of Accrual
Certificates  of any series and each  distribution  date  preceding the Accretion  Termination
Date for that class, an amount equal to the aggregate amount of Accrued  Certificate  Interest on such  class or  classes  Accrual  Certificates  for that  date  which  will be added to the
Certificate  Principal  Balance  thereof,  and  distributed  in  the  manner  described  under
"Description of the  Certificates--Principal  Distributions on the Senior  Certificates" to the
holders of the related class or classes of Accretion  Directed  Certificates of that series as principal in reduction of the Certificate  Principal  Balances  thereof.  Any distributions of the Accrual  Distribution Amount for any specified classes or classes of Accrual  Certificates to  the  related  class  or  classes  of  Accretion  Directed  Certificates  will  reduce  the
Certificate  Principal  Balances  of such  related  class or classes of  certificates  by that amount.  The  amount  that is added to the  Certificate  Principal  Balances  of any  class of
Accrual  Certificates  will accrue interest at the  pass-through  rate for that class. On each distribution  date on or  after  the  Accretion  Termination  Date  for a class  of  Accretion
Directed  Certificates of any series, the entire Accrued  Certificate  Interest on the related
Accrual  Certificates for that date will be payable to the holders of those  certificates,  as interest to the extent not  required to fully  reduce the  amounts of the  Accretion  Directed
Certificates  to  zero on the  Accretion  Termination  Date;  provided,  however,  that if the
Accretion  Termination  Date  is  the  Credit  Support  Depletion  Date,  the  entire  Accrual
Distribution  Amount for that date will be payable as  interest  to the holders of the Accrual
Certificates.

        ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered  certificates  of any  series,  an  amount  equal to (a) in the case of each  class of offered  certificates of that series,  other than any Interest Only Certificates and Principal
Only  Certificates,  interest  accrued  during  the  related  Interest  Accrual  Period on the
Certificate  Principal  Balance of the certificates of that class,  immediately  prior to that distribution  date at the related  pass-through  rate and (b) in the case of the Interest Only
Certificates of that series,  interest  accrued during the related  Interest Accrual Period on
the  related   Notional  Amount   immediately   prior  to  that   distribution   date  at  the
then-applicable  pass-through  rate on that  class for that  distribution  date;  in each case less  interest  shortfalls  on the mortgage  loans in the related  loan group  included in the trust  established for that series,  if any,  allocated  thereto for that distribution date to the extent not  covered,  with  respect to the Senior  Certificates  for that  series,  by the subordination  provided by the Class B Certificates  and Class M Certificates  of that series, or the related Class B  Certificates  and Class M  Certificates  of that series,  in a Stacked
Transaction,  and, only with respect to any class of Insured  Certificates  of any series,  by any applicable reserve fund and the additional credit  enhancement  provided by the applicable financial  guaranty  insurance  policy for interest  shortfalls  on the mortgage  loans in the related loan group other than  Prepayment  Interest  Shortfalls or interest  shortfalls due to application  of the Relief Act,  after  depletion of any  subordination,  and, with respect to the Class M  Certificates,  to the extent not  covered by the  subordination  provided  by the
Class B Certificates of that series,  or the related Class B Certificates  of that series,  in the case of a Stacked  Transaction,  and any class or classes of Class M Certificates  of that series,  or the  related  Class  M  Certificates  of that  series,  in the  case of a  Stacked
Transaction having a lower payment priority, including in each case:

               (i)    any Prepayment  Interest Shortfall on the mortgage loans included in the related  group to the extent not covered by the master  servicer as  described in this term sheet supplement under "Description of the Certificates-Interest Distributions";

               (ii)   in the case of an Excess Transaction,  the interest portions of Realized
        Losses for the related loan group,  including  Excess Special  Hazard  Losses,  Excess
        Fraud  Losses,  Excess  Bankruptcy  Losses  and  Extraordinary  Losses on the  related mortgage loans not allocated through subordination;

               (iii)  in the  case of an  Excess  Transaction,  the  interest  portion  of any
        Advances that were made with respect to  delinquencies  on the mortgage loans included in the related loan group that were ultimately  determined to be Excess Special Hazard
        Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

               (iv)   any other  interest  shortfalls  on the mortgage  loans  included in the related  loan  group  not  covered  by  the  subordination  provided  by the  Class  M
        Certificates  or  Class  B  Certificates  of  that  series,  or the  related  Class  B
        Certificates  and Class M  Certificates  of that  series,  in a  Stacked  Transaction, including  interest  shortfalls  relating to the  Servicemembers  Civil Relief Act, or similar legislation or regulations, all allocated as described below.

        Any  reductions  will be  allocated  among  the  holders  of all  related  classes  of certificates  in proportion to the  respective  amounts of Accrued  Certificate  Interest that would have been  payable on that  distribution  date absent these  reductions.  In the case of each class of Class A  Certificates  (other  than any  Principal  Only  Certificates)  and the
Class M  Certificates  of any  series,  Accrued  Certificate  Interest  on that  class will be further  reduced by the  allocation of the interest  portion of certain losses on the mortgage loans  included in the trust  established  for that series,  if any, as described  below under
"Description of the  Certificates-Allocation  of Losses;  Subordination."  Accrued Certificate
Interest on each class of Senior  Certificates  of any series  related to a loan group  (other than any  Principal  Only  Certificates)  will be  distributed  on a pro rata  basis.  Accrued
Certificate  Interest on each class of  certificates  is  calculated on the basis of a 360-day year consisting of twelve 30-day months.

        ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the  scheduled  payments  of  principal,  other  than any  Balloon  Amount in the case of a
Balloon  Loan,  and  interest  due on that  mortgage  loan during the related Due Period which were not  received as of the close of  business  on the  business  day  preceding  the related determination date.

        AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series will be  determined  separately  for each loan group of that series,  and in each case will be an amount equal to the aggregate of:

        o     the aggregate  amount of scheduled  payments on the mortgage  loans  included in the  related  loan group due during the  related  Due Period and  received on or prior to the related  determination  date, after deduction of the related master servicing fees and any subservicing fees, which are collectively  referred to as the servicing fees and payment of any premium and to the applicable  Certificate
              Insurer with respect to any financial  guaranty insurance policy related to that series;

        o     all  unscheduled  payments on the  mortgage  loans  included in the related loan
              group,   including  mortgagor  prepayments,   Insurance  Proceeds,   Liquidation
              Proceeds,   Subsequent   Recoveries   and  proceeds  from   repurchases  of  and
              substitutions  for these mortgage loans occurring during the preceding  calendar month or, in the case of  mortgagor  prepayments  in full,  during  the  related
              Prepayment Period; and

        o     all Advances on the mortgage  loans  included in the related loan group made for that distribution  date, in each case net of amounts  reimbursable  therefrom to the master servicer and any subservicer.

        In addition to the foregoing amounts,  with respect to unscheduled  collections on the mortgage  loans included in the trust  established  for that series,  not including  mortgagor prepayments,  the master  servicer  may elect to treat such amounts as included in the related
Available  Distribution  Amount for the distribution date in the month of receipt,  but is not obligated to do so. As  described  in this term sheet  supplement  under  "Description  of the
Certificates-Principal  Distributions on the Senior  Certificates," any amount with respect to which such  election  is so made shall be treated as having  been  received on the last day of the  preceding  calendar  month for the purposes of  calculating  the amount of principal  and interest  distributions to any class of certificates.  With respect to any distribution  date, the determination date is the second business day prior to that distribution date.

        CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect to any distribution  date and each loan group of any  series,  the amount of Advances or  Servicing  Advances  that were added to the  outstanding  principal  balance  of the  mortgage  loans in that loan  group  during  the preceding  calendar month and reimbursed to the master  servicer or subservicer on or prior to such  distribution  date,  plus the  related  Capitalization  Reimbursement  Shortfall  Amount remaining  unreimbursed  from any prior  distribution  date for that series and  reimbursed to the master servicer or subservicer on or prior to such distribution date,  provided,  however, that at no time can the Capitalization  Reimbursement  Amount be more than five percent of the aggregate  cut-off date principal  balance of the mortgage loans in the applicable loan group, unless  such limit is  increased  from time to time with the  consent of the Rating  Agencies.
The master  servicer or  subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

        CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With respect to any distribution date and each loan group of any  series,  the  amount,  if any,  by which the amount of Advances or
Servicing  Advances  that were added to the  principal  balance of the mortgage  loans in that loan group during the preceding  calendar  month  exceeds the amount of principal  payments on those  mortgage loans included in the related  Available  Distribution  Amount for that series on that distribution date.

        CERTIFICATE  PRINCIPAL  BALANCE--With respect to any offered certificate of any series, other than the Interest Only  Certificates,  as of any date of determination,  an amount equal to the sum of (x) the initial  Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates,  an amount  equal to the  Accrued  Certificate
Interest added to the Certificate  Principal Balance of that class of Accrual  Certificates on each distribution  date prior to the applicable  Accretion  Termination  Date,  reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that  certificate  and  (b)  any  reductions  in the  Certificate  Principal  Balance  of that certificate  deemed to have occurred in connection  with  allocations  of Realized  Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the
Certificate  Principal  Balances of the Class B  Certificates  for any series,  or the related
Class B  Certificates  in a Stacked  Transaction,  have been reduced to zero, the  Certificate
Principal  Balance of any  certificate of the class of Class M  Certificates  for that series, or the class of related Class M Certificates in a Stacked  Transaction,  outstanding  with the highest  payment  priority to which  Realized  Losses,  other  than,  in the case of an Excess
Transaction,  Excess Bankruptcy Losses,  Excess Fraud Losses, Excess Special Hazard Losses and
Extraordinary  Losses,  on the  mortgage  loans  included  in the trust  established  for that series have been allocated  shall be increased by the percentage  interest  evidenced  thereby multiplied by the amount of any Subsequent  Recoveries thereon not previously  allocated,  but not  by  more  than  the  amount  of  Realized  Losses  previously  allocated  to  reduce  the
Certificate  Principal Balance of that certificate,  and the Certificate  Principal Balance of the  class  of  certificates,  or  related  certificates  in a  Stacked  Transaction,  with  a
Certificate  Principal  Balance  greater than zero with the lowest  payment  priority shall be further reduced by an amount equal to the percentage  interest  evidenced  thereby  multiplied by the  excess,  if any,  of (i)  the  then-aggregate  Certificate  Principal  Balance  of all classes of certificates of that series then  outstanding over (ii) the  then-aggregate  Stated
Principal  Balance of all of the mortgage  loans,  or the related  mortgage loans in a Stacked
Transaction.   The  Certificate   Principal  Balance  of  any  Exchangeable   Certificates  or
Exchanged  Certificates  that are not  outstanding on any  distribution  date will be equal to zero.

        CLASS  A-P  COLLECTION  SHORTFALL--With  respect  to each  loan  group  and each  Final
Disposition  of a Discount  Mortgage  Loan  included in the related  loan group in  connection with each  distribution  date or any prior  distribution  date, the extent that (1) the amount included under clause (iii) of the applicable  definition of Class A-P Principal  Distribution
Amount for that  distribution  date for that loan series is less than (2) the amount described in (a) under clause (iii) of the  applicable  definition of Class A-P  Principal  Distribution
Amount.  Notwithstanding  any other provision of this term sheet supplement,  any distribution relating to any Class A-P  Collection  Shortfall for any series,  to the extent not covered by any amounts  otherwise  distributable  to the Class B-3  Certificates  of that  series,  shall result in a reduction of the amount of principal  distributions on that  distribution  date on
(i) first,  the Class B-2  Certificates  and Class B-1  Certificates  of that series,  in that order,  and (ii) second,  the Class M  Certificates  of that  series,  in each case in reverse order of their payment priority,  or in the case of a Stacked  Transaction,  to the extent not covered by any amounts  otherwise  distributable to the related Class B-3 Certificates of that series  shall  result  in a  reduction  of the  amount  of  principal  distributions  on  that
distribution   date  on  (i)  first,   the  related  Class  B-2  Certificates  and  Class  B-1
Certificates,  and (ii)  second,  the related  Class M  Certificates,  in each case in reverse order of their payment priority.

        CLASS A-P PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date and each loan group of any series,  a  distribution  allocable to principal made to holders of the related Class A-P Certificates of that series from the related Available  Distribution  Amount remaining  after the  related  Senior  Interest  Distribution  Amount,  other than any Accrual
Distribution  Amount on any  related  Senior  Certificates,  for that  series is  distributed, equal to the aggregate of:

               (i)    the related Discount  Fraction of the principal portion of the scheduled monthly payment on each Discount  Mortgage Loan included in the related loan group due during the  related  Due  Period,  whether or not  received on or prior to the related determination  date,  less the  Discount  Fraction  of the  principal  portion  of any related Debt Service  Reductions which together with other related  Bankruptcy  Losses for that series are in excess of the related Bankruptcy Amount;

               (ii)   the  related  Discount   Fraction  of  the  principal   portion  of  all
        unscheduled  collections  on each Discount  Mortgage Loan included in the related loan group,  other than  amounts  received  in  connection  with a Final  Disposition  of a
        Discount  Mortgage  Loan  described  in  clause  (iii)  below,   including   mortgagor
        prepayments,   repurchases   of  Discount   Mortgage  Loans  or,  in  the  case  of  a
        substitution,  amounts representing a principal adjustment, as required by the pooling and servicing agreement for that series,  Liquidation Proceeds,  Subsequent Recoveries and Insurance  Proceeds,  to the extent  applied as recoveries of principal,  received during the preceding calendar month or, in the case of mortgagor  prepayments in full, during the related Prepayment Period;

               (iii)  in connection  with the Final  Disposition  of a Discount  Mortgage Loan included in the related loan group that did not result in any related  Excess  Special
        Hazard Losses,  Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses,
        an amount equal to the lesser of (a) the  applicable  Discount  Fraction of the Stated
        Principal   Balance  of  that  Discount   Mortgage  Loan  immediately  prior  to  that
        distribution  date  and (b) the  aggregate  amount  of  collections  on that  Discount
        Mortgage Loan to the extent applied as recoveries of principal;

               (iv)   any amounts  allocable to  principal  for the related loan group for any previous  distribution  date  calculated  pursuant to clauses (i) through  (iii) above that remain undistributed; and

               (v)    an amount  equal to the  aggregate of the related  Class A-P  Collection
        Shortfalls for all distribution  dates on or prior to such distribution date, less any amounts  paid  under this  clause on a prior  distribution  date,  until paid in full;
        provided,  that  distributions  under this clause (v) shall only be made to the extent of  Eligible  Funds  for the  related  loan  group  (as  described  in the  applicable definition of Eligible Funds) on any distribution date; minus

               (vi)   the   related   Discount   Fraction   of  the  portion  of  the  related
        Capitalization  Reimbursement  Amount for such  distribution  date, if any, related to each Discount Mortgage Loan included in the related loan group.

        Notwithstanding  the  foregoing,  on or after the Credit Support  Depletion  Date, the
Class A-P Principal  Distribution  Amount with respect to any  distribution  date and any loan group  will  equal the  related  Discount  Fraction  of the  principal  portion  of  scheduled payments and unscheduled  collections  received or advanced in respect of the related Discount
Mortgage  Loans  minus  the  related   Discount   Fraction  of  the  portion  of  the  related
Capitalization  Reimbursement  Amount  for such  distribution  date,  if any,  related to each related Discount Mortgage Loan

        CLASS  M  PERCENTAGE--With   respect  to  the  Class  M-1,  Class  M-2  and  Class  M-3
Certificates  for any Crossed  Transaction and any  distribution  date, a percentage  equal to the  Certificate  Principal  Balance  of the  related  class of Class M  Certificates  of that series  immediately  prior to that distribution date divided by the aggregate Stated Principal
Balance of all of the  mortgage  loans  included  in the trust  established  for that  series, other than the related  Discount  Fraction of the Stated  Principal  Balance of each  Discount
Mortgage Loan for that series,  immediately prior to that  distribution  date. With respect to the  Class  M-1,  Class  M-2 and  Class M-3  Certificates  related  to any loan  group for any
Stacked  Transaction  and  any  distribution  date,  a  percentage  equal  to the  Certificate
Principal  Balance  of the class of related  Class M  Certificates  immediately  prior to that distribution  date divided by the aggregate  Stated  Principal  Balance of all of the mortgage loans in the related loan group,  other than the related  Discount  Fraction of each  Discount
Mortgage Loan in that loan group, immediately prior to that distribution date.

        COMBINATION GROUP--For any series, the group of Exchangeable  Certificates set forth in the related prospectus supplement.

        CREDIT SUPPORT DEPLETION DATE--For any series that is a Crossed Transaction,  the first distribution  date on which the Senior  Percentage  equals 100%,  and for any series that is a
Stacked  Transaction and each loan group, the first  distribution  date on which the aggregate
Certificate  Principal  Balance of the related  Class M  Certificates  and the related Class B
Certificates has been reduced to zero.

        DECEASED  HOLDER--For  any series  with a class of Random Lot Insured  Certificates,  a beneficial  owner of a Random Lot Insured  Certificate  of that class who was a natural person living  at the  time  that  holder's  interest  was  acquired  and  whose  executor  or  other authorized  representative  causes  to be  furnished  to the  participant,  evidence  of death satisfactory to the participant and any tax waivers requested by the participant.

        DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in each loan group of any series,  a fraction,  expressed as a  percentage,  the  numerator of which is the
Discount  Mortgage  Rate for that loan group  minus the Net  Mortgage  Rate for such  Discount
Mortgage  Loan and the  denominator  of  which is the  Discount  Mortgage  Rate for that  loan group.  The Class A-P  Certificates  related to any loan group will be  entitled  to  payments based on the Discount  Fraction of the Discount  Mortgage  Loans  included in the related loan group.

        DISCOUNT  MORTGAGE  LOAN--For any series and each loan group,  any mortgage loan with a
Net Mortgage Rate less than the Discount Mortgage Rate for that loan group.

        DISCOUNT  MORTGAGE  RATE--For each loan group of any series,  the rate set forth in the prospectus supplement for that series with respect to that loan group.

        DUE DATE--With  respect to any distribution date and any mortgage loan, the date during the related Due Period on which scheduled payments are due.

        DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the distribution date occurs.

        ELIGIBLE  FUNDS--With  respect to any distribution  date and for each loan group of any series,  an amount equal to the excess of (i) the related Available  Distribution  Amount over
(ii)  the  sum  of the  related  Senior  Interest  Distribution  Amount,  the  related  Senior
Principal  Distribution  Amount (determined without regard to clause (iv) of the definition of
"Senior Principal  Distribution  Amount"), the related Class A-P Principal Distribution Amount
(determined  without  regard  to  clause  (v)  of  the  definition  of  "Class  A-P  Principal
Distribution  Amount")  and, in the case of a Crossed  Transaction,  the  aggregate  amount of
Accrued  Certificate  Interest on the Class M, Class B-1 and Class B-2  Certificates  for that series,  and,  in  the  case  of a  Stacked  Transaction,  the  aggregate  amount  of  Accrued
Certificate Interest on the related Class M, Class B-1, and Class B-2 Certificates.

        EXCESS  BANKRUPTCY   LOSSES--For  any  Excess  Transaction  there  is  also  a  Crossed
Transaction,  Bankruptcy  Losses on the mortgage loans in excess of the Bankruptcy  Amount for that series,  and for any Excess Transaction there is also a Stacked  Transaction,  Bankruptcy
Losses on the mortgage  loans  included in any loan group in excess of the related  Bankruptcy
Amount.

        EXCESS FRAUD LOSSES--For any Excess  Transaction there is also a Crossed  Transaction,
Fraud  Losses on the mortgage  loans in excess of the Fraud Loss Amount for that  series,  and for any Excess Transaction there is also a Stacked  Transaction,  Fraud Losses on the mortgage loans included in any loan group in excess of the related Fraud Loss Amount.

        EXCESS SPECIAL HAZARD  LOSSES--For any Crossed  Transaction,  Special Hazard Losses on
the  mortgage  loans in excess of the  Special  Hazard  Amount  for that  series,  and for any
Stacked  Transaction,  Special  Hazard Losses on the mortgage loans included in any loan group in excess of the related Special Hazard Amount.

        EXCESS SUBORDINATE  PRINCIPAL  AMOUNT--For any series that is a Crossed Transaction and with respect to any distribution  date on which the Certificate  Principal Balance of the most subordinate  class or  classes  of  certificates  of that  series  then  outstanding  is to be reduced to zero and on which  Realized  Losses for that  series  are to be  allocated  to that class or those  classes,  the amount,  if any, by which (i) the amount of principal that would
otherwise  be   distributable  on  that  class  or  those  classes  of  certificates  on  that distribution  date is greater  than (ii) the  excess,  if any,  of the  aggregate  Certificate
Principal  Balance of that class or those classes of  certificates  immediately  prior to that distribution  date  over the  aggregate  amount  of  Realized  Losses  for that  series  to be allocated  to that class or those  classes  of  certificates  on that  distribution  date,  as reduced by any  amount  calculated  pursuant  to clause  (v) of the  definition  of "Class A-P
Principal  Distribution  Amount." The Excess  Subordinate  Principal  Amount will be allocated among the groups of Senior  Certificates on a pro rata basis,  based on the amount of Realized
Losses in the respective loan groups.

        For any series  that is a Stacked  Transaction  and with  respect to any  distribution date on which the Certificate  Principal  Balance of the most subordinate  class or classes of certificates  related to a loan group then  outstanding with a Certificate  Principal  Balance greater  than zero is to be reduced to zero and on which  Realized  Losses are to be allocated to that class or those  classes,  the  amount,  if any,  by which (i) the amount of  principal that would otherwise be  distributable  on that class or those classes of certificates on that distribution  date is greater  than (ii) the  excess,  if any,  of the  aggregate  Certificate
Principal  Balance of that class or those classes of  certificates  immediately  prior to that distribution  date over the aggregate  amount of Realized Losses to be allocated to that class or those  classes  of  certificates  on that  distribution  date,  as  reduced  by any  amount calculated  pursuant  to clause  (v) of the  related  definition  of "Class  A-P  Distribution
Amount."  The  Excess  Subordinate  Principal  Amount for the  certificates  related to a loan group will be  allocated  between the Senior  Certificates  (other than the related  Class A-P
Certificates),  on a pro rata basis,  Class M Certificates  and Class B  Certificates  of such loan group,  in  accordance  with the amount of Realized  Losses on the mortgage  loans in the related loan group allocated to the related certificates on that distribution date.

        EXCHANGEABLE  CERTIFICATES--For any series, the class of certificates set forth as such in the prospectus supplement for such series.

        EXCHANGES  CERTIFICATES--For any series, the class of certificates set forth as such in the prospectus supplement for such series.

        EXCESS TRANSACTION--A  series of certificates in which Fraud Losses,  Bankruptcy Losses and Special  Hazard Losses up to the Fraud Loss Amount,  Bankruptcy  Amount and Special Hazard
Amount,  respectively,  and Extraordinary Losses are allocated as set forth herein in a manner distinct from Realized  Losses (other than Fraud Losses,  Bankruptcy  Losses,  Special  Hazard
Losses and Extraordinary Losses).

        FINAL  DISPOSITION--With  respect to a defaulted  mortgage loan, a Final Disposition is deemed to have occurred upon a  determination  by the master servicer that it has received all
Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash  recoveries  which the master servicer  reasonably and in good faith expects to be finally  recoverable  with respect to the mortgage loan.

        INSURED  CERTIFICATES--For  any  series,  any  class of  certificates  specified  to be insured certificates in the prospectus supplement for that class of certificates.

        INTEREST ACCRUAL  PERIOD--For any distribution date and for all classes of certificates other than any Floating Rate  Certificates and any Inverse  Floating Rate  Certificates of any
series,  the calendar month  preceding the month in which the  distribution  date occurs,  and for any  distribution  date and for any Floating Rate  Certificates  and any Inverse  Floating
Rate  Certificates of any series,  the period  beginning on the 25th calendar day of the month preceding the month in which such  distribution  date occurs and ending on the 24th day of the
month  in  which  such  distribution   date  occurs.   Notwithstanding   the  foregoing,   the
distributions  of interest on any  distribution  date for all classes of  certificates  of any series,  including  any Floating Rate  Certificates  and Inverse  Floating Rate  Certificates,
will reflect interest accrued,  and receipts for that interest accrued,  on the mortgage loans included in the related  loan group for the  preceding  calendar  month,  as may be reduced by any Prepayment  Interest  Shortfall and other shortfalls in collections of interest thereon to the extent described in this term sheet supplement.

        LIBOR--For any  distribution  date and for any class of Floating Rate  Certificates and
Inverse  Floating Rate  Certificates  of that series for which it is the applicable  index for any such class,  the  arithmetic  mean of the London  Interbank  Offered Rate  quotations  for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

        INTEREST ONLY  CERTIFICATES--For  any series, the Class A-V Certificates related to any loan  group  and any  other  class of  Class A  Certificates  specified  to be  interest  only certificates in the prospectus supplement for that class of certificates.

        NET MORTGAGE  RATE--As to a mortgage  loan  included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master  servicing and subservicing fees accrue.

        NON-DISCOUNT  MORTGAGE  LOAN--For  each loan group of any series,  the  mortgage  loans other than the Discount Mortgage Loans for that loan group.

        NOTIONAL AMOUNT--With respect to any date of determination,  the Notional Amount of the
Class A-V  Certificates  for each loan  group of any series is equal to the  aggregate  Stated
Principal  Balance of the mortgage loans included in the related loan group  immediately prior to that  date,  and the  Notional  Amount of any other  class of  Interest  Only  Certificates included in that series will be the  notional  amount set forth in the  prospectus  supplement for that  class.  Reference  to a  Notional  Amount  is solely  for  convenience  in  specific calculations  and does not  represent  the right to receive  any  distributions  allocable  to principal.  The Notional Amount of any  Exchangeable  Certificates  or Exchanged  Certificates
that are not outstanding on any distribution date will be equal to zero.

        PRINCIPAL  ONLY  CERTIFICATES--For  each  loan  group  of any  series,  the  Class  A-P
Certificates  related to any loan group and any other class of Class A Certificates  specified
to  be  principal  only   certificates  in  the  prospectus   supplement  for  that  class  of
certificates.

        RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured Certificates of that series  subject to random lot  procedures  and special rules  regarding  the  procedures, practices  and  limitations  applicable  to the  distribution  of  principal  on  the  related mortgage loans, as described in this term sheet  supplement and the prospectus  supplement for that class.

        RECORD DATE--With  respect to any certificates and any distribution  date, the close of business on the last business day of the preceding calendar month.

        ROUNDING  ACCOUNT--For  any series with a class of Random Lot Insured  Certificates,  a non-interest  bearing  account to be  established  on the closing date for that series as more fully described in the prospectus supplement for that class.

        SENIOR ACCELERATED DISTRIBUTION  PERCENTAGE--For each loan group of any series and with respect to any  distribution  date occurring during the first five years following the closing date for that  series,  100%.  The Senior  Accelerated  Distribution  Percentage  for any loan group for any  distribution  date occurring  after the first five years  following the closing date for that series will be as follows:

        o     with  respect to any  distribution  date during the sixth year after the closing date for that series,  the related Senior  Percentage on that  distribution date plus 70% of the related Subordinate Percentage on that distribution date;

        o     with respect to any distribution  date during the seventh year after the closing date for that series,  the related Senior  Percentage on that  distribution date plus 60% of the related Subordinate Percentage on that distribution date;

        o     with respect to any  distribution  date during the eighth year after the closing date for that series,  the related Senior  Percentage on that  distribution date plus 40% of the related Subordinate Percentage on that distribution date;

        o     with  respect to any  distribution  date during the ninth year after the closing date for that series,  the related Senior  Percentage on that  distribution date plus 20% of the  related Subordinate Percentage on that distribution date; and

        o     with respect to any distribution  date for that series  thereafter,  the related
              Senior Percentage on that distribution date.

In the case of a Stacked  Transaction,  if on any distribution date for that series the Senior
Percentage  for a loan group exceeds the initial Senior  Percentage  for that loan group,  the
Senior  Accelerated  Distribution  Percentage  for that loan group on that  distribution  date will  once  again  equal  100%,  and,  in  the  case  of a  Crossed  Transaction,  if  on  any distribution  date the  weighted  average  of the  Senior  Percentages  for each  loan  group, weighted on the basis of the Stated  Principal  Balances of the mortgage  loans in the related loan group,  excluding the Discount Fraction of the related Discount  Mortgage Loans,  exceeds the weighted average of the initial Senior  Percentages,  calculated on such basis, the Senior
Accelerated  Distribution  Percentages  for both loan groups for that  distribution  date will once again equal 100%..

        Any scheduled reduction to the Senior Accelerated  Distribution  Percentage for a loan group shall not be made as of any distribution date unless either:

               (a)(i)(X)  the  outstanding  principal balance of mortgage loans in the related loan group,  in the case of a Stacked  Transaction,  and for both loan groups,  in the case of a Crossed  Transaction,  is  delinquent  60 days or more,  including  mortgage loans in  bankruptcy,  foreclosure  and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  Certificate Principal Balance of the Class M
        Certificates and Class B Certificates,  in the case of a Crossed  Transaction,  or the related  Class M  Certificates  and  Class B  Certificates,  in the case of a  Stacked
        Transaction,  is less than 50% or (Y) the  outstanding  principal  balance of mortgage loans in both loan groups, in the case of a Crossed  Transaction,  or the related loan group, in the case of a Stacked Transaction,  is delinquent 60 days or more, including mortgage loans in bankruptcy,  foreclosure and REO, averaged over the last six months, as a percentage of the aggregate  outstanding principal balance of all mortgage loans, in the case of a Crossed Transaction,  and in the related loan group, in the case of a
        Stacked Transaction, averaged over the last six months, does not exceed 2%, and

               (ii)   Realized  Losses on the mortgage loans in both loan groups,  in the case of a  Crossed  Transaction,  or the  related  loan  group,  in the  case of a  Stacked
        Transaction,  to date for that  distribution  date,  if  occurring  during  the sixth, seventh,  eighth, ninth or tenth year, or any year thereafter,  after the closing date for that series, are less than 30%, 35%, 40%, 45% or 50%, respectively,  of the sum of the initial  Certificate  Principal  Balances of the Class M Certificates  and Class B
        Certificates in a Crossed  Transaction,  or the related Class M Certificates and Class
        B Certificates in a Stacked Transaction; or

               (b)(i)  the  outstanding  principal  balance  of  mortgage  loans in both  loan groups, in the case of a Crossed  Transaction,  or the related loan group, in the case of a Stacked  Transaction,  is delinquent 60 days or more, including mortgage loans in bankruptcy,  foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate  outstanding  principal balance of all mortgage loans, in the case of a  Crossed  Transaction,  and in the  related  loan  group,  in the case of a  Stacked
        Transaction, averaged over the last six months, does not exceed 4%, and

               (ii)   Realized  Losses on the mortgage loans in both loan groups,  in the case of a  Crossed  Transaction,  or the  related  loan  group,  in the  case of a  Stacked
        Transaction,  to date for that  distribution  date,  if  occurring  during  the sixth, seventh,  eighth, ninth or tenth year, or any year thereafter,  after the closing date for that series, are less than 10%, 15%, 20%, 25% or 30%, respectively,  of the sum of the initial  Certificate  Principal  Balances of the Class M Certificates  and Class B
        Certificates in a Crossed  Transaction,  or the related Class M Certificates and Class
        B Certificates in a Stacked Transaction.

        Notwithstanding  the foregoing,  upon reduction of the Certificate  Principal Balances of the Senior Certificates in a Crossed  Transaction,  or the Senior Certificates related to a loan group in a Stacked Transaction,  other than the related Class A-P Certificates,  to zero, the Senior  Accelerated  Distribution  Percentage  in a Crossed  Transaction,  or the  related
Senior  Accelerated  Distribution  Percentage  in a Stacked  Transaction,  as the case may be, will equal 0%.

        SENIOR  INTEREST  DISTRIBUTION  AMOUNT--For any group of certificates in any series and with respect to any distribution  date, the aggregate amount of Accrued  Certificate  Interest to be distributed to the holders of the related group of Senior  Certificates  for that series on that distribution date, including any Accrual Distribution Amount on any related class.

        SENIOR  PERCENTAGE--For  each  loan  group  of any  series  and  with  respect  to each distribution  date, the percentage  equal to the aggregate  Certificate  Principal  Balance of the  related  group of Senior  Certificates,  other than the related  Class A-P  Certificates, immediately  prior  to that  distribution  date  divided  by the  aggregate  Stated  Principal
Balance of all of the  mortgage  loans  included  in the related  loan  group,  other than the related Discount  Fraction of the Stated Principal  Balance of the Discount  Mortgage Loans in
that loan group,  immediately prior to that  distribution  date. The initial Senior Percentage for  each  loan  group  is less  than the  initial  percentage  interest  in that  loan  group evidenced by the related  Senior  Certificates  in the  aggregate  because that  percentage is calculated  without regard to either the  Certificate  Principal  Balance of the related Class
A-P  Certificates or the related  Discount  Fraction of the Stated  Principal  Balance of each related Discount Mortgage Loan.

        SENIOR  PRINCIPAL  DISTRIBUTION  AMOUNT--For each loan group of series and with respect
to  any  distribution   date,  the  lesser  of  (a)  the  balance  of  the  related  Available
Distribution  Amount  remaining  after the related  Senior  Interest  Distribution  Amount and related Class A-P Principal  Distribution  Amount (determined  without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") have been  distributed  and (b)
the sum of:

               (i)    the product of (A) the  then-applicable  related  Senior  Percentage and
        (B) the aggregate of the following amounts:

                     (1)     the principal  portion of all scheduled  monthly  payments on the mortgage  loans in that loan group other than the related  Discount  Fraction of the principal  portion of those payments with respect to each Discount  Mortgage
              Loan in that loan  group,  due during the  related  Due  Period,  whether or not received  on or prior to the  related  determination  date,  less the  principal portion of Debt Service  Reductions,  other than the related  Discount  Fraction of the  principal  portion of the Debt Service  Reductions  with respect to each
              Discount   Mortgage  Loan  in  that  loan  group,   which  together  with  other
              Bankruptcy  Losses on the  related  loan  group  are in  excess  of the  related
              Bankruptcy Amount;

                     (2)     the  principal  portion of all  proceeds of the  repurchase  of a mortgage  loan in that loan  group or,  in the case of a  substitution,  amounts representing a principal  adjustment,  other than the related Discount  Fraction of the  principal  portion  of those  proceeds  with  respect  to each  Discount
              Mortgage  Loan in that loan  group,  as  required  by the  related  pooling  and servicing agreement during the preceding calendar month; and

                     (3)     the  principal  portion  of  all  other  unscheduled  collections received  in  respect  of the  mortgage  loans  in that  loan  group,  including
              Subsequent  Recoveries,  received  during the preceding  calendar  month,  other than  full  and  partial  mortgagor  prepayments  and any  amounts  received  in connection  with a Final  Disposition  of a mortgage  loan  described  in clause
              (ii) below,  to the extent  applied as recoveries  of principal,  other than the related  Discount  Fraction  of  the  principal  portion  of  those  unscheduled collections, with respect to each Discount Mortgage Loan in that loan group;

               (ii)   in  connection  with the Final  Disposition  of a mortgage  loan in that loan group (x) that  occurred in the preceding  calendar  month and (y) in the case of an Excess  Transaction,  that did not  result in any  related  Excess  Special  Hazard
        Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses, an
        amount equal to the lesser of:

                     (1)     the  then-applicable  related  Senior  Percentage  of the  Stated
              Principal  Balance  of that  mortgage  loan,  other  than the  related  Discount
              Fraction of the Stated Principal  Balance,  with respect to a Discount  Mortgage
              Loan in that loan group; and

                     (2)     the  then-applicable  related  Senior  Accelerated   Distribution
              Percentage  of  the  related  unscheduled  collections  on  the  mortgage  loans included  in that loan  group,  including  Insurance  Proceeds  and  Liquidation
              Proceeds,  to the extent applied as recoveries of principal,  in each case other than the portion of the  collections,  with respect to a Discount  Mortgage Loan in that loan  group,  included  in clause  (iii) of the  related  definition  of
              Class A-P Principal Distribution Amount;

               (iii)  the then-applicable  related Senior Accelerated  Distribution Percentage of the aggregate of all partial  mortgagor  prepayments  on the mortgage loans in that loan group made during the preceding calendar month and mortgagor  prepayments in full made during the related  Prepayment  Period,  other than the related Discount Fraction of mortgagor  prepayments,  with respect to each  Discount  Mortgage Loan in that loan group;

               (iv)   any Excess Subordinate  Principal Amount allocated to that loan group on that distribution date; and

               (v)    any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were allocated to the Class M  Certificates  or Class B  Certificates,  or the related
        Class M or Class B Certificates in a Stacked Transaction; minus

               (vi)   the related  Capitalization  Reimbursement  Amount on such  distribution date, other than the related  Discount  Fraction of any portion of that amount related to each  Discount  Mortgage  Loan in that loan group,  multiplied  by a fraction,  the numerator  of  which is the  related  Senior  Principal  Distribution  Amount  on such distribution  date,  without giving effect to this clause (vi), and the denominator of which is the sum of the  principal  distribution  amounts  for all  classes of related certificates  of that series other than the related  Class A-P  Certificates,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

        SENIOR SUPPORT  CERTIFICATES--For any series, any class of Class A Certificates of that series  specified to be senior  support  certificates  in the  prospectus  supplement for that class of certificates.

        SUBORDINATE  PERCENTAGE--As  of any date of  determination  and each loan  group of any series,  a  percentage  equal to 100%  minus the Senior  Percentage  for that loan group as of that date.

        SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net  of  reimbursable  expenses,  with respect to mortgage loans in the related loan group that have been  previously  liquidated and that resulted in a Realized Loss.

        SUPER SENIOR  CERTIFICATES--For  any series,  any class of Class A Certificates  of any series specified to be super senior  certificates in the prospectus  supplement for that class of certificates.

        SUPER SENIOR  OPTIMAL  PERCENTAGE--For  any specified  class or classes of Super Senior
Certificates of any series and as to any distribution  date on or after the applicable  Credit
Support  Depletion  Date for that class, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal Balance of those Super Senior Certificates  immediately prior to that  distribution  date and the  denominator  of which is the aggregate  Certificate
Principal  Balance of the  related  Senior  Certificates  (other  than the  related  Class A-P
Certificates) immediately prior to that distribution date.

        SUPER SENIOR OPTIMAL PRINCIPAL DISTRIBUTION  AMOUNT--For any specified class or classes of Super Senior  Certificates  of any series and as to any  distribution  date on or after the applicable  Credit  Support  Depletion  Date for that class and with  respect  to those  Super
Senior  Certificates,  an amount equal to the product of (a) the related Super Senior  Optimal
Percentage  and (b) the amounts  described in clause (b) of the  definition of related  Senior
Principal Distribution Amount for that series.

               DISTRIBUTIONS ON CERTAIN CLASSES OF EXCHANGEABLE CERTIFICATES

        In the event that any class of  Exchangeable  Certificates  comprising  a  Combination
Group for any series are exchanged for their related  Exchanged  Certificates,  such Exchanged
Certificates  will be entitled to the principal  distributions  on each class of  Exchangeable
Certificates.  Such Exchanged  Certificates will also be entitled to the combined pass-through rate of the related  Exchangeable  Certificates.  In  addition,  such  Exchanged  Certificates will be  allocated  the  Realized  Losses and  interest  shortfalls  allocable to the class of related Exchangeable Certificates in a Combination Group.

        In the event that any class of  Exchanged  Certificates  for any series are  exchanged for  their  related  Exchangeable  Certificates  in a  Combination  Group,  such  Exchangeable
Certificates will be entitled to a proportionate  share of the principal  distributions on the related  class  of  Exchanged  Certificates.  Such  Exchangeable  Certificates  will  also  be entitled  to a  proportionate  share  of  the  pass-through  rate  of  the  related  Exchanged
Certificates.  In  addition,  Exchangeable  Certificates  in a  Combination  Group will bear a proportionate  share of Realized  Losses and  interest  shortfalls  allocable  to the class of related Exchanged Certificates.

               INTEREST DISTRIBUTIONS

        Holders of each class of Senior  Certificates  of any series other than the  Principal
Only  Certificates  will be entitled to receive  interest  distributions in an amount equal to the Accrued  Certificate  Interest on that class on each  distribution  date, to the extent of the Available  Distribution  Amount for that series on that distribution  date,  commencing on the first  distribution date in the case of all classes of Senior  Certificates of that series entitled  to  interest  distributions,  other than any class of Accrual  Certificates  of that series,  and commencing on the Accretion  Termination Date for that class in the case of those
Accrual  Certificates.  To the extent  provided in the  prospectus  supplement  for a class of certificates,  holders of any class of certificates  intended to be the beneficiary of a yield maintenance  agreement  will also be entitled to receive  payments,  if any,  made pursuant to such yield maintenance agreement.

        Holders  of each  class of Class M  Certificates  of any series  will be  entitled  to receive  interest  distributions  in an amount  equal to the Accrued  Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for the related  loan group,  in the case of a Stacked  Transaction,  and each related loan group, in the case of a  Crossed  Transaction,  on that  distribution  date  after  distributions  of interest and principal to the related Senior  Certificates,  reimbursements  for some Advances on the mortgage loans to the master  servicer and  distributions  of interest and principal to any class of related Class M Certificates of that series having a higher payment priority.

        As described in the definition of "Accrued Certificate  Interest," Accrued Certificate
Interest on each class of  certificates  of any series is subject to reduction in the event of specified  interest  shortfalls on the related mortgage loans allocable thereto.  However,  in the event that any such  interest  shortfall on the  mortgage  loans is allocated to a related class  of  Insured  Certificates  of  that  series,  the  amount  of such  allocated  interest shortfall,  subject  to any  applicable  limitations,  will  be  drawn  under  the  applicable financial  guaranty  insurance  policy for that class and  distributed  to the holders of that class of Insured Certificates; provided that:

               (i)    no such  draw  will be made in  respect  of any  such  shortfall  on the
        related   mortgage  loans  caused  by  the  Relief  Act  or  similar   legislation  or
        regulations; and

               (ii)   no  such  draw  will  be  made in  respect  of any  Prepayment  Interest
        Shortfall on the related mortgage loans.

        Shortfalls  described  in  clauses  (i) and (ii) with  respect to the  mortgage  loans related to that class of Insured  Certificates may be covered by any amounts  available in any applicable  reserve fund for that class,  if any,  described in the prospectus  supplement for that class.  Notwithstanding  the  foregoing,  if payments are not made as required  under the financial  guaranty  insurance  policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable  financial  guaranty insurance policy, any interest shortfalls  on the mortgage  loans in the related loan group may be allocated to that class of
Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

        The Principal Only Certificates are not entitled to distributions of interest.

        Prepayment  Interest Shortfalls will result because interest on prepayments in full is paid by the  related  mortgagor  only to the date of  prepayment,  and  because no interest is distributed  on  prepayments  in part, as these  prepayments in part are applied to reduce the outstanding  principal  balance of the related  mortgage loans as of the Due Date in the month of prepayment.

        However,  with  respect  to any  distribution  date  for any  series,  any  Prepayment
Interest  Shortfalls  on  the  mortgage  loans  in  the  related  loan  group  resulting  from prepayments in full or  prepayments in part made during the preceding  calendar month that are being distributed to the  certificateholders  of that series on that distribution date will be offset by the master  servicer,  but only to the extent those Prepayment  Interest  Shortfalls do not  exceed  an  amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the  Stated
Principal Balance of the mortgage loans in the related loan group  immediately  preceding that distribution  date and (b) the sum of the master  servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master servicer on amounts  payable  with  respect to the  mortgage  loans in the  related  loan group on that distribution  date.  No  assurance  can  be  given  that  the  master  servicing  compensation
available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient   therefor.   Any
Prepayment  Interest  Shortfalls  which  are  not  covered  by  the  master  servicer  on  any distribution  date will not be reimbursed on any future  distribution  date.  See "Pooling and
Servicing  Agreement--Servicing  and Other  Compensation  and Payment of Expenses" in this term sheet supplement.

        If on any distribution  date the related Available  Distribution  Amount for each loan group  of any  series  is  less  than  Accrued  Certificate  Interest  on the  related  Senior
Certificates  of that series for that  distribution  date,  the  shortfall  will be  allocated among the  holders of all  classes of  related  Senior  Certificates  in  proportion  to their respective  amounts of Accrued  Certificate  Interest for that distribution date. In addition, the amount of any such  interest  shortfalls  on the mortgage  loans in the related loan group that are  covered  by  subordination,  specifically,  interest  shortfalls  not  described  in clauses (i) through (iv) in the  definition of Accrued  Certificate  Interest,  will be unpaid
Accrued  Certificate  Interest and will be  distributable  to holders of the  certificates  of that series  entitled to those amounts on subsequent  distribution  dates, in each case to the extent of the Available  Distribution  Amount for the related loan group for that series after interest  distributions  as described  in this term sheet  supplement.  However,  any interest shortfalls  resulting  from the failure of the yield  maintenance  agreement  provider to make payments  pursuant to the yield  maintenance  agreement,  if any,  will not be unpaid  Accrued
Certificate Interest and will not be paid from any source on any distribution date.

        These interest  shortfalls could occur, for example,  if delinquencies on the mortgage loans included in the related loan group were  exceptionally  high and were  concentrated in a particular  month and  Advances  by the  master  servicer  did not cover  the  shortfall.  Any amounts so  carried  forward  will not bear  interest.  Any  interest  shortfalls  will not be offset by a reduction  in the  servicing  compensation  of the master  servicer or  otherwise, except to the limited  extent  described  in the second  preceding  paragraph  with respect to
Prepayment Interest Shortfalls.

        Prior to the distribution  date on which the Accretion  Termination Date for any class of any series with a class of Accrual  Certificates  occurs,  interest shortfalls allocated to each class of Accrual  Certificates  of that  series  will  reduce the amount that is added to the Certificate  Principal  Balance of that class in respect of Accrued  Certificate  Interest on that  distribution  date,  and will  result  in a  corresponding  reduction  of the  amount available  for  distribution  relating  to  principal  on the  related  class  or  classes  of
Accretion  Directed  Certificates  and will cause the Certificate  Principal  Balance of those certificates  to be  reduced to zero later than  would  otherwise  be the case.  See  "Certain
Yield and  Prepayment  Considerations"  in this term sheet  supplement.  Because any  interest shortfalls  on the mortgage  loans in the related  loan group  allocated to a class of Accrual
Certificates of any series prior to the distribution  date on which the Accretion  Termination
Date for that class  occurs will  result in the  Certificate  Principal  Balance of that class being less than they would  otherwise  be, the  amount of Accrued  Certificate  Interest  that will  accrue  on that  class  in the  future  and  the  amount  that  will  be  available  for distribution  relating to  principal  on the related  class or classes of  Accretion  Directed
Certificates and that class of Accrual Certificates will be reduced.

        The  pass-through  rates on all classes of offered  certificates of any series will be as described in the prospectus supplement for a class of certificates.

        The  pass-through  rate on the Variable Strip  Certificates for each loan group of any series  on each  distribution  date will  equal  the  weighted  average,  based on the  Stated
Principal Balance of the mortgage loans in the related loan group  immediately  preceding that distribution  date of the pool strip rates on each of the  mortgage  loans in the related loan group.  The pool strip rate on any  mortgage  loan in the  related  loan group is equal to its
Net  Mortgage  Rate  minus the  Discount  Mortgage  Rate for that loan group but not less than
0.00%.

        As  described  in  this  term  sheet  supplement,  the  Accrued  Certificate  Interest allocable  to each  class  of  certificates  of any  series,  other  than the  Principal  Only
Certificates,  which  are  not  entitled  to  distributions  of  interest,  is  based  on  the
Certificate   Principal  Balance  of  that  class  or,  in  the  case  of  the  Interest  Only
Certificates, on the Notional Amount of that class.

               DETERMINATION OF LIBOR

        For any class of Floating Rate  Certificates and Inverse Floating Rate Certificates of
any series for which LIBOR is the  applicable  index,  LIBOR for any Interest  Accrual  Period after the  initial  Interest  Accrual  Period will be  determined  as  described  in the three succeeding  paragraphs,  except is otherwise set forth in the  prospectus  supplement for that class.

        On each  distribution  date,  LIBOR shall be  established by the trustee and as to any
Interest  Accrual  Period for any class of Floating  Rate  Certificates  and Inverse  Floating
Rate  Certificates  of that series for which  LIBOR is the  applicable  index,  other than the initial Interest  Accrual Period,  LIBOR will equal the rate for United States dollar deposits for one month  which  appears  on the Dow Jones  Telerate  Screen  Page 3750 of the  Moneyline
Telerate  Capital  Markets Report as of 11:00 A.M.,  London time, on the second LIBOR business day prior to the first day of that  Interest  Accrual  Period,  or the LIBOR  rate  adjustment date.  Telerate  Screen Page 3750 means the display  designated  as page 3750 on the  Telerate
Service  or any  other  page as may  replace  page 3750 on that  service  for the  purpose  of displaying  London  interbank  offered  rates of major  banks.  If the rate does not appear on that page or any other page as may  replace  that page on that  service,  or if the service is no longer  offered,  any other service for  displaying  LIBOR or comparable  rates that may be selected by the trustee  after  consultation  with the master  servicer,  the rate will be the reference bank rate.

        The  reference  bank  rate  will be  determined  on the  basis  of the  rates at which deposits  in U.S.  Dollars  are  offered by the  reference  banks,  which shall be three major banks that are  engaged  in  transactions  in the London  interbank  market,  selected  by the trustee  after  consultation  with the  master  servicer.  The  reference  bank  rate  will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR  business day prior to the immediately  preceding  distribution  date to prime banks in the London  interbank  market for a period  of one  month  in  amounts  approximately  equal  to the  aggregate  Certificate
Principal  Balance of any class of  Floating  Rate  Certificates  and  Inverse  Floating  Rate
Certificates  of that series for which LIBOR is the  applicable  index then  outstanding.  The trustee will request the principal  London office of each of the reference  banks to provide a quotation  of its  rate.  If at least  two  quotations  are  provided,  the  rate  will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations  are provided as requested,  the rate will be the  arithmetic  mean of the rates quoted by one or more major banks in New York City,  selected by the trustee after  consultation with the master servicer, as of 11:00  A.M.,  New York City  time,  on that date for loans in U.S.  Dollars  to  leading
European  banks for a period  of one month in  amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance  of any  class  of  Floating  Rate  Certificates  and  Inverse
Floating  Rate  Certificates  of that  series  for which  LIBOR is the  applicable  index then outstanding.  If no  quotations  can be  obtained,  the  rate  will be  LIBOR  for  the  prior distribution  date;  provided  however,  if, under the  priorities  listed  previously in this paragraph,  LIBOR  for  a  distribution  date  would  be  based  on  LIBOR  for  the  previous distribution  date for the third  consecutive  distribution  date,  the trustee  shall,  after consultation with the master servicer,  select an alternative  comparable index over which the trustee  has no control,  used for  determining  one-month  Eurodollar  lending  rates that is calculated  and  published  or  otherwise  made  available  by  an  independent  party.  LIBOR business  day  means  any day  other  than (i) a  Saturday  or a Sunday or (ii) a day on which banking  institutions  in the city of London,  England are required or authorized by law to be closed.

        The  establishment  of LIBOR  by the  trustee  and the  master  servicer's  subsequent calculation of the pass-through  rates  applicable to any class of Floating Rate  Certificates and Inverse  Floating  Rate  Certificates  of that  series for which  LIBOR is the  applicable index for the relevant  Interest  Accrual Period,  in the absence of manifest  error,  will be final and binding.

               PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

        The holders of the Senior  Certificates  of any series,  other than the Interest  Only
Certificates,  which are not  entitled  to  distributions  of  principal,  will be entitled to receive on each  distribution  date, in the priority  described in this term sheet  supplement and the  prospectus  supplement  for that  series  and to the  extent  of the  portion  of the related Available  Distribution  Amount remaining after the distribution of the related Senior
Interest  Distribution  Amount,  other than any Accrual  Distribution  Amount,  a distribution allocable to principal equal to the sum of the related Senior Principal  Distribution  Amount, any  Accrual  Distribution  Amount  for  a  class  of  Accrual  Certificates  in  the  related certificate group and the related Class A-P Principal Distribution Amount.

        After distribution of the related Senior Interest  Distribution Amount, other than any
Accrual  Distribution  Amount  for a class  of  Accrual  Certificates  in the  related  group, distributions  of principal on each group of Senior  Certificates  on each  distribution  date will be made as follows:

        (a)    For each  group of  certificates,  prior to the  occurrence  of the  applicable
Credit Support Depletion Date for that loan group:

                      (1)    the related  Class A-P  Principal  Distribution  Amount  shall be distributed  to  the  related  Class  A-P  Certificates,  in  reduction  of the
               Certificate Principal Balance thereof,  until the Certificate Principal Balance thereof has been reduced to zero;

                      (2)    any   Accrual   Distribution   Amount  for  a  class  of  Accrual
               Certificates  related to that loan group shall be distributed (x) first, to the related  class or classes of Accretion  Directed  Certificates  in reduction of the Certificate  Principal  Balance  thereof,  until the Certificate  Principal
               Balance  thereof has been reduced to zero, in  accordance  with the priority of payment set forth in the  prospectus  supplement for that class and (y) second, to the related  class or classes of Accrual  Certificates,  in reduction of the
               Certificate  Principal  Balances  thereof,   until  the  Certificate  Principal
               Balances thereof have been reduced to zero;

                      (3)    the  related  Senior  Principal   Distribution  Amount  shall  be
               distributed to the Class A Certificates  related to that loan group, other than any  Interest  Only  Certificates,  in the order of priority  described  in the prospectus supplement supplement for that series;

        (b)    On or after the occurrence of the Credit  Support  Depletion Date for each loan group of any series,  all  priorities  relating to  distributions  as  described in clause (a)
above relating to principal among the Senior  Certificates  related to that loan group will be disregarded.  Instead,  an  amount  equal to the  related  Class  A-P  Principal  Distribution
Amount  will be  distributed  to the  related  Class A-P  Certificates,  and then the  related
Senior Principal  Distribution Amount will be distributed to the Senior  Certificates  related to that loan group  remaining,  other than the  related  Class A-P  Certificates,  pro rata in accordance  with  their  respective  outstanding  Certificate  Principal  Balances;  provided, however,  that until  reduction of the Certificate  Principal  Balance of any class or classes of Super  Senior  Certificates  related  to that  loan  group to zero,  the  aggregate  amount distributable  to any related class or classes of Senior Support  Certificates  and such class or classes of Super  Senior  Certificates  in respect  of the  aggregate  Accrued  Certificate
Interest  thereon and in respect of their  aggregate  pro rata  portion of the related  Senior
Principal  Distribution  Amount will be distributed among those  certificates in the following priority:  first,  to such  class or  classes of Super  Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest  thereon;  second, to the related class or classes of Super  Senior  Certificates,  up to an amount  equal to the related  Super  Senior  Optimal
Principal  Distribution  Amount,  in reduction of the Certificate  Principal  Balance thereof, until the  Certificate  Principal  Balance  thereof has been  reduced to zero;  third,  to the related  class or  classes  of  Senior  Support  Certificates,  up to an  amount  equal to the
Accrued  Certificate  Interest thereon;  and fourth, to the related class or classes of Senior
Support  Certificates,  the remainder,  until the  Certificate  Principal  Balance thereof has been reduced to zero.

        (c)    After   reduction  of  the  Certificate   Principal   Balances  of  the  Senior
Certificates  in a  certificate  group  of any  series,  other  than  the  related  Class  A-P
Certificates,  to zero but prior to the  Credit  Support  Depletion  Date  applicable  to that class,  the  Senior  Certificates,  other than the  related  Class A-P  Certificates,  will be entitled to no further  distributions  of  principal  and the related  Available  Distribution
Amount  will be paid solely to the holders of the  related  Class A-P,  the related  Class A-V
Certificates  and the Class M and Class B  Certificates,  or the  related  Class M and Class B
Certificates,  in the case of a Stacked  Transaction,  in each case as  described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

        Notwithstanding  the  foregoing  in  the  case  of  any  Crossed  Transaction,  on any distribution  date  prior  to the  Credit  Support  Depletion  Date  on  which  the  aggregate
Certificate  Principal  Balance of any of the Senior  Certificates in any certificate group is greater than the  aggregate  Stated  Principal  Balance of the  mortgage  loans in the related loan group in each case after giving effect to distributions  to be made on such  distribution date,  (1) 100% of the  mortgagor  prepayments,  exclusive of the related  Discount  Fraction, otherwise  allocable  to the Class M  Certificates  and Class B  Certificates  on the mortgage loans in the  other  loan  groups  will be  distributed  to the  class or  classes  of  Senior
Certificates  in that  certificate  group and in accordance  with the  priorities set forth in the  clauses  (a)  and  (b)  above  for  that  certificate  group,  and  in  reduction  of the
Certificate  Principal Balances thereof,  until the aggregate Certificate Principal Balance of such class or classes of certificates  equals the aggregate  Stated  Principal  Balance of the mortgage loans in the related loan group,  and (2) an amount equal to one month's  interest at the applicable  pass-through  rate for such class or classes of  certificates on the amount of such difference will be distributed  from the related  Available  Distribution  Amount for the other loan groups  otherwise  allocable  on a pro rata basis to the Class M  Certificates  and
Class B  Certificates  first  to  pay  any  unpaid  interest  on  such  class  or  classes  of certificates  and  then  to  pay  principal  on  such  classes  in  the  manner  described  in
(1) above.  If more  than  one  group  of  Senior  Certificates  is  undercollateralized  on a distribution  date,  amounts  distributable to such groups pursuant to the preceding  sentence will be allocated  among such groups,  pro rata,  based upon the amount by which the aggregate
Certificate  Principal  Balance of each such group  exceeds  the  aggregate  Stated  Principal
Balance of the mortgage loans in the related loan group.

        In addition,  prior to the occurrence of the Credit  Support  Depletion Date but after the  reduction  of the  Certificate  Principal  Balances  of the  Senior  Certificates  in any
certificate  group to zero,  100% of the mortgagor  prepayments  on the mortgage  loans in the related  loan group,  exclusive  of the related  Discount  Fraction,  will be allocated to the remaining Senior  Certificates in the other  certificate  groups (other than the related Class
A-P Certificates),  as applicable,  on a pro rata basis, and in accordance with the priorities set  forth  in  clause  (b)  above  for  that  certificate  group,  and  in  reduction  of the
Certificate  Principal  Balances  thereof,  on any  distribution  date unless (i) the weighted average  of the  Subordinate  Percentages,  weighted  on the  basis  of the  Stated  Principal
Balances of the mortgage  loans in the related loan group,  is at least two times the weighted average  of the  initial  Subordinate  Percentages  for each loan  group,  calculated  on such basis,  and (ii) the  outstanding  principal  balance of the mortgage loans in each loan group delinquent  60 days or more  averaged  over  the  last  six  months,  as a  percentage  of the aggregate  outstanding  Certificate  Principal Balance of the Class M Certificates and Class B
Certificates, is less than 50%.

               PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

        A  class  of  Insured  Certificates  for any  series  may be  subject  to  random  lot procedures and special rules  regarding the procedures,  practices and limitations  applicable to the  distribution  of principal  on the  mortgage  loans in the related loan group for that series.

        General.  Beneficial  owners of any class of Random Lot Insured  Certificates have the right to request that  distributions  of principal be made with respect to their  certificates on any  distribution  date on  which  that  class  of  certificates  is  entitled  to  receive distributions  of principal.  As to  distributions  of principal among holders of any class of
Random Lot Insured  Certificates,  Deceased Holders who request distributions will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot  Insured  Certificates other than Deceased Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

        Prospective  certificateholders in any class of Random Lot Insured Certificates of any series  should  be  aware  that  distributions  of  principal  on  those  certificates  may be significantly  earlier or later  than the date that may be desired by that  certificateholder.
All  such  requested  distributions  are  subject  to the  priorities  described  below  under
"--Priority of Requested  Distributions" and are further subject to the limitation that they be made  (i)  only in  lots  equal  to  integral  multiples  of  $1,000  of the  related  initial
Certificate  Principal  Balance,  each such certificate  referred to as an Individual  Insured
Certificate  and  (ii)  only  to  the  extent  that  the  portion  of  the  Senior   Principal
Distribution  Amount for the related  loan group  allocated to any class of Random Lot Insured
Certificates  on the  applicable  distribution  date  (plus  any  amounts  available  from the related  Rounding  Account  for that  series)  provides  sufficient  funds for such  requested distributions.  To  the  extent  that  amounts  available  for  distributions  in  respect  of principal  on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the  requests  made by  Deceased  Holders  and  Living  Holders  for principal  distributions  applicable to that  distribution  date,  such excess amounts will be distributed  to the  beneficial  owners of any class of Random  Lot  Insured  Certificates  by random lot, as described below under  "--Mandatory  Distributions  of Principal on any Class of
Random Lot Insured Certificates" below.

        On each  distribution  date  on  which  amounts  are  available  for  distribution  in
reduction  of  the  Certificate   Principal  Balance  of  any  class  of  Random  Lot  Insured
Certificates of any series,  the aggregate  amount  allocable to such  distributions  for that class will be rounded,  as  necessary,  to an amount equal to an integral  multiple of $1,000, except as provided  below,  in accordance  with the  limitations  set forth in this term sheet supplement.  Such  rounding  will be  accomplished  on the  first  distribution  date on which distributions  of  principal  on that class of Random  Lot  Insured  Certificates  are made by withdrawing  from the related  Rounding  Account for that series the amount of funds,  if any, needed to round the amount  otherwise  available  for that  distribution  with respect to that class of Random Lot  Insured  Certificates  upward to the next  higher  integral  multiple  of
$1,000.  On each  succeeding  distribution  date on which  distributions  of principal on that class of Random Lot Insured  Certificates  are to be made, the aggregate  amount  allocable to that  class of  Random  Lot  Insured  Certificates  will be  applied  first to repay any funds withdrawn from the Rounding Account for that series on the prior  distribution  date, and then the remainder of such  allocable  amount,  if any, will be similarly  rounded  upward  through another  withdrawal from the Rounding  Account for that series and distributed in reduction of the  Certificate  Principal  Balance of that class of Random  Insured Lot  Certificates.  This process  will  continue  on  succeeding  distribution  dates until the  Certificate  Principal
Balance of that class of Random Lot Insured  Certificates  has been reduced to zero. Thus, the aggregate  distribution  made in reduction of the Certificate  Principal Balance of that class of Random Lot Insured  Certificates  on each  distribution  date may be slightly  more or less than would be the case in the absence of such rounding  procedures,  but such  difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random
Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

        Notwithstanding any provisions in this term sheet supplement to the contrary,  on each distribution  date  following  the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal  Balance of the Insured  Certificates will be made pro rata  among the  holders  of the  Insured  Certificates  in  accordance  with the  outstanding
Certificate  Principal  Balance  and will  not be made in  integral  multiples  of  $1,000  or pursuant to requested distributions or mandatory distributions by random lot.

        There is no assurance that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a  distribution  will receive the  distribution  at any  particular  time after the  distribution  is  requested,  since there can be no assurance that funds will be available for making those  distributions  on any  particular  distribution date,  or, even if funds are available  for making  principal  distributions  on that class of
Random  Lot  Insured  Certificates,  that such  distributions  will be made to any  particular beneficial  owner  whether  that  beneficial  owner is a Deceased  Holder or a Living  Holder.
Also,  due to the procedure  for mandatory  distributions  described  below under  "--Mandatory
Distributions of Principal on any Class of Random Lot Insured  Certificates,"  there can be no assurance  that on any  distribution  date on which the funds  available for  distribution  in respect of principal  of that class of Random Lot Insured  Certificates  exceed the  aggregate amount of  distributions  requested by beneficial  owners of certificates  of that class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.
THUS, THE TIMING OF  DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE  PRINCIPAL  BALANCE FOR ANY
PARTICULAR  RANDOM  LOT  INSURED  CERTIFICATE,  WHETHER OR NOT THE  SUBJECT  OF A REQUEST  FOR
DISTRIBUTION  BY A DECEASED  HOLDER OR A LIVING  HOLDER,  IS HIGHLY  UNCERTAIN AND MAY BE MADE
EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

        Priority of  Requested  Distributions.  Subject to the  limitations  described in this term sheet  supplement,  including  the timing and the order of the receipt of the request for distributions as described below under  "--Procedure for Requested  Distributions,"  beneficial owners  of any  class of Random  Lot  Insured  Certificates  of any  series  have the right to request  that  distributions  be made in  reduction of the  Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which  distributions  in reduction of the
Certificate  Principal  Balance  of any class of Random  Lot  Insured  Certificates  are made, those  distributions  will be made in the  following  order of priority  among the  beneficial owners  of that  class:  (i) any  request  by a  Deceased  Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not exceeding $10,000 per request.  Thereafter,  distributions will be made as provided in clauses (i) and (ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated  for each  request for  principal  distributions  made by the beneficial  owners of any class of Random Lot  Insured  Certificates  of any series  until all such requests have been honored.

        Procedure  for  Requested  Distributions.  Under  the  current  procedures  of DTC,  a beneficial  owner may request that  distributions  in reduction of the  Certificate  Principal
Balance of its Random Lot Insured  Certificates  be made on a distribution  date by delivering a written  request for those  distributions  to the participant or indirect  participant  that maintains  the  beneficial  owner's  account  with respect to that class of Random Lot Insured
Certificates  so that such request is received by the trustee  from DTC on DTC's  "participant terminal  system" on or before the close of  business  on the last  business  day of the month next  preceding the month in which the related  distribution  date occurs,  or the record date for  such  distribution  date.  In the case of a  request  on  behalf  of a  Deceased  Holder, appropriate  evidence  of death  and any tax  waivers  are  required  to be  forwarded  to the participant  under separate cover.  Furthermore,  those requests of Deceased  Holders that are
incomplete  may  not  be  honored  by  the  participant.   The  participant  shall  forward  a
certification  satisfactory  to the  trustee  for  that  series  certifying  the  death of the beneficial  owner and the receipt of the  appropriate  death and tax waivers.  The participant should in turn make the  request  of DTC (or,  in the case of an  indirect  participant,  such firm must notify the related  participant of such request,  which participant  should make the request of DTC) on DTC's  participant  terminal system.  The trustee will not accept a request from a person  other  than  DTC.  DTC may  establish  such  procedures  as it  deems  fair and equitable to establish the order of receipt of requests for those  requests for  distributions received  by it on the same day.  None of the master  servicer,  the  depositor,  the  related
Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant  or any indirect  participant  in the delivery of requests for  distributions  or  withdrawals  of those  distributions  to the  trustee  or for any  changes  made to the  procedures  described herein by DTC, any participant or any indirect  participant.  Requests for  distributions  are to be  honored in the order of their  receipt  (subject  to the  priorities  described  in the previous  paragraph).  The exact  procedures  to be followed  by the  trustee for  purposes of determining  the order of  receipt of such  requests  will be those  established  from time to time by DTC.  Requests for  distributions  of principal  received by DTC and  forwarded to the trustee on DTC's  participant  terminal  system  after the record  date for such  distribution date and requests for  principal  distributions  received in a timely  manner but not accepted with respect to a given  distribution  date, will be treated as requests for  distributions on the next succeeding  distribution date and each succeeding  distribution date thereafter until each request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal Balance of a Random Lot Insured  Certificate of any
series submitted by a beneficial  owner of that certificate will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been  withdrawn by the  participant  in writing.  Each Random Lot Insured  Certificate  of any series  covered by that  request  will  continue to bear  interest at the related  pass-through  rate through the
Interest Accrual Period related to such distribution date.

        In the case of a request  on behalf of a  Deceased  Holder,  the  related  participant shall  forward  certification  satisfactory  to  the  trustee  certifying  the  death  of  the beneficial  owner and the  receipt  of the  appropriate  death  and tax  waivers.  Random  Lot
Insured Certificates  beneficially owned by tenants by the entirety,  joint tenants or tenants in common  will be  considered  to be  beneficially  owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common  will be deemed to be the death of the beneficial  owner,  and the Random Lot Insured  Certificates of any series so beneficially owned will be eligible to request  priority with respect to  distributions in reduction of the
Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated in this term sheet  supplement.  Any  Random Lot  Insured  Certificates  beneficially  owned by a trust will be  considered to be  beneficially  owned by each  beneficiary  of the trust to the extent  of such  beneficiary's  beneficial  interest  in that  trust,  but in no event  will a trust's  beneficiaries  collectively  be  deemed  to  be  beneficial  owners  of a  number  of
Individual Insured  Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner.  The death of a beneficiary  of a trust will be deemed to be the death of a beneficial owner of the Random Lot Insured  Certificates  beneficially owned by the trust but only to the extent of such  beneficiary's  beneficial  interest  in that  trust.
The  death of an  individual  who was a tenant  by the  entirety,  joint  tenant  or tenant in common  in a tenancy  which is the  beneficiary  of a trust  will be deemed to be the death of the  beneficiary  of the trust.  The death of a person who,  during his or her  lifetime,  was entitled to  substantially  all of the  beneficial  ownership  interests in Random Lot Insured
Certificates  of any series  will be deemed to be the death of the  beneficial  owner of those certificates  regardless of the registration of ownership,  if that beneficial interest can be established to the  satisfaction of the participant.  Such beneficial  interest will be deemed to exist in  typical  cases of street  name or  nominee  ownership,  ownership  by a  trustee, ownership  under  the  Uniform  Gift to  Minors  Act and  community  property  or other  joint ownership  arrangements  between a husband and wife.  Beneficial  interest  shall  include the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured  Certificate  of any
series  and  the  right  to  receive  the  proceeds   therefrom,   as  well  as  interest  and
distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a distribution in reduction of the Certificate  Principal  Balance of a Random Lot
Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal representative,  surviving  tenant by the  entirety,  surviving  joint  tenant or a  surviving tenant in common of the Deceased Holder.

        With respect to Random Lot Insured  Certificates of any series as to which  beneficial owners  have  requested  distributions  to be made on a  particular  distribution  date and on which  distributions  of principal  are being made,  the trustee will notify DTC prior to that distribution  date whether,  and the extent to which,  those  certificates  have been accepted
for  distributions.   Participants  and  indirect  participants  holding  Random  Lot  Insured
Certificates  of any series are required to forward such notices to the  beneficial  owners of
those   certificates.   Individual  Insured   Certificates  that  have  been  accepted  for  a
distribution  will be due and payable on the  applicable  distribution  date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

        Any  beneficial  owner of a Random  Lot  Insured  Certificate  of any  series  who has requested a distribution  may withdraw its request by so notifying in writing the  participant or indirect  participant  that maintains that beneficial  owner's  account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant must notify the related  participant  which in turn must forward the withdrawal of such request,  on DTC's participant  terminal  system.  If that notice of withdrawal of a request for distribution has not been received on DTC's  participant  terminal system on or before the record date for such distribution  date,  the previously  made request for  distribution  will be irrevocable  with respect to the making of  distributions in reduction of the Certificate  Principal  Balance of that Random Lot Insured Certificate on the applicable distribution date.

        Mandatory  Distributions of Principal on any Class of Random Lot Insured Certificates.
To the extent,  if any, that  distributions in reduction of the Certificate  Principal Balance of  that  class  of  Insured  Certificates  on a  distribution  date  exceed  the  outstanding
Certificate  Principal  Balance of that class of Random Lot Insured  Certificates with respect to which  distribution  requests have been received by the applicable record date,  additional
Random  Lot  Insured   Certificates  of  that  class  in  lots  equal  to  Individual  Insured
Certificates  will be selected  to receive  principal  distributions  in  accordance  with the
then-applicable   established   random  lot   procedures  of  DTC,  and  the   then-applicable
established  procedures of the  participants and indirect  participants,  which may or may not be by random lot. No prior  notice will be  provided by the  depositor,  the master  servicer, the  related  Certificate  Insurer or the trustee to the  beneficial  owners of the Random Lot
Insured  Certificates of that class for those  distributions made by random lot. Investors may ask  those  participants  or  indirect  participants  what  allocation  procedures  they  use.
Participants and indirect  participants  holding Random Lot Insured Certificates of that class selected for  mandatory  distributions  of principal  are required to provide  notice of those mandatory distributions to the affected beneficial owners.

               PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

        Holders of each class of the Class M  Certificates  of each series will be entitled to
receive  on  each  distribution   date,  to  the  extent  of  the  portion  of  the  Available
Distribution  Amount for the related  loan group,  in the case of a Stacked  Transaction,  and each loan group, in the case of a Crossed Transaction, remaining after:

o       the sum of the Senior Interest Distribution Amounts,  Class A-P Principal Distribution
         Amounts and Senior Principal Distribution Amounts is distributed;

o       reimbursement  is made to the master  servicer for some Advances on the mortgage loans in the related loan group remaining  unreimbursed  following the final liquidation of the related  mortgage loan to the extent  described  below under  "Description of the
         Certificates--Advances";

o       the aggregate  amount of Accrued  Certificate  Interest and  principal  required to be distributed  to any class of related Class M  Certificates,  in the case of a Stacked
         Transaction  and  any  class  of  Class M  Certificates,  in the  case  of a  Crossed
         Transaction,   having  a  higher  payment  priority  on  that  distribution  date  is distributed to holders of that class of Class M Certificates; and

o       the aggregate  amount of Accrued  Certificate  Interest  required to be distributed to that class of Class M Certificates on that distribution date is distributed a distribution allocable to principal in the sum of the following:

               (i)    such class's pro rata share, based on the Certificate  Principal Balance of each class of related Class M Certificates  and Class B  Certificates,  in the case of a Stacked  Transaction,  and each class of Class M and Class B  Certificates,  then outstanding,  of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

                      (1)    the principal  portion of all scheduled  monthly  payments on the related  mortgage  loans,  other  than the  related  Discount  Fraction  of the principal  portion of those payments with respect to a Discount  Mortgage Loan, due during the related Due Period,  whether or not  received on or prior to the related  determination  date,  less  the  principal  portion  of  Debt  Service
               Reductions,  other than the related Discount  Fraction of the principal portion of the Debt Service  Reductions with respect to a Discount Mortgage Loan, which together with other related  Bankruptcy Losses for that series are in excess of the related Bankruptcy Amount for that series;

                      (2)    the  principal  portion of all  proceeds of the  repurchase  of a related mortgage loan or, in the case of a substitution,  amounts  representing a  principal  adjustment,  other  than the  related  Discount  Fraction  of the principal  portion of the proceeds with respect to a related Discount  Mortgage
               Loan,  as required by the related  pooling and servicing  agreement  during the preceding calendar month; and

                      (3)    the principal  portion of all other  unscheduled  collections  on the related mortgage loans,  including Subsequent  Recoveries,  received during
               the  preceding   calendar  month,   other  than  full  and  partial   mortgagor
               prepayments and any amounts received in connection with a Final  Disposition of a related  mortgage loan described in clause (ii) below,  to the extent applied as  recoveries of principal,  other than the related  Discount  Fraction of the principal amount of those  unscheduled  collections,  with respect to a related
               Discount Mortgage Loan;

               (ii)   that class' pro rata share,  based on the Certificate  Principal Balance of each class of related Class M Certificates  and Class B  Certificates,  in the case of a Stacked Transaction, and of the Class M and Class B Certificates,  in the case of a Crossed  Transaction,  then outstanding,  of all amounts received in connection with the Final  Disposition  of a related  mortgage loan,  other than the related  Discount
        Fraction of those amounts with respect to a related  Discount  Mortgage Loan, (x) that occurred  during  the  preceding  calendar  month  and (y) in the  case  of an  Excess
        Transaction,  that did not result in any related Excess Special Hazard Losses,  Excess
        Fraud Losses,  Excess Bankruptcy Losses or Extraordinary Losses, to the extent applied as  recoveries  of principal  and to the extent not  otherwise  payable to the related
        Senior Certificates;

               (iii)  the portion of  mortgagor  prepayments  in full on the related  mortgage loans made by the respective  mortgagors during the related  Prepayment Period and the portion of partial  mortgagor  prepayments  on the related  mortgage loans made by the respective  mortgagors  during the preceding  calendar  month,  other than the related
        Discount  Fraction of those mortgagor  prepayments  with respect to a related Discount
        Mortgage  Loan,  allocable to that class of Class M  Certificates  as described in the third succeeding paragraph;

               (iv)   if that class is the most senior class of related  certificates,  in the case of a Stacked  Transaction,  and most senior class of  certificates,  in a Crossed
        Transaction,  then  outstanding,  with a Certificate  Principal  Balance  greater than zero, an amount equal to the Excess  Subordinate  Principal  Amount  allocated to that
        loan  group,  as  described  in  the  definition  of  Excess   Subordinate   Principal
        Distribution Amount, if any; and

               (v)    any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i) through (iii) above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized  Losses which were allocated to any class of related Class M Certificates,  in the case of a Stacked
        Transaction,  and  any  class  of  Class M  Certificates,  in the  case  of a  Crossed
        Transaction,  with a  lower  payment  priority  or the  Class B  Certificates  of that series; minus

               (vi)   the  Capitalization  Reimbursement  Amount  for that loan  group on such distribution  date,  other than the related  Discount  Fraction of any portion of that amount  related to each Discount  Mortgage Loan in the related loan group,  multiplied by a fraction,  the numerator of which is the principal  distribution  amount for such class of Class M  Certificates,  without  giving  effect to this clause (vi),  and the denominator of which is the sum of the principal  distribution amounts for all classes of  related  certificates,  other than the  related  Class A-P  Certificates,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

        References  in this  term  sheet  supplement  to  "payment  priority"  of the  Class M
Certificates  of any series refer to a payment  priority  among those classes of  certificates as  follows:  (a) in the case of a  Stacked  Transaction,  first,  to the  related  Class  M-1
Certificates;  second, to the related Class M-2 Certificates;  and third, to the related Class
M-3  Certificates,  and (b) in the case of a  Crossed  Transaction,  first,  to the  Class M-1
Certificates;   second,  to  the  Class  M-2  Certificates;   and  third,  to  the  Class  M-3
Certificates.

        As to each class of Class M Certificates of any series, on any distribution  date, any
Accrued  Certificate  Interest thereon  remaining unpaid from any previous  distribution  date will be distributable  to the extent of the related  Available  Distribution  Amount available for that purpose.  Notwithstanding  the foregoing,  if the Certificate  Principal  Balances of the  related  Class B  Certificates,  in the case of a  Stacked  Transaction,  and the Class B
Certificates,  in the case of a  Crossed  Transaction,  have  been  reduced  to  zero,  on any distribution  date, with respect to the class of related Class M Certificates,  in the case of a  Stacked  Transaction,  and  Class M  Certificates,  in the case of a  Crossed  Transaction, outstanding on that distribution  date with a Certificate  Principal Balance greater than zero with the lowest payment priority,  Accrued Certificate  Interest thereon remaining unpaid from
any  previous   distribution   date  will  not  be   distributable,   except  in  the  limited
circumstances  provided in the related  pooling and  servicing  agreement.  In  addition,  any interest  shortfalls  resulting from the failure of any yield maintenance  agreement  provider to make  payments  pursuant  to a yield  maintenance  agreement  will  not be  unpaid  Accrued
Certificate Interest and will not be paid from any source on any distribution date.

        All  mortgagor  prepayments  on the  mortgage  loans  in a loan  group  not  otherwise distributable  to the related  Senior  Certificates  of that series will be allocated on a pro rata  basis  among  the  class of  related  Class M  Certificates,  in the  case of a  Stacked
Transaction,  and Class M Certificates,  in the case of a Crossed Transaction,  of that series with the highest  payment  priority  then  outstanding  with a Certificate  Principal  Balance greater  than  zero  and  each  other  class  of  related  Class M  Certificates  and  Class B
Certificates,  in the case of a  Stacked  Transaction,  and Class M  Certificates  and Class B
Certificates,  in the case of a Crossed  Transaction,  of that series for which  certain  loss levels  established  for that  class in the  pooling  and  servicing  agreement  have not been exceeded.  The  related  loss  level on any  distribution  date would be  satisfied  as to any
Class M-2, Class M-3 or Class B  Certificates  of that series,  respectively,  only if the sum of the current  percentage  interests in the related  mortgage  loans  evidenced by that class and each  class,  if any,  subordinate  thereto  were at least equal to the sum of the initial percentage  interests in the related  mortgage  loans  evidenced by that class and each class, if any, subordinate thereto.

        As stated above under "Description of the Certificates--Principal  Distributions on the
Senior  Certificates," the Senior Accelerated  Distribution  Percentage for each group will be
100%  during  the first  five  years  after  the  closing  date for that  series,  unless  the
Certificate  Principal Balances of the related Senior Certificates of that series,  other than the related  Class A-P  Certificates,  are  reduced to zero  before the end of that  five-year period,  and will thereafter equal 100% whenever the related Senior  Percentage of that series exceeds the initial related Senior  Percentage.  Furthermore,  as described in this term sheet supplement,  the related Senior  Accelerated  Distribution  Percentage will exceed the related
Senior  Percentage  during the sixth through  ninth years  following the closing date for that series,  and scheduled  reductions to the related Senior Accelerated  Distribution  Percentage may be postponed  due to the loss and  delinquency  experience  of the  mortgage  loans in the related  loan  group.  Accordingly,  each  class  of the  Class  M  Certificates  will  not be entitled to any  mortgagor  prepayments  on the related  mortgage  for at least the first five years after the closing date for that series,  unless the  Certificate  Principal  Balances of
the  related  Senior   Certificates   of  that  series  (other  than  the  related  Class  A-P
Certificates)  have been  reduced to zero  before the end of such  period,  and may receive no
mortgagor  prepayments  or  a  disproportionately   small  portion  of  mortgagor  prepayments
relative  to the  related  Class M  Percentage  during  certain  periods  after this five year
period.   See  "Description  of  the   Certificates--Principal   Distributions  on  the  Senior
Certificates" in this term sheet supplement.

               ALLOCATION OF LOSSES; SUBORDINATION

        The  subordination  provided  to the  Senior  Certificates  by  the  related  Class  B
Certificates and Class M Certificates,  in the case of a Stacked Transaction,  and the Class B
Certificates  and  Class  M  Certificates,  in the  case  of a  Crossed  Transaction,  and the subordination  provided  to  each  class  of  Class  M  Certificates  by the  related  Class B
Certificates  and by any class of related Class M  Certificates  subordinate  thereto,  in the case of a Stacked  Transaction,  and by the Class B  Certificates  and by any class of Class M
Certificates  subordinate thereto, in the case of a Crossed  Transaction,  will cover Realized
Losses on the  mortgage  loans  included  in the trust  established  for that  series that are
Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any
Realized  Losses on the mortgage loans included in the trust  established  for any series and, in the case of an Excess  Transaction,  which are not Excess  Special  Hazard  Losses,  Excess
Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

in the case of a Stacked Transaction,

o       first, to the related Class B Certificates;

o       second, to the related Class M-3 Certificates;

o       third, to the related Class M-2 Certificates;

o       fourth, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o       first, to the Class B Certificates;

o       second, to the Class M-3 Certificates;

o       third, to the Class M-2 Certificates; and

o       fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any Realized Loss is on a Discount  Mortgage Loan, to the
related  Class A-P  Certificates  in an amount equal to the related  Discount  Fraction of the principal  portion  of the  Realized  Loss  until the  Certificate  Principal  Balance  of the related  Class A-P  Certificates  has been reduced to zero,  and the remainder of the Realized
Losses  on  Discount  Mortgage  Loans in the  related  loan  group  and the  entire  amount of
Realized  Losses on  Non-Discount  Mortgage  Loans in the related loan group will be allocated among all the remaining  classes of related Senior  Certificates  of that series on a pro rata basis;  provided,  however,  that all or any portion of such  losses for any series  otherwise allocable  to any  class or  classes  of Super  Senior  Certificates  of that  series  will be allocated  to the  related  class or classes of Senior  Support  Certificates  of that  series until the Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced  to  zero,  as and to the  extent  described  in the  prospectus  supplement  for that series.  Subject  to  any  applicable  limitations,  Realized  Losses  on the  mortgage  loans included in the trust  established  for any series with a class of Insured  Certificates  that are  allocated  to that  class of  Insured  Certificates  will be  covered  by the  applicable financial guaranty insurance policy.

        On any distribution date,  Realized Losses will be allocated as described in this term sheet supplement after distributions of principal as described in this term sheet supplement.

        Investors in the Senior  Certificates  of a Crossed  Transaction  should be aware that because the Class M  Certificates  and Class B  Certificates  represent  interests in all loan
groups,  the  Certificate   Principal  Balances  of  the  Class M   Certificates  and  Class B
Certificates  could be reduced to zero as a result of a  disproportionate  amount of  Realized
Losses on the  mortgage  loans in one or more loan  groups.  Therefore,  notwithstanding  that
Realized  Losses on the  mortgage  loans in a loan group may only be  allocated to the related
Senior  Certificates,  the allocation to the Class M  Certificates and Class B Certificates of
Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such Senior  Certificates  by the Class M  Certificates  and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

        Any  allocation  of a  Realized  Loss,  other  than a  Debt  Service  Reduction,  to a certificate will be made by reducing:

o       its  Certificate  Principal  Balance,  in the  case of the  principal  portion  of the
         Realized  Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided  that, in the case of a Crossed  Transaction,  no
         reduction  shall  reduce  the  aggregate   Certificate   Principal   Balance  of  the
         certificates  below the  aggregate  Stated  Principal  Balance of the mortgage  loans included  in the trust  established  for that  series,  and, in the case of a Stacked
         Transaction,  the related certificates  representing the related loan group below the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group;
         and

o       the Accrued  Certificate  Interest thereon, in the case of the interest portion of the
         Realized  Loss, by the amount so allocated as of the  distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

        In addition,  any allocation of a Realized Loss to a Class M Certificate of any series may also be made by operation of the payment  priority to the related Senior  Certificates  of that series described under  "Description of the  Certificates--Principal  Distributions on the
Senior  Certificates" and any class of related Class M Certificates,  in the case of a Stacked
Transaction,  and Class M Certificates,  in the case of a Crossed  Transaction,  with a higher payment priority.

        As used  in  this  term  sheet  supplement,  subordination  refers  to the  provisions discussed  above for the  sequential  allocation  of  Realized  Losses on the  mortgage  loans included in the trust  established  for any series among the various  classes of  certificates for  that  series,  as  well as all  provisions  effecting  those  allocations  including  the priorities  for  distribution  of cash  flows in the  amounts  described  in this  term  sheet supplement.

        In  instances  in which a mortgage  loan is in  default  or if  default is  reasonably foreseeable,  and if  determined  by the master  servicer  to be in the best  interest  of the certificateholders  of the  related  series,  the master  servicer or  subservicer  may permit servicing  modifications  of the mortgage loan rather than  proceeding  with  foreclosure,  as described under "Description of the  Certificates--Collection  and Other Serving Procedures" in
the related base prospectus.  However,  the master  servicer's and the  subservicer's  ability to perform  servicing  modifications  will be subject to some  limitations,  including but not limited  to the  following.  Advances  and  other  amounts  may be  added  to the  outstanding principal  balance  of a mortgage  loan only once  during  the life of a  mortgage  loan.  Any amounts added to the principal  balance of the mortgage loan, or capitalized  amounts added to the mortgage  loan,  will be required to be fully  amortized  over the  remaining  term of the mortgage  loan. All  capitalizations  are to be  implemented  in accordance  with  Residential
Funding's  program guide and may be  implemented  only by servicers that have been approved by the master  servicer for that  purpose.  The final  maturity of any mortgage  loan included in the  trust  established  for any  series  shall not be  extended  beyond  the final  scheduled distribution  date for that  series.  No  servicing  modification  with  respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage  rate as in effect on the applicable  cut-off date,  but not less than the applicable  servicing fee rate.  Further,  the aggregate  current  principal  balance of all mortgage  loans included in the  trust  established  for any  series  subject  to  modifications  can be no more than five percent (5%) of the  aggregate  principal  balance of those  mortgage  loans as of the cut-off date for that series,  but this limit may  increase  from time to time with the consent of the rating agencies rating that series of certificates.

        Any  Advances  made on any  mortgage  loan will be  reduced  to  reflect  any  related servicing  modifications  previously  made.  The mortgage rate and Net Mortgage Rate as to any mortgage  loan  will be  deemed  not  reduced  by any  servicing  modification,  so  that  the calculation  of Accrued  Certificate  Interest  payable  on the  offered  certificates  of the related series, will not be affected by the servicing modification.

        Allocations  of the  principal  portion of Debt Service  Reductions  for any series to each class of Class M Certificates  and Class B  Certificates  of that series will result from the priority of distributions  of the related  Available  Distribution  Amount for that series as described in this term sheet  supplement,  which  distributions  shall be made first to the related  Senior  Certificates,  second to the related Class M  Certificates,  in the case of a
Stacked Transaction,  and Class M Certificates,  in the case of a Crossed Transaction,  in the order of their  payment  priority and third to the related Class B  Certificates,  in the case of a Stacked  Transaction,  and Class B  Certificates,  in the case of a Crossed  Transaction.
An allocation of the interest  portion of a Realized Loss as well as the principal  portion of
Debt  Service  Reductions  on the mortgage  loans  included in the trust  established  for any series will not reduce the level of  subordination  for that  series,  as that term is defined in this  term  sheet  supplement,  until an  amount  in  respect  thereof  has  been  actually disbursed to the Senior  Certificateholders  or the Class M Certificateholders of that series, as applicable.

        The  holders  of the  offered  certificates  will not be  entitled  to any  additional payments with respect to Realized Losses from amounts  otherwise  distributable on any classes of  certificates  subordinate  thereto,  except in  limited  circumstances  in  respect of any related Excess  Subordinate  Principal  Amount, or in the case of related Class A-P Collection
Shortfalls, to the extent of related Eligible Funds.  Accordingly,  the subordination provided to the related  Senior  Certificates,  other than the related Class A-P  Certificates,  and to each class of related Class M Certificates,  in the case of a Stacked  Transaction,  and Class
M  Certificates,  in  the  case  of a  Crossed  Transaction,  by  the  respective  classes  of certificates  subordinate  thereto  with respect to Realized  Losses on mortgage  loans in the related  loan  group  allocated  on any  distribution  date  will  be  effected  primarily  by increasing the related Senior  Percentage,  or the respective  Class M Certificates  allocable share,  of future  distributions  of principal of the remaining  mortgage loans in the related loan group.  Because the  Discount  Fraction of each  Discount  Mortgage  Loan will not change over time, the protection from losses provided to the related Class A-P  Certificates  for any series  by the  related  Class M  Certificates  and  Class B  Certificates,  in the  case of a
Stacked  Transaction,  and Class M  Certificates  and Class B  Certificates,  in the case of a
Crossed  Transaction,  is limited to the prior right of the related Class A-P  Certificates to receive  distributions  in respect of  principal  on the related  Discount  Mortgage  Loans as described in this term sheet supplement.  Furthermore,  principal losses on the mortgage loans in the  related  loan group that are not covered by  subordination  will be  allocated  to the related  Class A-P  Certificates  for that  series only to the extent they occur on a Discount
Mortgage  Loan in the  related  loan  group  and only to the  extent of the  related  Discount
Fraction of those losses.  The allocation of principal  losses on the Discount  Mortgage Loans may result in those  losses  being  allocated  in an amount that is greater or less than would have  been  the case  had  those  losses  been  allocated  in  proportion  to the  Certificate
Principal  Balance  of  the  related  Class  A-P   Certificates.   Thus,  the  related  Senior
Certificates,  other than the related Class A-P  Certificates,  will bear the entire amount of losses that are not allocated to the related Class M  Certificates  and Class B  Certificates, in the case of a Stacked  Transaction,  and Class M Certificates and Class B Certificates,  in
the case of a Crossed  Transaction,  other than the amount  allocable to the related Class A-P
Certificates,   which  losses  will  be  allocated   among  all  classes  of  related   Senior
Certificates,  other than the related Class A-P Certificates,  as described in this term sheet supplement.

        Because  the  Class A-P  Certificates  for any  series  are  entitled  to  receive  in connection with the Final  Disposition of a Discount  Mortgage Loan in the related loan group, on any  distribution  date,  an  amount  equal to all  unpaid  related  Class  A-P  Collection
Shortfalls to the extent of the related Eligible Funds on that distribution  date,  shortfalls in  distributions  of principal on any class of the related Class M Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates,  in the case of a Crossed  Transaction, could occur under some  circumstances,  even if that class is not the most  subordinate  class of related  certificates of that series then outstanding with a Certificate  Principal Balance greater than zero.

        In the case of an Excess Transaction,  any Excess Special Hazard Losses,  Excess Fraud
Losses,  Excess  Bankruptcy  Losses,  Extraordinary  Losses related to any loan group or other losses of a type not  covered by  subordination  on  Non-Discount  Mortgage  Loans in any loan group will be  allocated  on a pro rata basis among the  related  Senior  Certificates,  other than the related  Class A-P  Certificates,  related Class M  Certificates  and related Class B
Certificates  of  that  series.  Any  Realized  Losses  so  allocated  to the  related  Senior
Certificates  in any loan  group,  other  than the  related  Class  A-P  Certificates,  or the related  Class M  Certificates  or Class B  Certificates  will be allocated  without  priority among the various  classes of related  Senior  Certificates,  other than the related Class A-P
Certificates,  or the  related  Class M  Certificates  or the  related  Class B  Certificates;
provided,  however,  that all or any portion of such losses for any series otherwise allocable to any class or classes of Super Senior  Certificates  of that series will be allocated to the related class or classes of Senior Support  Certificates  of that series until the Certificate
Principal  Balance of the related  Senior  Support  Certificates  has been reduced to zero, as and to the extent  described  in the  prospectus  supplement  for that series.  The  principal portion of these  losses on Discount  Mortgage  Loans in any loan group will be  allocated  to the related  Class A-P  Certificates  in an amount equal to their related  Discount  Fraction, and the remainder of the losses on those Discount  Mortgage Loans will be allocated  among the remaining related  certificates of that series on a pro rata basis;  provided,  however,  that all or any portion of such losses  otherwise  allocable  to any class or classes  Super Senior
Certificates  of that series will be allocated to the related class or classes  Senior Support
Certificates, as described in the preceding sentence.

        An  allocation  of a Realized  Loss on a "pro rata basis" among two or more classes of certificates  of any series or any  certificate  group  means an  allocation  to each of those classes of certificates on the basis of its then  outstanding  Certificate  Principal  Balance prior to giving effect to  distributions to be made on that  distribution  date in the case of an allocation of the principal  portion of a Realized Loss on the related  mortgage  loans, or based on the Accrued  Certificate  Interest  thereon in respect of that  distribution  date in the case of an allocation of the interest  portion of a Realized Loss on the related  mortgage loans;  provided  that in  determining  the  Certificate  Principal  Balance  of any  class of
Accrual  Certificates  of any series for the purpose of  allocating  any portion of a Realized
Loss on the related mortgage loans to those  certificates,  the Certificate  Principal Balance of those certificates shall be deemed to be the lesser of:

o       the original Certificate Principal Balance of those certificates, and

o       the  Certificate  Principal  Balance of those  certificates  prior to giving effect to distributions to be made on that distribution date.

        In the case of a Crossed  Transaction,  the pro rata  allocation of Realized Losses on the  mortgage  loans  included  in a loan  group  to the  Class  M  Certificates  and  Class B
Certificates will be determined on the basis of the related Subordinate Percentage.

        In order to maximize the  likelihood of  distribution  in full of the Senior  Interest
Distribution  Amounts,   Class  A-P  Principal   Distribution  Amounts  and  Senior  Principal
Distribution  Amounts  for each loan  group,  on each  distribution  date,  holders of related
Senior  Certificates  of each series have a right to  distributions  of the related  Available
Distribution  Amount  that is  prior to the  rights  of the  holders  of the  related  Class M
Certificates  and Class B Certificates of that series,  to the extent necessary to satisfy the related Senior  Interest  Distribution  Amount,  Class A-P Principal  Distribution  Amount and
Senior Principal Distribution Amount.  Similarly,  holders of the Class M Certificates of each series have a right to distributions  of the applicable  Available  Distribution  Amount prior to the  rights of  holders  of the Class B  Certificates  and  holders of any class of Class M
Certificates  with a lower  payment  priority  of that  series.  In  addition,  and  except is otherwise set forth in the prospectus  supplement for that class or those classes,  holders of any class or classes of Super  Senior  Certificates  will have a right,  on each  distribution date  occurring  on or after  the  Credit  Support  Depletion  Date for that  series,  to that portion of the  related  Available  Distribution  Amount  otherwise  allocable  to the related class or  classes  of Senior  Support  Certificates  to the extent  necessary  to satisfy  the
Accrued  Certificate  Interest on the Super Senior  Certificates  and the related Super Senior
Optimal Principal Distribution Amount.

        The  application of the related Senior  Accelerated  Distribution  Percentage for each series,  when it exceeds  the related  Senior  Percentage,  to  determine  the related  Senior
Principal  Distribution  Amount  will  accelerate  the  amortization  of  the  related  Senior
Certificates,  other than the Class A-P Certificates,  in the aggregate relative to the actual amortization  of the  mortgage  loans  in the  related  loan  group.  The  related  Class  A-P
Certificates  will not receive  more than the  Discount  Fraction of any  unscheduled  payment relating  to a Discount  Mortgage  Loan in the  related  loan  group.  To the extent  that the related  Senior  Certificates  for any series in the  aggregate,  other than the related Class
A-P  Certificates,  are amortized faster than the mortgage loans in the related loan group, in the absence of offsetting  Realized Losses  allocated to the related Class M Certificates  and
Class B Certificates,  the percentage  interest evidenced by those related Senior Certificates in that loan group will be decreased,  with a  corresponding  increase in the interest in that loan  group  evidenced  by the  Class M  Certificates  and the Class B  Certificates,  thereby increasing,  relative to their respective  Certificate  Principal Balances,  the subordination afforded  those  Senior  Certificates  by the  related  Class M  Certificates  and the Class B
Certificates  of that loan group  collectively.  In addition,  if losses on the mortgage loans in the related loan group exceed the amounts  described  in this term sheet  supplement  under
"--"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates," a
greater  percentage  of full  and  partial  mortgagor  prepayments  will be  allocated  to the related  Senior  Certificates  of that series in the  aggregate,  other than the related Class
A-P Certificates,  than would otherwise be the case, thereby  accelerating the amortization of those  Senior  Certificates  relative  to  the  related  Class  M  Certificates  and  Class  B
Certificates  of that series.  In the case of a Crossed  Transaction,  prior to the occurrence of the Credit  Support  Depletion  Date but after the reduction of the  Certificate  Principal
Balances of the Senior  Certificates  related to any loan group to zero, the remaining related
Senior  Certificates  will be entitled to receive,  in addition to any  mortgagor  prepayments related to such  certificates'  respective  loan group,  100% of the mortgagor  prepayments on the mortgage  loans in the loan group or loan groups related to the Senior  Certificates  that
have  been   reduced  to  zero,   subject   to   certain   conditions   as   described   under
"--Cross-Collateralization  Mechanics  in a  Crossed  Transaction,"  thereby  accelerating  the amortization  of such Senior  Certificates  relative to the Class M-1,  Class M-2,  Class M-3,
Class B-1, Class B-2 and Class B-3 Certificates.

        The priority of payments,  including principal  prepayments related to that loan group established  for any series,  among the Class M Certificates  of that series,  as described in this term sheet  supplement,  also has the  effect  during  some  periods,  in the  absence of
Realized  Losses,  of decreasing  the  percentage  interest  evidenced by any class of related
Class M  Certificates  with a higher payment  priority,  thereby  increasing,  relative to its
Certificate  Principal Balance, the subordination  afforded to that class of the related Class
M  Certificates  by the  related  Class  B  Certificates  and any  class  of  related  Class M
Certificates with a lower payment priority of that series.

        In a  Crossed  Transaction  that is also an Excess  Transaction,  the  Special  Hazard
Amount will be an amount  acceptable  to each rating agency  rating any  certificates  of that series.  As of any date of  determination  following  the  cut-off  date for any  series,  the
Special  Hazard  Amount  shall  equal the  initial  amount for that series less the sum of any amounts  allocated  through  subordination  relating to Special  Hazard Losses on the mortgage loans  included in the trust for that series.  In addition,  the Special Hazard Amount will be further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the outstanding principal balance of the mortgage loans.

        In a  Stacked  Transaction  that is also an Excess  Transaction,  the  Special  Hazard
Amount for each loan group of any series will be an amount  acceptable  to each rating  agency rating  any  certificates  of that  series.  As of any  date of  determination  following  the cut-off date for any series,  the Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated through  subordination  relating to Special
Hazard  Losses on the related  loan group.  In  addition,  the Special  Hazard  Amount will be further  reduced  from time to time to an  amount,  if lower,  that is not less than 1% of the outstanding principal balance of the related mortgage loans.

        In a Crossed  Transaction  that is also an Excess  Transaction,  the Fraud Loss Amount will be an amount  acceptable to each rating agency  rating any  certificates  of that series, and in a Stacked  Transaction,  the Fraud Loss  Amount for each loan group of any series  will be an amount  acceptable  to each rating agency rating any  certificates  of that series.  The
Fraud Loss  Amount  shall be  reduced  over the first five  years  after the  closing  date in accordance  with the terms of the  pooling  and  servicing  agreement.  After  the first  five years after the closing date, the Fraud Loss Amount will be zero.

        In a Crossed  Transaction that is also an Excess  Transaction,  the Bankruptcy  Amount will be an amount  acceptable to each rating agency  rating any  certificates  of that series.
As of any date of  determination  prior to the first  anniversary of the cut-off date for that series,  the  Bankruptcy  Amount will equal the initial amount for that series less the sum of any amounts  allocated  through  subordination  for such losses with  respect to the  mortgage loans  included in the trust  established  for that  series up to such date of  determination.
As of any date of  determination  on or after the first  anniversary  of the cut-off  date for any series,  the  Bankruptcy  Amount  will equal the excess,  if any, of (1) the lesser of (a)
the  Bankruptcy  Amount for that series as of the business day next  preceding the most recent anniversary of the cut-off date for that series and (b) an amount  calculated  under the terms of the  pooling  and  servicing  agreement,  which  amount as  calculated  will  provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses with respect to the mortgage  loans  included in the trust  established  for that series  allocated solely  to  any  Class  M  Certificates  or  Class  B  Certificates  of  that  series  through subordination since that anniversary.

        In a Stacked  Transaction that is also an Excess  Transaction,  the Bankruptcy  Amount for each loan group of any series will be an amount  acceptable  to each rating  agency rating any  certificates  of  that  series.  As of any  date  of  determination  prior  to the  first anniversary  of the  cut-off  date for that  series,  the  Bankruptcy  Amount  will  equal the
initial  amount  for  that  loan  group  less  the  sum  of  any  amounts   allocated  through
subordination  for such  losses  with  respect  to the  related  loan group up to such date of determination.  As of any date of  determination  on or after  the  first  anniversary  of the cut-off  date for any  series,  the  Bankruptcy  Amount  for each loan  group  will  equal the excess,  if any, of (1) the lesser of (a) the Bankruptcy  Amount for that loan group as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated  under the terms of the pooling and servicing  agreement,  which amount as  calculated  will provide for a reduction  in the  Bankruptcy  Amount,  over (2) the aggregate  amount of  Bankruptcy  Losses  with  respect to the  related  loan group  allocated solely to any related Class M  Certificates  or Class B  Certificates  of that series  through subordination since that anniversary.

        Notwithstanding  the foregoing,  the provisions  relating to subordination will not be applicable in connection  with a Bankruptcy  Loss so long as the master  servicer has notified the trustee in writing that:

o       the master  servicer is diligently  pursuing any remedies that may exist in connection with the  representations  and warranties  made regarding the related  mortgage loan;
         and

o       either:

o       the related mortgage loan is not in default with regard to payments due thereunder; or

o       delinquent  payments of principal and interest under the related mortgage loan and any premiums on any applicable  standard hazard  insurance  policy and any related escrow payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

        In the case of an Excess  Transaction,  the Special Hazard  Amount,  Fraud Loss Amount
and  Bankruptcy  Amount  for each loan  group in a Stacked  Transaction  and for the  mortgage loans in a Crossed  Transaction  may be  further  reduced as  described  in the  related  base prospectus under "Description of Credit Enhancement--Subordination."

        Notwithstanding  the foregoing,  with respect to any class of Insured  Certificates of any  series,  the related  financial  guaranty  insurance  policy,  subject to any  applicable limitations  set forth  therein,  will  cover  the  interest  and  principal  portions  of all
Realized  Losses on the mortgage  loans in the related loan group and  allocated  thereto.  If such  payments  are not  required to be made under the related  financial  guaranty  insurance policy or are not made as  required  under the policy for any  series,  such  Realized  Losses allocated  to the  Insured  Certificates  of that  series will be borne by the holders of such certificates.

               ADVANCES

        Prior to each  distribution  date, the master servicer is required to make Advances of payments  which were due on the  mortgage  loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

        These  Advances  are  required  to be  made  on  mortgage  loans  included  the  trust established  for any series  only to the extent  they are deemed by the master  servicer to be recoverable  from  related  late  collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable to the  holders of the  related  Class B  Certificates  or Class M
Certificates,  in the case of a Stacked Transaction,  and the Class B or Class M Certificates,
in the  case  of a  Crossed  Transaction.  Recoverability  is  determined  in the  context  of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value of the related  mortgaged  property.  The purpose of making  these  Advances is to maintain a regular  cash flow to the  certificateholders,  rather than to  guarantee  or insure  against  Realized  Losses.  The  master  servicer  will  not be  required  to make any
Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage loans  due to  Debt  Service  Reductions  or the  application  of the  Relief  Act or  similar legislation  or  regulations.  Any  failure  by the  master  servicer  to make an  Advance  as required  under the pooling and servicing  agreement  for any series will  constitute an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be obligated  to make any  Advance,  in  accordance  with the terms of the pooling and  servicing agreement for that series.

        All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable  to the  master  servicer  on a first  priority  basis  from  either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance  that  remains  unreimbursed  in whole or in part  following  the final  liquidation  of the related  mortgage  loan,  from any amounts  otherwise  distributable  on any of the  related  Class  B  Certificates  or  Class M
Certificates,  in the case of a Stacked Transaction,  and the Class B or Class M Certificates,
in the case of a  Crossed  Transaction,  provided,  however,  that,  in the case of an  Excess
Transaction,  any Advances that were made with respect to delinquencies  which ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses
or  Extraordinary  Losses  are  reimbursable  to the master  servicer  out of any funds in the
Custodial  Account in respect of the related loan group prior to  distributions  on any of the related  certificates  and the amount of those  losses will be  allocated as described in this term sheet supplement.

        The effect of these  provisions on any class of the Class M Certificates is that, with respect to any Advance on the related  mortgage  loans which  remains  unreimbursed  following the final  liquidation of the related  mortgage  loan, the entire amount of the  reimbursement for that Advance  will be borne first by the holders of the related  Class B  Certificates  or any class of related Class M Certificates,  in the case of a Stacked  Transaction,  and of the
Class  B  Certificates  or any  class  of  Class M  Certificates,  in the  case  of a  Crossed
Transaction,   in  each  case  having  a  lower  payment  priority  to  the  extent  that  the reimbursement  is covered by amounts  otherwise  distributable  to those classes,  and then by the holders of that class of Class M  Certificates,  except as provided  above,  to the extent of the amounts  otherwise  distributable  to them. In addition,  if the Certificate  Principal
Balances of the Class M Certificates  and the Class B Certificates  have been reduced to zero, any  Advances  related  to any loan  group  previously  made  which are  deemed by the  master
servicer  to  be  nonrecoverable  from  related  late  collections,   Insurance  Proceeds  and
Liquidation  Proceeds  may be  reimbursed  to the  master  servicer  out of any  funds  in the
Custodial  Account in respect of the related loan group prior to  distributions  on the Senior
Certificates.

        The pooling  and  servicing  agreement  for any series  will  provide  that the master servicer may enter into a facility  with any person which  provides  that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage loans included in the trust  established  for that series,  although no such facility will  reduce or  otherwise  affect the master  servicer's  obligation  to fund these  Advances and/or  Servicing  Advances.  No facility  will require the consent of any  certificateholders or the trustee.  Any Advances and/or  Servicing  Advances made by an advancing person would be
reimbursed   to  the   advancing   person  under  the  same   provisions   pursuant  to  which
reimbursements  would be made to the master  servicer  if those  advances  were  funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master  servicer or any  successor master servicer.

               RESIDUAL INTERESTS

        Holders of the Class R  Certificates  will be entitled to receive  any  residual  cash flow  from  the  mortgage  pool,  which  is  not  expected  to be  significant.  The  Class  R
Certificates  will not be  entitled to any  payments  other than their  Certificate  Principal
Balance and Accrued  Certificate  Interest on that  Certificate  Principal  Balance unless the aggregate  amount  received by the issuing  entity with respect to the mortgage  loans exceeds the aggregate  amount payable to the other  certificateholders,  which is highly  unlikely.  A holder  of  Class R  Certificates  will  not  have a right  to  alter  the  structure  of this transaction.  The Class R  Certificates  may be retained by the  Depositor or  transferred  to any of its affiliates, subsidiaries of the sponsor or another party.

                                 CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

        GENERAL

        The yield to  maturity  on each class of offered  certificates  of any series  will be primarily affected by the following factors:

o       the rate and timing of principal  payments on the related  mortgage  loans,  including
         prepayments,   defaults  and  liquidations,   and  repurchases  due  to  breaches  of
         representations or warranties;

o       the  allocation  of  principal   payments   among  the  various   classes  of  offered
         certificates of that series;

o       Realized Losses and interest shortfalls on the related mortgage loans;

o       the pass-through rate on the offered certificates of that series;

o       to the extent provided in the prospectus supplement for a class of certificates,  with respect  to any  class of  certificates  intended  to be the  beneficiary  of a yield maintenance  agreement,  payments,  if any, made  pursuant to such yield  maintenance agreement;

o       with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related financial guaranty insurance policy;

o       with respect to any class of Exchangeable  Certificates  of that series,  the yield to maturity of the related class of Exchanged Certificates; and

o       the purchase price paid for the offered certificates of that series.

        For additional  considerations relating to the yield on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

               PREPAYMENT CONSIDERATIONS

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates  of any series will be affected by the rate and timing of  principal  payments on the related  mortgage  loans.  The yields may be adversely  affected by a higher or lower than anticipated  rate of principal  payments on the related  mortgage loans. The rate of principal payments  on the  related  mortgage  loans  will  in  turn  be  affected  by the  amortization schedules of those mortgage loans,  including any initial interest only periods,  the rate and timing of mortgagor  prepayments  on the related  mortgage  loans,  liquidations  of defaulted mortgage  loans and purchases of mortgage  loans due to breaches of some  representations  and warranties.

        The timing of changes in the rate of  prepayments,  liquidations  and purchases of the related  mortgage  loans may  significantly  affect the yield to an investor in that series of certificates,  even if the  average  rate  of  principal  payments  experienced  over  time is consistent  with an  investor's  expectation.  In  addition,  the rate of  prepayments  of the mortgage  loans and the yields to  investors  on the related  certificates  may be affected by refinancing  programs,  which may include  general or  targeted  solicitations,  as  described under  "Maturity and  Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will depend on future events and on a variety of factors,  as described in this term sheet  supplement  and in the related base prospectus  under "Yield  Considerations"  and "Maturity and  Prepayment  Considerations",  no
assurance  can be given as to the rate or the  timing of  principal  payments  on the  offered certificates of any series.

        The mortgage  loans in most cases may be prepaid by the mortgagors at any time without payment of any  prepayment  fee or penalty,  although a portion of the mortgage loans included in the trust  established  for any series may  provide  for  payment of a  prepayment  charge, which  may have a  substantial  effect  on the rate of  prepayment  of those  mortgage  loans.
Except as is  otherwise  set forth in any term sheet for any series,  the  prepayment  charges will not be available for distribution on the related offered certificates.

        Some state laws restrict the  imposition of prepayment  charges even when the mortgage loans  expressly  provide for the collection of those charges.  It is possible that prepayment charges  and late fees may not be  collected  even on  mortgage  loans  that  provide  for the payment of these charges.  In any case,  these amounts will not be available for  distribution on the related  offered  certificates.  See "Certain  Legal Aspects of Mortgage  Loans--Default
Interest and Limitations on Prepayments" in the related base prospectus.

        Prepayments,  liquidations  and  purchases  of  the  mortgage  loans  will  result  in distributions  to holders of the related  offered  certificates  of  principal  amounts  which would  otherwise  be  distributed  over the  remaining  terms of the mortgage  loans.  Factors affecting prepayment,  including defaults and liquidations,  of mortgage loans include changes in mortgagors'  housing  needs,  job transfers,  unemployment,  mortgagors'  net equity in the mortgaged  properties,  changes  in the value of the  mortgaged  properties,  mortgage  market interest rates,  solicitations and servicing  decisions.  In addition,  if prevailing mortgage rates fell  significantly  below the mortgage rates on the related mortgage loans, the rate of
prepayments,   including  refinancings,   would  be  expected  to  increase.   Conversely,  if
prevailing  mortgage  rates  rose  significantly  above  the  mortgage  rates  on the  related mortgage  loans,  the rate of prepayments  on the related  mortgage loans would be expected to decrease.

        The rate of  defaults  on the  mortgage  loans will also affect the rate and timing of principal  payments  on the  mortgage  loans.  In  general,  defaults  on  mortgage  loans are expected  to occur  with  greater  frequency  in their  early  years.  The rate of  default on mortgage loans which are refinance or limited  documentation  mortgage loans,  and on mortgage loans  with  high  LTV  ratios,  may be  higher  than  for  other  types  of  mortgage  loans.
Furthermore,  the rate and timing of  prepayments,  defaults and  liquidations on the mortgage loans will be  affected  by the  general  economic  condition  of the region of the country in which the related  mortgaged  properties are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less  likely in regions  where a weak or  deteriorating  economy exists,  as may be  evidenced  by, among other  factors,  increasing  unemployment  or falling
property  values.   See  "Maturity  and  Prepayment   Considerations"   in  the  related  base
prospectus.

        With respect to a Crossed  Transaction,  investors in the Class M Certificates  of any series  should  also be aware  that on any  distribution  date on  which  the  related  Senior
Accelerated  Distribution  Percentage for any loan group equals 100%, the Class M Certificates of that series will generally not be entitled to distributions  of mortgagor  prepayments with respect to the  mortgage  loans in the related loan group for such  distribution  date and the weighted average lives of the Class M Certificates could be significantly affected thereby.

        Most of the mortgage loans contain due-on-sale  clauses.  The terms of the pooling and servicing  agreement for any series generally  require the master servicer or any subservicer, as the case may be, to enforce any  due-on-sale  clause to the extent it has  knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted  by  applicable  law,  except  that any  enforcement  action  that  would  impair or threaten to impair any  recovery  under any related  insurance  policy will not be required or permitted.

               ALLOCATION OF PRINCIPAL PAYMENTS

        The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal  payments  among the offered  certificates.  As described  under
"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates"  and
"--Principal  Distributions on the Class M Certificates" in this term sheet supplement,  during specified  periods all or a  disproportionately  large percentage of principal  prepayments on the mortgage loans in any loan group will be allocated  among the related Senior  Certificates of that  series,  other  than  the  Interest  Only  Certificates  and the  related  Class  A-P
Certificates,  and during  specified  periods no  principal  prepayments  or,  relative to the related pro rata share,  a  disproportionately  small portion of principal  prepayments on the mortgage  loans in any loan  group  will be  distributed  to each  class  of  related  Class M
Certificates,  in the case of a Stacked Transaction, and Class M Certificates,  in the case of a Crossed  Transaction.  In addition to the foregoing,  if on any distribution  date, the loss level  established for the Class M-2  Certificates  or the Class M-3  Certificates is exceeded and a class of Class M Certificates  of that series having a higher  payment  priority is then
outstanding  with  a  Certificate   Principal   Balance  greater  than  zero,  the  Class  M-2
Certificates  or the  Class  M-3  Certificates  of that  series,  as the  case  may  be,  will generally  not  receive  distributions  relating  to  principal  prepayments  on  the  related mortgage loans on that distribution date.

        A portion of the  mortgage  loans in any loan  group may have  initial  interest  only periods of varying  duration.  During this period,  the payment  made by the related  borrower will be less than it would be if the  mortgage  loan  amortized.  In  addition,  the  mortgage loan  balance  will not be reduced by the  principal  portion of  scheduled  monthly  payments during  this  period.  As a  result,  no  principal  payments  will  be  made  to the  related certificates  from these  mortgage  loans during their interest only period except in the case of a prepayment.

        After the  initial  interest  only  period,  the  scheduled  monthly  payment on these mortgage  loans will  increase,  which may result in  increased  delinquencies  by the related borrowers,  particularly  if  interest  rates have  increased  and the  borrower  is unable to refinance.  In  addition,  losses may be greater  on these  mortgage  loans as a result of the mortgage loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of principal  included in each  scheduled  monthly  payment for a traditional  mortgage loan is  relatively  small  during  the first few years  after the  origination  of a mortgage loan, in the aggregate the amount can be significant.

        Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the
mortgage   marketplace.   The  performance  of  these  mortgage  loans  may  be  significantly different  than  mortgage  loans that fully  amortize.  In  particular,  there may be a higher expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage loan, in particular  one with an initial  interest only period,  which may result in higher or lower prepayment  speeds  than  would  otherwise  be the case.  In  addition,  the  failure to build equity in the related  mortgaged  property by the related mortgagor may affect the delinquency and prepayment experience of these mortgage loans.

        Senior  Certificates:  The Senior Certificates of any series, other than any Class A-P
Certificates  and  Interest  Only  Certificates,  are  entitled  to receive  distributions  in accordance  with various  priorities  for payment of principal as described in this term sheet supplement  and the  prospectus  supplement  for that  series.  Distributions  of principal on classes  having an earlier  priority of payment will be affected by the rates of prepayment of the mortgage  loans in the related loan group early in the life of the mortgage  pool for that series.  The timing of  commencement  of  principal  distributions  and the  weighted  average lives of  certificates  with a later  priority  of payment  will be  affected  by the rates of prepayment  of the  mortgage  loans in the  related  loan  group  both  before  and  after the commencement  of  principal  distributions  on those  classes.  Holders of any class of Senior
Certificates  of any series with a longer  weighted  average  life bear a greater risk of loss than  holders of Senior  Certificates  of that series  with a shorter  weighted  average  life because  the  Certificate  Principal  Balances  of  the  Class  M  Certificates  and  Class  B
Certificates  of that  series  could be reduced to zero  before  the Senior  Certificates  are retired.

        Accretion  Directed  Certificates  and Accrual  Certificates:  Prior to the  Accretion
Termination  Date for any class of any  series,  any class or  classes of  Accretion  Directed
Certificates  of that  series  will  receive as monthly  principal  distributions  the related
Accrual  Distribution  Amount in accordance with the priority of payment for these amounts set forth  in the  prospectus  supplement  for  each  applicable  class.  Prior  to the  Accretion
Termination  Date for any class of any series,  interest  shortfalls on the mortgage  loans in the  related  loan group  allocated  to any class or classes of Accrual  Certificates  of that
series  will  reduce  the  amount  added  to  the  Certificate   Principal  Balance  of  those
certificates  relating  to  interest  accrued  thereon  and  will  result  in a  corresponding reduction  of the amount  available  for  distributions  relating to  principal on the related class or classes of Accretion  Directed  Certificates.  Furthermore,  because  these  interest shortfalls  will  result in the  Certificate  Principal  Balance  of any class or  classes  of
Accrual  Certificates  being less than they would  otherwise  be, the amount of interest  that will accrue in the future on those Accrual  Certificates  and be available  for  distributions relating to  principal  on the related  class or classes of  Accretion  Directed  Certificates will be reduced.  Accordingly,  the weighted  average lives of the related class or classes of
Accretion Directed Certificates would be extended.

        In  addition,  investors  in any  Accrual  Certificates  and  any  Accretion  Directed
Certificates should be aware that the applicable  Accretion  Termination Date may be later, or earlier,  than otherwise  assumed.  As a result,  the applicable  Accretion  Termination  Date could be different from that assumed at the time of purchase.

        Because any Accrual  Certificates  are not  entitled to receive any  distributions  of
interest  until  the  occurrence  of  the  applicable   Accretion   Termination   Date,  those
certificates  will likely  experience  greater price and yield  volatility than would mortgage pass-through  certificates  that are  otherwise  similar  but which are  entitled  to  current distributions  of interest.  Investors  should consider whether this volatility is suitable to their investment needs.

        Companion  Certificates:  Investors in any Companion Certificates of any series should be aware that the  stabilization  provided  by that class of  Companion  Certificates  for any related planned  principal,  scheduled  principal or targeted principal classes of that series is sensitive to the rate of mortgagor  prepayments  on the mortgage  loans in the related loan group, and the Certificate  Principal Balance of any Companion  Certificates may be reduced to zero significantly earlier than anticipated.

        Any Companion  Certificates  of any series will generally  receive  monthly  principal distributions from amounts included in the related Senior Principal  Distribution  Amount only after  distribution of amounts  sufficient to reduce the Certificate  Principal Balance of the related planned principal,  scheduled  principal or targeted principal classes to the planned, scheduled  and/or  targeted  amount,  as  applicable.  Due  to  the  companion  nature  of any
Companion   Certificates,   these   certificates   will  likely  experience  price  and  yield
volatility.   Investors   should  consider  whether  such  volatility  is  suitable  to  their investment needs.

        Component  Certificates:  A class of Component  Certificates of any series may consist of  components  with  different  principal  and  interest  payment  characteristics.  As  each component of a class of Component  Certificates  may be identified as falling into one or more of the categories  described under "Description of the  Certificates-General",  in the related base  prospectus,  that  class  of  Component  Certificates  may bear the  special  yield  and prepayment  considerations  and price and yield  volatility  associated with the categories of certificates  described  in this  term  sheet  supplement  to the  extent  of each  applicable component.  Investors  in a class of  Component  Certificates  should  consider  whether  such considerations  and  volatility  associated  with any  component  of that class is suitable to their investment needs.

        Insured Certificates:  IN ADDITION TO THE CONSIDERATIONS DESCRIBED ABOVE, INVESTORS IN
ANY CLASS OF  INSURED  CERTIFICATES  SHOULD BE AWARE  THAT  THOSE  CERTIFICATES  MAY NOT BE AN
APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

        Investors  in any class of Random Lot Insured  Certificates  of any series also should be aware that  distributions  of  principal  to that class of Random Lot Insured  Certificates may be  allocated  by DTC  according  to a  random  lot  procedure.  Due to  this  random  lot procedure,  there can be no assurance that on any distribution  date, any holder of a class of
Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions  in  reduction  of  the  Certificate  Principal  Balance  with  respect  to  any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an  investor,  is highly  uncertain  and may be  earlier or later than the date that may be desired by that certificateholder.

        For these  reasons,  any  class of Random  Lot  Insured  Certificates  would not be an appropriate  investment for any investor  requiring a distribution  of a particular  amount of principal or interest on a specific date or dates or an otherwise  predictable  stream of cash payments.  The timing of those  distributions  may have a significant  effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

        Furthermore,  investors in the related  Insured  Certificates  of any series should be aware that because  that class of Insured  Certificates  may have a later  priority of payment with  respect to a  substantial  portion of their  principal  payments  in  relation  to other classes of related  Senior  Certificates,  and in this case, the effect on the market value of that class of Insured  Certificates  of changes in market  interest rates or market yields for similar  securities  would be  greater  than  would be the  effect  of such  changes  on other related  classes of Senior  Certificates  entitled to  principal  distributions.  Furthermore, this  later  payment  priority  would  make any  class of  Insured  Certificates  particularly sensitive  to the rate and  timing  of  principal  prepayments  on the  mortgage  loans in the related loan group.  If  prepayments  on the mortgage loans in the related loan group occur at a  higher  rate  than  anticipated,  the  weighted  average  life  of  any  class  of  Insured
Certificates  may be  shortened.  Conversely,  if  prepayments  on the  mortgage  loans in the related loan group occur at a lower rate than  anticipated,  the weighted  average life of any class of Insured Certificates may be extended.

        Lockout  Certificates:  Investors in any class of Lockout  Certificates  of any series should be aware that,  unless the Credit Support  Depletion Date  applicable to that class has occurred,  that class of Lockout Certificates may not be expected to receive  distributions of principal  prepayments  on the  mortgage  loans in the related loan group for a period of time and may not be expected to receive  distributions  of  scheduled  principal  payments on these mortgage  loans for a period of time,  as  described  in the  prospectus  supplement  for that class.  In addition,  after the  expiration  of this  initial  period for any class of Lockout
Certificates for any series,  that class of Lockout  Certificates  will receive a distribution of  principal  prepayments  on the  mortgage  loans in the related  loan group that is smaller than that  class's  pro rata share and will  receive a  distribution  of  scheduled  principal payments on the related  mortgage  loans that is smaller than that class's pro rata share,  as described  in the  prospectus  supplement  for that class,  unless the  Certificate  Principal
Balances of the related Senior  Certificates  of that series,  other than any related  Lockout
Certificates  and related  Class A-P  Certificates,  have been reduced to zero.  Consequently, the weighted  average lives of any class of Lockout  Certificates of any series will be longer than would  otherwise  be the case.  The  effect on the  market  value of any class of Lockout
Certificates  of any series of changes in market  interest  rates or market yields for similar securities will be greater than for other classes of related Senior  Certificates  entitled to earlier principal distributions.

        PAC  Certificates:  Any  class  of PAC  Certificates  of any  series  will  have  been structured so that  principal  distributions  will be made in the amounts  determined by using the schedule for that class,  assuming that  prepayments  on the mortgage loans in the related loan group occur each month at a constant  level within the  applicable PAC targeted range and based on some other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of PAC Certificates  will result in the Certificate  Principal  Balance thereof equaling the planned  principal  balance for any  distribution  date. To the extent that prepayments on the  mortgage  loans in the  related  loan group  occur at a level  below the  applicable  PAC targeted  range,  the  funds  available  for  principal  distributions  on  any  class  of PAC
Certificates  on  each  distribution  date  may be  insufficient  to  reduce  the  Certificate
Principal  Balance thereof to the planned  principal  balance for that  distribution  date and the  weighted  average  lives of the PAC  Certificates  may be  extended.  Conversely,  to the extent that  prepayments  on the  mortgage  loans in the  related  loan group occur at a level above  the  applicable  PAC  targeted  range,  after  the  amounts  of any  related  Companion
Certificates  have been reduced to zero,  the  Certificate  Principal  Balance of any class of
PAC  Certificates  may be  reduced.  In  addition,  the  averaging  of high and low  mortgagor prepayment rates,  even if the average  prepayment level is within the applicable PAC targeted range,  will not ensure the  distributions  on any class of PAC Certificates of an amount that will result in the  Certificate  Principal  Balance  thereof  equaling  its planned  principal balance  on any  distribution  date  because  the  balance  of the  related  Senior  Principal
Distribution  Amount  for  that  series  remaining  after  distribution  on any  class  of PAC
Certificates  will  be  distributed  on each  distribution  date  and  therefore  will  not be available for subsequent distributions on any class of PAC Certificates.

        Investors  in any class of PAC  Certificates  should be aware  that the  stabilization provided by any Companion  Certificates is sensitive to the rate of the mortgagor  prepayments on the mortgage loans in the related loan group,  and that the Certificate  Principal  Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

        Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series  will have been  structured  so that  principal  distributions  will be made in the amounts  determined  by using the schedule for that class,  assuming that  prepayments  on the mortgage  loans in the  related  loan group  occur each month at the rate or rates  assumed in developing the schedule, and based on some other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of Scheduled  Principal  Certificates  will result in the Certificate  Principal Balance thereof  equaling the scheduled  principal  balance for any  distribution  date. To the extent that  prepayments  on the mortgage  loans in the related loan group occur at a level below the rate or  rates  assumed  in  developing  the  schedule,  the  funds  available  for  principal distributions on any class of Scheduled  Principal  Certificates on each distribution date may be  insufficient  to  reduce  the  Certificate  Principal  Balance  thereof  to the  scheduled principal  balance for that  distribution date and the weighted average lives of the Scheduled
Principal  Certificates  may be extended.  Conversely,  to the extent that  prepayments on the mortgage  loans in the related loan group occur at a level above the rate or rates  assumed in developing the schedule,  after the amounts of any related  Companion  Certificates  have been reduced  to zero,  the  Certificate  Principal  Balance  of any class of  Scheduled  Principal
Certificates  may  be  reduced.  In  addition,   the  averaging  of  high  and  low  mortgagor
prepayment  rates,  even if the average  prepayment  level is at the rate or rates  assumed in developing  the  schedule,  will not  ensure  the  distributions  on any  class  of  Scheduled
Principal  Certificates  of an amount that will result in the  Certificate  Principal  Balance thereof  equaling  its  scheduled  principal  balance on any  distribution  date  because  the balance of the related Senior  Principal  Distribution  Amount for that series remaining after distribution  on any class of Scheduled  Principal  Certificates  will be  distributed on each distribution  date and therefore  will not be available for  subsequent  distributions  on any class of Scheduled Principal Certificates.

        Investors in any class of Scheduled  Principal  Certificates  should be aware that the stabilization  provided  by  any  Companion  Certificates  is  sensitive  to the  rate  of the mortgagor  prepayments  on the  mortgage  loans  in the  related  loan  group,  and  that  the
Certificate  Principal  Balance  of  any  Companion   Certificates  may  be  reduced  to  zero
significantly earlier than anticipated.

        Senior Support  Certificates:  If the  Certificate  Principal  Balances of the related
Class M Certificates and Class B Certificates,  in the case of a Stacked Transaction,  and the
Class M Certificate and Class B Certificates,  in a Crossed Transaction,  are reduced to zero, the yield to  maturity of any Senior  Support  Certificates  of that series will be  extremely sensitive to losses on the mortgage loans in the related loan group,  and the timing  thereof, because  certain  amounts of losses that would be allocable to the related class or classes of
Super  Senior  Certificates  will be  allocated  to the  related  class or  classes  of Senior
Support  Certificates,  as and to the extent  described in the prospectus  supplement for that class or those classes.  Investors in a class of Senior Support  Certificates  should consider whether such sensitivity is suitable to their investment needs.

        TAC  Certificates:  Any  class  of TAC  Certificates  of any  series  will  have  been structured so that  principal  distributions  will be made in the amounts  determined by using the  schedule  and  the  cash  flow  allocation  provisions  for  that  class,  assuming  that prepayments  on the mortgage  loans in the related loan group occur each month at the constant level  assumed in  developing  the targeted  principal  balances,  and based on certain  other assumptions.

        There can be no assurance that funds  available for  distribution  of principal on any class of TAC Certificates  will result in the Certificate  Principal  Balance thereof equaling its targeted  principal  balance for any distribution  date. To the extent that prepayments on the  mortgage  loans in the  related  loan group  occur at a level  below the  constant  level assumed in developing  the targeted  principal  balances for that class,  the funds  available for principal  distributions  on any class of TAC Certificates on each  distribution  date may be  insufficient  to  reduce  the  Certificate  Principal  Balance  thereof  to  its  targeted principal  balance for that  distribution  date and the weighted  average  lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the  mortgage  loans in the related  loan group  occur at a level  above the  constant  level  assumed in  developing  the targeted  principal  balances for that class,  after the Certificate  Principal Balance of any
Companion  Certificate  has been reduced to zero,  the  Certificate  Principal  Balance of any class of TAC  Certificates  may be  reduced  below  its  targeted  principal  balance  and the weighted average lives of that class may be reduced.

        Investors  in any class of TAC  Certificates  should be aware  that the  stabilization provided by any class of Companion  Certificates  is  sensitive  to the rate of the  mortgagor prepayments on the related mortgage loans, and that the Certificate  Principal  Balance of any
class  of  Companion   Certificates  may  be  reduced  to  zero  significantly   earlier  than
anticipated.

        Certificates with  Subordination  Features:  After the Certificate  Principal Balances
of  the  Class  B  Certificates,  in  the  case  of a  Stacked  Transaction  or  the  Class  B
Certificates,  in the case of a Crossed  Transaction,  have been reduced to zero, the yield to maturity on the class of Class M Certificates  with a Certificate  Principal  Balance  greater than zero with the lowest payment  priority will be extremely  sensitive to Realized Losses on the related  mortgage loans and the timing of those Realized  Losses because the entire amount of such Realized Losses that are covered by  subordination  will be allocated to that class of
Class M  Certificates.  See  "Class  M-2  and  Class  M-3  Certificate  Yield  Considerations"
below. If the  Certificate  Principal  Balances of the related Class M Certificates  and Class
B Certificates,  in the case of a Stacked  Transaction,  or the Class M Certificates and Class
B  Certificates,  in the case of a Crossed  Transaction,  are  reduced  to zero,  the yield to maturity of any Senior  Support  Certificates  of that series will be  extremely  sensitive to losses on the  mortgage  loans in the related  loan  group,  and the timing  thereof,  because certain  amounts of losses  that would be  allocable  to any class or classes of Super  Senior
Certificates   will  be  allocated  to  the  related  class  or  classes  of  Senior   Support
Certificates,  as and to the extent  described in the prospectus  supplement for that class or those  classes.  Furthermore,  because  principal  distributions  are paid to some  classes of
Senior  Certificates and Class M Certificates  before some other related  classes,  holders of classes  having a later  priority of payment bear a greater risk of losses on the related loan group than holders of classes having earlier priority for distribution of principal.

               REALIZED LOSSES AND INTEREST SHORTFALLS

        The yields to  maturity  and the  aggregate  amount of  distributions  on the  offered certificates of any series will be affected by the timing of mortgagor  defaults  resulting in
Realized  Losses on the  mortgage  loans in the  related  loan  group.  The timing of Realized
Losses on the related  mortgage  loans and the  allocation  of Realized  Losses to the related offered  certificates  could  significantly  affect the yield to an  investor  in the  related offered  certificates.  In  addition,  Realized  Losses may  affect  the  market  value of the offered  certificates,  even if these  Realized  Losses  are not  allocated  to those  offered certificates.

        After the  Certificate  Principal  Balances of the related Class B Certificates of any series  are  reduced  to  zero,  the  yield  to  maturity  on the  class  of  related  Class M
Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be extremely  sensitive to Realized  Losses on the related mortgage  loans for that  series and the timing of those  Realized  Losses  because the entire amount of Realized  Losses that are covered by  subordination  will be allocated to that class of Class M  Certificates.  See  "--Class  M-2  Certificate  and  Class  M-3  Certificate  Yield
Considerations"  below.  Furthermore,   because  principal  distributions  are  paid  to  some
classes  of Senior  Certificates  and Class M  Certificates  of any series  before  some other classes,  holders of classes  having a later priority of payment bear a greater risk of losses than holders of classes having earlier priority for distribution of principal.

        In a Crossed  Transaction,  investors in the Senior  Certificates should be aware that because the Class M  Certificates  and Class B  Certificates  represent  interests in all loan groups,  the  Certificate  Principal  Balances  of  the  Class  M  Certificates  and  Class  B
Certificates  could be reduced to zero as a result of a  disproportionate  amount of  Realized
Losses on the  mortgage  loans in one or more loan  groups.  Therefore,  notwithstanding  that
Realized  Losses on the  mortgage  loans in a loan group may only be  allocated to the related
Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates of
Realized  Losses on the mortgage loans in the other loan groups will reduce the  subordination provided to such Senior  Certificates  by the Class M  Certificates  and Class B  Certificates
and increase the  likelihood  that Realized  Losses on the mortgage  loans in the related loan group may be allocated to any class of Senior Certificates.

        As  described   under   "Description   of  the   Certificates--Allocation   of  Losses;
Subordination"  and  "--Advances,"  amounts  otherwise  distributable to holders of one or more classes  of the Class M  Certificates  of any  series may be made  available  to  protect  the holders of the related  Senior  Certificates  and holders of any related Class M  Certificates with a higher payment priority of that series against  interruptions  in distributions  due to some mortgagor  delinquencies  on the mortgage loans in the related loan group,  to the extent not covered by  Advances.  These  delinquencies  may affect the yields to  investors  on those classes of the Class M Certificates,  and, even if subsequently  cured,  may affect the timing of the  receipt of  distributions  by the  holders of those  classes of Class M  Certificates.
Similarly,  if the  Certificate  Principal  Balances of the related Class M  Certificates  and
Class B  Certificates  are  reduced to zero,  delinquencies  on the  mortgage  loans in a loan group to the extent  not  covered  by  Advances  will  affect  the yield to  investors  on the related Senior  Certificates,  particularly  any related Senior Support  Certificates  because all or any  portion of the  amount of any  shortfall  resulting  from such  delinquencies  and otherwise  attributable to any class or classes of related Super Senior  Certificates  will be borne by the  related  class or  classes  Senior  Support  Certificates  to the  extent  those certificates  are  then  outstanding,  as and to the  extent  described  in  this  term  sheet supplement  for that  series.  Furthermore,  the Class A-P  Certificates  related  to any loan group will share in the  principal  portion of Realized  Losses on the  mortgage  loans in the related  loan  group only to the  extent  that they are  incurred  with  respect  to  Discount
Mortgage  Loans and only to the extent of the  related  Discount  Fraction  of those  Realized
Losses.  Consequently,  after the related Class B Certificates  and Class M  Certificates,  in the case of a Stacked  Transaction,  or the Class M Certificates and Class B Certificates,  in
the case of a  Crossed  Transaction,  of any  series  are  retired  or in the  case of  Excess
Special  Hazard  Losses,  Excess Fraud  Losses,  Excess  Bankruptcy  Losses and  Extraordinary
Losses,  the  Senior   Certificates  of  that  series,   other  than  the  related  Class  A-P
Certificates,  may be  affected  to a  greater  extent  by  Realized  Losses  on  Non-Discount
Mortgage  Loans  than  losses  on  Discount  Mortgage  Loans in the  related  loan  group.  In addition,  a higher than expected  rate of  delinquencies  or Realized  Losses on the mortgage loan in a loan group will also affect the rate of  principal  payments on one or more  classes of related Class M  Certificates  if it delays the scheduled  reduction of the related  Senior
Accelerated  Distribution  Percentage or affects the allocation of prepayments among the Class
M Certificates and Class B Certificates.

        The amount of interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  on the  mortgage  loans in the related loan group to the extent not  covered by  subordination  or the master  servicer,  or,  solely with  respect to any  Insured  Certificates  of that  series,  by the  related  policy and any applicable reserve fund as described in the prospectus  supplement for that series,  including
Prepayment  Interest  Shortfalls  and,  in the  case  of each  class  of the  related  Class M
Certificates,  the  interest  portions of Realized  Losses  allocated  solely to that class of certificates.  These  shortfalls  will not be  offset by a  reduction  in the  servicing  fees payable  to the  master  servicer  or  otherwise,  except  as  described  in this  term  sheet supplement  with respect to Prepayment  Interest  Shortfalls.  See "Yield  Considerations"  in
the related base prospectus and "Description of the  Certificates--Interest  Distributions"  in
this term sheet  supplement  for a discussion  of the effect of principal  prepayments  on the mortgage  loans on the yields to maturity of the related  offered  certificates  and  possible shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans in the  related  loan group  allocable  to the  Insured  Certificates  of that  series will be covered  by the  related  policy  and  any  applicable  reserve  fund,  as  and to the  extent described in the prospectus supplement for that series.

        The yields to investors  in the offered  certificates  will be affected by  Prepayment
Interest  Shortfalls on the mortgage loans in the related loan group allocable  thereto on any distribution  date to the extent that those shortfalls  exceed the amount offset by the master servicer.  See  "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement.  The financial  guaranty  insurance  policy for any class of Insured  Certificates of any  series  does  not  cover  Prepayment  Interest  Shortfalls  or  shortfalls  caused  by application of the Relief Act, as applicable, on those Insured Certificates.

        The  recording of  mortgages  in the name of MERS is a relatively  new practice in the
mortgage  lending  industry.   While  the  depositor  expects  that  the  master  servicer  or applicable  subservicer  will be able to commence  foreclosure  proceedings  on the  mortgaged properties,  when  necessary  and  appropriate,  public  recording  officers and others in the mortgage  industry,  however,  may have limited,  if any,  experience  with lenders seeking to foreclose mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and
additional  costs  in  commencing,   prosecuting  and  completing   foreclosure   proceedings,
defending  litigation  commenced  by third  parties and  conducting  foreclosure  sales of the mortgaged  properties  could  result.  Those delays and  additional  costs with respect to the mortgage  loans  included  in the trust  established  for any  series  could in turn delay the distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage  loans.  In addition,  if, as a result of MERS discontinuing  or becoming unable to continue  operations in connection with the MERS(R)System, it becomes  necessary to remove any mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System  and to  arrange  for the  assignment  of the related  mortgages to the trustee,  then any related  expenses  shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount  available to pay principal  of and  interest  on the class or  classes  of  certificates  of that  series  with
Certificate  Principal  Balances  greater than zero with the lowest  payment  priorities.  For additional  information  regarding  the  recording  of  mortgages  in the  name of  MERS,  see
"Description  of the Mortgage  Pool" in this term sheet  supplement  and  "Description  of the
Certificates--Assignment of Trust Assets" in the related base prospectus.

               PURCHASE PRICE

        In  addition,  the yield to maturity on each class of the  offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates and the  related  pass-through  rate.  The  extent to which the yield to  maturity  of an  offered certificate is sensitive to prepayments  will depend,  in part, upon the degree to which it is purchased  at a  discount  or  premium.  In  general,  if a class of offered  certificates  is purchased  at a premium  and  principal  distributions  thereon  occur at a rate  faster  than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of  purchase.  Conversely,  if a class  of  offered  certificates  is purchased  at a discount  and  principal  distributions  thereon  occur at a rate  slower than assumed at the time of purchase,  the  investor's  actual yield to maturity will be lower than anticipated  at the time of purchase.  For  additional  considerations  relating to the yields on  the  offered  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

               PASS-THROUGH RATES

        The yields to  maturity  on the  offered  certificates  of any  series  other than the
Principal  Only  Certificates  will be  affected  by their  pass-through  rates.  Because  the mortgage  rates on the mortgage  loans  included in the trust  established  for any series and the  pass-through  rates on the offered  certificates of that series,  other than the Variable
Strip   Certificates,   any  Floating  Rate   Certificates   and  any  Inverse  Floating  Rate
Certificates,  are  fixed,  these  rates  will not  change in  response  to  changes in market interest  rates.  The pass through rate on the Variable Strip  Certificates  for any series is based on the  weighted  average of the pool strip rates on the  mortgage  loans in the related loan  group and these  pool  strip  rates  will not  change in  response  to changes in market interest  rates.  Accordingly,  if market  interest  rates or  market  yields  for  securities similar  to  such  offered  certificates  were to  rise,  the  market  value  of such  offered certificates may decline.

               FLOATING RATE CERTIFICATE AND INVERSE FLOATING RATE YIELD CONSIDERATIONS

        The  yields to  investors  on any class of  Floating  Rate  Certificates  and  Inverse
Floating Rate  Certificates  of any series will be sensitive to  fluctuations  in the level of the applicable  index for that class described in the prospectus  supplement for that class of certificates.  The  pass-through  rates on the Floating Rate  Certificates  will vary with the applicable index and the pass-through  rates on the Inverse  Floating Rate  Certificates  will vary inversely with the applicable  index. The  pass-through  rates any class of Floating Rate
Certificates and Inverse  Floating Rate  Certificates of any series are subject to maximum and minimum  pass-through  rates,  to the extent set forth in the  prospectus  supplement for that class of certificates  and are therefore  limited  despite changes in the applicable  index in some  circumstances.  Changes  in the level of the  applicable  index may not  correlate  with changes in prevailing  mortgage  interest  rates or changes in other  indices.  It is possible that lower  prevailing  mortgage  interest rates,  which might be expected to result in faster prepayments,  could  occur  concurrently  with an  increased  level of the  applicable  index.
Investors in any class of Floating Rate  Certificates and Inverse  Floating Rate  Certificates
of any series  should also fully  consider the effect on the yields on those  certificates  of changes in the level of the applicable index.

        The yields to  investors on any class of Inverse  Floating  Rate  Certificates  of any series  will be  extremely  sensitive  to the rate and  timing of  principal  payments  on the mortgage loans in the related loan group,  including  prepayments,  defaults and liquidations, which rate may  fluctuate  significantly  over time. A faster than  expected rate of principal payments on the mortgage  loans in the related  loan group will have an adverse  effect on the yields to such  investors  and could  result in the  failure  of  investors  in that  class of
Inverse Floating Rate Certificates to fully recover their initial investments.

        Because the rate of distribution  of principal on the  certificates of any series will be related to the actual  amortization,  including  prepayments,  of the mortgage loans in the related loan group,  which will include  mortgage loans that have remaining  terms to maturity shorter or longer than assumed and mortgage  rates higher or lower than  assumed,  the pre-tax yields to maturity on any class of  Floating  Rate  Certificates  and  Inverse  Floating  Rate
Certificates  of any series are likely to differ from those assumed in any model,  even if all the  mortgage  loans in the  related  loan group  prepay at the  constant  percentages  of the prepayment  assumption  and the level of the  applicable  index  specified,  and the  weighted average  remaining  term to maturity and the weighted  average  mortgage  rate of the mortgage loans in the related loan group are as assumed.  Any  differences  between the assumptions and the actual  characteristics  and  performance  of the mortgage loans in the related loan group and of any class of Floating Rate  Certificates and Inverse Floating Rate  Certificates of any
series may result in yields being different from those assumed.

        There can be no  assurance  that the  mortgage  loans in the  related  loan group will prepay at any  particular  rate or that the yield on any class of Floating  Rate  Certificates and Inverse  Floating Rate  Certificates  of any series will conform to the yields  assumed at the time of purchase.  Moreover,  the various  remaining  terms to maturity and mortgage rates of the  mortgage  loans in the related  loan group could  produce  slower or faster  principal distributions  than  indicated at various  constant  percentages  of a prepayment  assumption, even if the weighted  average  remaining term to maturity and weighted  average  mortgage rate of the related  mortgage  loans are as assumed.  Investors are urged to make their  investment decisions  based  on  their  determinations  as to  anticipated  rates  of  prepayment  on the mortgage  loans in the  related  loan group  under a variety of  scenarios.  Investors  in any class of Inverse Floating Rate  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related loan group could result in the failure of those investors to fully recover their investments.

        For  additional  considerations  relating to the yields on any class of Floating  Rate
Certificates   and  Inverse   Floating   Rate   Certificates   of  any   series,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

        Because  the  Principal  Only  Certificates  of any  series  will  be  purchased  at a discount,  the pre-tax yield on the Principal Only Certificates will be adversely  affected by slower than expected  payments of principal,  including  prepayments,  defaults,  liquidations and  purchases  of the  mortgage  loans  in the  related  loan  group  due  to a  breach  of a representation  and warranty with respect to the Discount  Mortgage  Loans in the related loan group,  in the case of the Class A-P  Certificates,  and with respect to the mortgage loans in the related  loan group,  in the case of any other class of  Principal  Only  Certificates  of that series.

        The pre-tax yield to maturity on the Interest Only  Certificates of any series will be extremely  sensitive  to both the timing of receipt of  prepayments  and the  overall  rate of principal  prepayments  and defaults on the  Non-Discount  Mortgage  Loans in the related loan group in the case of the  Class A-V  Certificates  of that  series,  and with  respect  to the mortgage  loans in the  related  loan group,  in the case of any other class of Interest  Only
Certificates of that series,  which rate may fluctuate  significantly over time.  Investors in the Interest  Only  Certificates  of any series  should  fully  consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the related  loan group  could  result in the failure of those investors to fully recover their investments.

        Any  differences  between the  assumptions  used in determining the purchase price for any class of Interest Only  Certificates  and Principal  Only  Certificates  of any series and the actual  characteristics  and  performance of the applicable  mortgage loans in the related loan group and of the  Principal  Only  Certificates  and Interest Only  Certificates  of that series may result in yields being different from those expected based on these assumptions.

        A lower than anticipated rate of principal  prepayments on the Discount Mortgage Loans in the  related  loan  group  will have a  material  adverse  effect on the  pre-tax  yield to maturity  of the Class A-P  Certificates  of that  series.  The rate and  timing of  principal prepayments  on the  Discount  Mortgage  Loans in the  related  loan group may differ from the rate and timing of  principal  prepayments  on the related loan group.  In  addition,  because the  Discount  Mortgage  Loans have Net  Mortgage  Rates that are lower than the Net  Mortgage
Rates of the  Non-Discount  Mortgage Loans in any loan group,  and because mortgage loans with lower Net  Mortgage  Rates are likely to have lower  mortgage  rates,  the  Discount  Mortgage
Loans in any loan group are likely to prepay  under  most  circumstances  at a lower rate than the  Non-Discount  Mortgage  Loans in that loan group.  In addition,  holders of the Class A-V
Certificates  of any  series in most  cases  have  rights to  relatively  larger  portions  of interest  payments on mortgage  loans in the related  loan group with higher  mortgage  rates;
thus,  the yield on the Class A-V  Certificates  of any series  will be  materially  adversely affected to a greater  extent than on the other related  offered  certificates  of that series if the mortgage  loans in any loan group with higher  mortgage  rates  prepay  faster than the mortgage loans in the related loan group with lower mortgage rates.

        There can be no  assurance  that the  mortgage  loans in any loan group will prepay at any particular  rate.  Investors are urged to make their  investment  decisions based on their determinations as to anticipated  rates of prepayment on the applicable  mortgage loans in the
related  loan  group  under  a  variety  of   scenarios.   Investors  in  the  Interest   Only
Certificates  should  fully  consider  the  risk  that a  rapid  rate  of  prepayments  on the applicable  mortgage  loans in the  related  loan group  could  result in the failure of those investors to fully recover their investments.

        For additional considerations relating to the yields on the offered certificates,  see
"Yield  Considerations"  and  "Maturity  and  Prepayment  Considerations"  in the related base prospectus.

               CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

        If the aggregate  Certificate  Principal  Balance of the Class B  Certificates  or any
group of Class B Certificates,  in the case of a Stacked Transaction,  is reduced to zero, the yield to maturity on the Class M-3  Certificates,  or the related  Class M-3  Certificates  in the case of a Stacked  Transaction,  will become  extremely  sensitive  to Realized  Losses on the  related  mortgage  loans and the  timing of those  Realized  Losses  that are  covered by subordination,  because the entire  amount of those  Realized  Losses will be allocated to the
Class  M-3  Certificates,  or the  related  Class M-3  Certificates,  in the case of a Stacked
Transaction.

        If the Certificate  Principal  Balances of the Class B  Certificates,  or any group of
Class B Certificates,  in the case of a Stacked  Transaction,  and Class M-3 Certificates,  or
the related Class M-3 Certificates,  in the case of a Stacked  Transaction,  have been reduced to zero,  the yield to  maturity  on the  Class M-2  Certificates,  or the  related  Class M-2
Certificates,  in the case of a  Stacked  Transaction,  will  become  extremely  sensitive  to
Realized  Losses on the related  mortgage loans and the timing of those  Realized  Losses that are covered by  subordination,  because  the entire  amount of those  Realized  Losses will be allocated to the Class M-2 Certificates,  or the related Class M-2  Certificates,  in the case of a Stacked Transaction.

        Notwithstanding  the assumed  percentages  of defaults,  loss severity and  prepayment assumed in  determining  the price on the Class M-2 and Class M-3  Certificates,  it is highly unlikely  that the  related  mortgage  loans will be prepaid or that  Realized  Losses will be incurred  according to one  particular  pattern.  For this  reason,  and because the timing of cash flows is critical to  determining  yields,  the actual  pre-tax yields to maturity on the
Class M-2  Certificates  and the Class  M-3  Certificates  are  likely  to differ  from  those assumed.  There  can be no  assurance  that the  related  mortgage  loans  will  prepay at any particular rate or that Realized  Losses will be incurred at any particular  level or that the yields  on the Class  M-2  Certificates  or the Class  M-3  Certificates  of any  series  will conform  to the  yields  assumed.  Moreover,  the  various  remaining  terms to  maturity  and mortgage  rates of the  related  mortgage  loans  could  produce  slower or  faster  principal distributions  than those  assumed,  even if the weighted  average  remaining term to maturity and weighted average mortgage rate of the related mortgage loans are as assumed.

        Investors are urged to make their investment  decisions based on their  determinations as to  anticipated  rates of  prepayment  and Realized  Losses  under a variety of  scenarios.
Investors  in the Class  M-2  Certificates  and  particularly  in the  Class M-3  Certificates should  fully  consider  the risk that  Realized  Losses on the related  mortgage  loans could result in the failure of those  investors to fully recover their  investments.  For additional
considerations   relating   to  the   yields  on  the   offered   certificates,   see   "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

               ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

        The after-tax rate of return on the Residual  Certificates  of any series will reflect their  pre-tax  rate of return,  reduced by the taxes  required to be paid with respect to the
Residual  Certificates  of that  series.  Holders of Residual  Certificates  of any series may have tax  liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period.  In  addition,  holders of Residual  Certificates  of any series may have tax
liabilities  with  respect  to  their  Residual   Certificates  the  present  value  of  which
substantially  exceeds  the  present  value of  distributions  payable  thereon and of any tax benefits that may arise with respect  thereto.  Accordingly,  the after-tax  rate of return on the Residual  Certificates  of any series may be negative or may  otherwise  be  significantly adversely  affected.  The timing and amount of taxable  income  attributable  to the  Residual
Certificates  of any series will  depend on,  among  other  things,  the timing and amounts of prepayments and Realized Losses experienced on the mortgage loans in the related loan group.

        The Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the receipt of any  payments  made to those  holders in connection  with the purchase of the  Residual  Certificates  on after-tax  rates of return on the  Residual  Certificates.  See  "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and  "Material  Federal  Income  Tax  Consequences"  in  the  related  base prospectus.

                                       POOLING AND SERVICING AGREEMENT

        GENERAL

        The  certificates  for each series will be issued under a series  supplement  for that series,  dated as of the cut-off  date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of April 1, 2007,  together  referred  to as the  pooling  and servicing  agreement,  among the  depositor,  the master  servicer,  and the  trustee for that series.  Reference  is made to the  related  base  prospectus  for  important  information  in addition  to that  described  herein  regarding  the terms and  conditions  of the pooling and servicing  agreement and the offered  certificates for each series.  The offered  certificates of any series will be transferable  and  exchangeable at an office of the trustee,  which will serve as  certificate  registrar  and paying agent.  The depositor  will provide a prospective or actual  certificateholder  of any  series  without  charge,  on  written  request,  a copy, without  exhibits,  of the pooling and servicing  agreement for that series.  Requests  should be  addressed  to the  President,  Residential  Funding  Mortgage  Securities  I,  Inc.,  8400
Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

        Under the  pooling  and  servicing  agreement  of any  series,  transfers  of Residual
Certificates  of that series are  prohibited to any  non-United  States  person.  Transfers of the  Residual  Certificates  are  additionally  restricted  as  described  in the  pooling and servicing  agreement for that series.  See "Material  Federal Income Tax Consequences" in this term  sheet  supplement  and  "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of
Owners of REMIC  Residual  Certificates--Tax  and  Restrictions  on Transfers of REMIC Residual
Certificates to Certain  Organizations" and "--Noneconomic REMIC Residual  Certificates" in the
related  base  prospectus.  In addition to the  circumstances  described  in the related  base prospectus,  the  depositor  may  terminate  the  trustee  for  any  series  for  cause  under specified  circumstances.  See  "The  Pooling  and  Servicing  Agreement--The  Trustee"  in the
related base prospectus.

               CUSTODIAL ARRANGEMENTS

        The trustee will be directed to appoint  Wells Fargo Bank,  N.A. to serve as custodian of the  mortgage  loans.  The  custodian  is not an  affiliate  of the  depositor,  the master servicer or the  sponsor.  No servicer  will have  custodial  responsibility  for the mortgage notes.  Residential  Funding is required to deliver  only the notes (and,  with respect to any mortgage  loan  that  is  not  registered  with  MERS,  the  assignment  of  mortgage)  to the custodian.  The mortgage  notes and the  assignment of mortgages  (and any other contents of a mortgage  loan file  delivered to the  custodian)  may be maintained in vaults at the premises of the sponsor or an  affiliate of the  sponsor.  If these  documents  are  maintained  at the premises  of the  sponsor or an  affiliate,  then only the  custodian  will have access to the vaults,  and a shelving and filing system will  segregate  the files  relating to the mortgage loans from other assets serviced by the sponsor.

               THE MASTER SERVICER AND SUBSERVICERS

        Master  Servicer.  The  master  servicer,  an  affiliate  of the  depositor,  will  be responsible  for master  servicing  the  mortgage  loans.  Master  servicing  responsibilities include:

        o      receiving funds from subservicers;
        o      reconciling servicing activity with respect to the mortgage loans;
        o      calculating remittance amounts to certificateholders;
        o      sending remittances to the trustee for distributions to certificateholders;
        o      investor and tax reporting;
        o      coordinating loan repurchases;
        o      oversight of all servicing activity, including subservicers;
        o      following  up with  subservicers  with  respect  to  mortgage  loans  that  are delinquent or for which servicing decisions may need to be made;
        o      approval of loss mitigation strategies;
        o      management and liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and
        o      providing  certain  notices  and  other  responsibilities  as  detailed  in the pooling and servicing agreement.

        The master servicer may, from time to time,  outsource certain of its master servicing functions,  such as foreclosure  management,  although any such  outsourcing  will not relieve the master  servicer  of any of its  responsibilities  or  liabilities  under the  pooling and servicing agreement.

        For a general description of the master servicer and its activities,  see "Sponsor and
Master Servicer" in this term sheet  supplement.  For a general  description of material terms relating to the master  servicer's  removal or  replacement,  see "The  Pooling and  Servicing
Agreement--Rights Upon Event of Default" in the related base prospectus.

        Subservicer   Responsibilities.   Subservicers  are  generally   responsible  for  the
following duties:

        o      communicating with borrowers;
        o      sending monthly remittance statements to borrowers;
        o      collecting payments from borrowers;
        o      recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans  (i.e. repayment plan, modification, foreclosure, etc.);
        o      accurate and timely  accounting,  reporting and remittance of the principal and interest  portions  of monthly  installment  payments  to the master  servicer, together  with  any  other  sums  paid by  borrowers  that are  required  to be remitted;
        o      accurate  and  timely  accounting  and  administration  of escrow  and  impound accounts, if applicable;
        o      accurate and timely reporting of negative amortization amounts, if any;
        o      paying escrows for borrowers, if applicable;
        o      calculating and reporting payoffs and liquidations;
        o      maintaining an individual file for each loan; and
        o      maintaining   primary  mortgage   insurance   commitments  or  certificates  if
               required, and filing any primary mortgage insurance claims.

        Homecomings  Financial,  LLC The subservicing agreement provides that Homecomings will
provide all of the services described in the preceding  paragraph.   Homecomings is a Delaware
limited  liability  company and has been  servicing  mortgage  loans secured by first liens on
one-to  four-family   residential   properties  since  1996.   Homecomings  was  formed  as  a
wholly-owned  subsidiary of Residential Funding Company,  LLC in 1995 to service and originate
mortgage  loans.   In  1996,  Homecomings  acquired  American  Custody  Corporation  to  begin servicing  subprime  mortgage loans, and in 1999 Homecomings  acquired  Capstead Inc. to focus on servicing  prime loans such as the mortgage  loans  described  herein.  After Capstead Inc.
was  acquired,  Homecomings  total  servicing  portfolio  was 164,000  loans with an aggregate principal  balance of approximately  $25 billion with 20% being subprime.  The three servicing locations were integrated onto one servicing  system/platform  by the end of 2001 becoming one
of the first servicing  operations to service all loan products on one servicing system.   The
operations  of  each  of  the  acquired  companies  have  been  integrated  into  Homecomings'
servicing  operations.   Approximately  85% of mortgage  loans  currently  master  serviced by
Residential  Funding  Company,  LLC are  subserviced  by  Homecomings.   As of March 30, 2007,
Homecomings  serviced  approximately  870,000  mortgage  loans  with  an  aggregate  principal balance of  approximately  $129  billion.  In addition to servicing  mortgage loans secured by first liens on  one-to-four  family  residential  properties,  Homecomings  services  mortgage loans  secured by second liens on  residential  properties,  mortgage  loans made to borrowers
with  imperfect  credit  histories,  and  subprime  mortgage  loans.   As of March  30,  2007,
Homecomings  serviced  approximately  266,000  mortgage  loans secured by second liens with an aggregate  principal  balance  of  approximately  $11.5  billion.  Homecomings  also  performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage  loans that have been  serviced  by third  parties is  transferred  to  Homecomings.
Homecomings'   servicing  activities  have  included  the  activities  specified  above  under
"--Subservicer responsibilities".

        Homecomings may, from time to time,  outsource certain of its subservicing  functions, such as contacting  delinquent  borrowers,  property tax  administration  and hazard insurance administration,  although  any such  outsourcing  will not relieve  Homecomings  of any of its responsibilities  or liabilities as a subservicer.  If Homecomings  engages any subservicer to subservice  10% or more of the  mortgage  loans,  or any  subservicer  performs  the  types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

        See "The  Agreements--Events  of Default;  Rights Upon Event of Default" and  "--Certain
Other  Matters  Regarding  Servicing"  in the  accompanying  prospectus  for a  discussion  of material  removal,  replacement,  resignation and transfer  provisions  relating to the master servicer.

        The  following  tables set forth the  aggregate  principal  amount of  mortgage  loans serviced by Homecomings for the past five years,  and for the  three-month  period ended March
31, 2007.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent  the ration of (a) the  difference  between  the  current  and prior year volume over (b) the prior year volume.

                           HOMECOMINGS FINANCIAL, LLC PRIMARY SERVICING PORTFOLIO

FIRST LIEN MORTGAGE LOANS
                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                      ENDED MARCH 31,
VOLUME BY PRINCIPAL BALANCE                  2002              2003               2004              2005                2006                2007

Prime Mortgages(1)                     $27,343,774,000   $29,954,139,212    $31,943,811,060   $44,570,851,126    $  67,401,832,594   $70,946,676,717

Non-Prime Mortgages(2)                 $27,384,763,000    $39,586,900,679   $44,918,413,591    $52,102,835,214   $  49,470,359,806   $46,994,401,753

Total                                  $54,728,537,000   $69,541,039,891    $76,862,224,651   $96,673,686,340    $ 116,872,192,400   $117,941,078,470

Prime Mortgages(1)                               49.96%             43.07%            41.56%             46.10%            57.67%              60.15%

Non-Prime Mortgages(2)                           50.04%             56.93%            58.44%             53.90%            42.33%              39.85%

Total                                           100.00%            100.00%           100.00%            100.00%             100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                                7.09%              9.55%             6.64%             39.53%              51.22%

Non-Prime Mortgages(2)                           60.71%             44.56%            13.47%             15.99%             (5.05)%

Total                                            28.55%             27.07%            10.53%             25.78%              20.89%

==============================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                      ENDED MARCH 31,
VOLUME BY OUTSTANDING                                                                                                                       2007
 PRINCIPAL BALANCE                           2002              2003               2004              2005                2006

Prime Mortgages(1)                      $7,627,424,000    $7,402,626,296     $7,569,300,685    $7,442,264,087    $11,418,858,741     $11,505,749,849

Non-Prime Mortgages(2)                           -                 -                  -                  -                  -                   _

Total                                   $7,627,424,000    $7,402,626,296     $7,569,300,685    $7,442,264,087    $11,418,858,741     $11,505,749,849

Prime Mortgages(1)                              100.00%            100.00%           100.00%            100.00%             100.00%             100.00%

Non-Prime Mortgages(2)                                -                  -                 -                  -                   -                   -

Total                                           100.00%            100.00%           100.00%            100.00%             100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                              (4.94)%            (2.95)%             2.25%            (1.68)%              53.43%

Non-Prime Mortgages(2)                                -                  -                 -                  -                   -

Total                                           (4.94)%            (2.95)%             2.25%            (1.68)%              53.43%

==============================================================================================
FIRST LIEN MORTGAGE LOANS
                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                      ENDED MARCH 31,
VOLUME BY NUMBER OF LOANS                    2002              2003               2004              2005                2006               2007

Prime Mortgages(1)                              125,209            143,645           150,297            187,773      252,493             262,348

Non-Prime Mortgages(2)                          257,077            341,190           373,473            394,776      361,125             342,150

Total                                           382,286            484,835           523,770            582,549      613,618             604,498

Prime Mortgages(1)                               32.75%             29.63%            28.70%             32.23%           41.15%              43.40%

Non-Prime Mortgages(2)                           67.25%             70.37%            71.30%             67.77%           58.85%              56.60%

Total                                           100.00%            100.00%           100.00%            100.00%       100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                              (6.30)%             14.72%             4.63%             24.93%        34.47%

Non-Prime Mortgages(2)                           52.85%             32.72%             9.46%              5.70%        (8.52)%

Total                                            26.66%             26.83%             8.03%             11.22%         5.33%

==============================================================================================

JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                                       THREE MONTHS
                                                                         YEAR ENDED DECEMBER 31,                                      ENDED MARCH 31,
VOLUME BY NUMBER OF LOANS                    2002              2003               2004              2005                2006               2007

Prime Mortgages(1)                              217,031            211,585           210,778            199,600     266,900             265,821

Non-Prime Mortgages(2)                          -                 -                  -                 -                  -                   -

Total                                           217,031            211,585           210,778            199,600     266,900             265,821

Prime Mortgages(1)                              100.00%            100.00%           100.00%            100.00%       100.00%             100.00%

Non-Prime Mortgages(2)                                -                  -                 -                  -                   -                  -

Total                                           100.00%            100.00%           100.00%            100.00%       100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR (3)

Prime Mortgages(1)                              (5.20)%            (2.51)%           (0.38)%            (5.30)%        33.72%

Non-Prime Mortgages(2)                                -                  -                 -                  -                   -

Total                                           (5.20)%            (2.51)%           (0.38)%            (5.30)%        33.72%
_______________________________
(1) Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity Loan and Home
    Equity Revolving Credit Line Loan Junior Lien programs.
(2) Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime  Mortgages because these types of loans are securitized together in the same mortgage pools.
(3) Represents year to year growth or decline as a percentage of the prior year's volume.

        GMAC Mortgage,  LLC. GMAC Mortgage,  LLC is a Delaware limited liability  company,  an affiliate of Residential  Funding and a wholly-owned  subsidiary of GMAC Residential  Holding,
LLC, which is a wholly owned subsidiary of Residential  Capital,  LLC ("ResCap").  ResCap is a
wholly-owned  subsidiary of GMAC Mortgage  Group,  LLC, which is a wholly-owned  subsidiary of
GMAC LLC ("GMAC").

        GMACM began acquiring,  originating and servicing  residential  mortgage loans in 1985 through its acquisition of Colonial  Mortgage Service  Company,  which was formed in 1926, and the loan  administration,  servicing  operations  and  portfolio  of Norwest  Mortgage,  which entered  the  residential  mortgage  loan  business  in  1906.  These  businesses  formed  the original basis of what is now GMACM.

        GMACM  maintains  its executive  and  principal  offices at 100 Witmer Road,  Horsham,
Pennsylvania 19044. Its telephone number is (215) 682-1000.

        In  addition,  GMACM  purchases  mortgage  loans  originated  by GMAC  Bank,  which is wholly-owned  by IB Finance  Holding  Company,  LLC, a subsidiary  of ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly  known as GMAC  Automotive  Bank,  GMAC Bank, a Utah industrial  bank,  was  organized  in 2001.  As of  November  22,  2006,  GMAC Bank became the successor to  substantially  all of the assets and liabilities of GMAC Bank, a federal savings bank.

        The diagram below  illustrates the ownership  structure  among the parties  affiliated with GMACM.

        GMACM  generally  retains  the  servicing  rights  with  respect  to loans it sells or securitizes,  and also occasionally  purchases  mortgage servicing rights from other servicers or acts as a  subservicer  of  mortgage  loans (and does not hold the  corresponding  mortgage servicing right asset).

        As of March 31,  2007,  GMACM acted as primary  servicer  and owned the  corresponding
servicing  rights  on  approximately   2,260,870  of  residential  mortgage  loans  having  an
aggregate  unpaid  principal  balance  of  approximately  $280 billion,  and  GMACM  acted  as subservicer (and did not own the  corresponding  servicing  rights) on  approximately  368,604 loans having an aggregate unpaid principal balance of over $73.5 billion.

        The following  tables set forth the mortgage  loans  serviced by GMACM for the periods indicated,  and the annual  average  number of such loans for the same  period.  GMACM was the servicer of a residential  mortgage loan  portfolio of  approximately  $153.6  billion,  $13.9 billion,  $17.6  billion and $7.0  billion  during the year ended  December 31, 2003 backed by prime conforming  mortgage loans, prime  non-conforming  mortgage loans,  government  mortgage loans and second-lien  mortgage loans,  respectively.  GMACM was the servicer of a residential mortgage loan portfolio of  approximately  $207.0  billion,  $31.8 billion,  $18.7 billion and
$22.4  billion  during  the three  months  ended  March 31,  2007  backed by prime  conforming
mortgage  loans,  prime   non-conforming   mortgage  loans,   government  mortgage  loans  and
second-lien  mortgage loans,  respectively.  The percentages  shown under  "Percentage  Change from Prior  Year"  represent  the ratio of (a) the  difference  between  the current and prior year volume over (b) the prior year volume.

                        GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                       ($ IN MILLIONS)

                                                                                                                       FOR THE THREE
                                                                                                                    MONTHS ENDED MARCH
                                                              FOR THE YEAR ENDED DECEMBER 31,                               31,

                                              2003              2004               2005                2006                2007
Prime conforming mortgage loans
    No. of Loans.............             1,308,284            1,323,249         1,392,870            1,455,919          1,469,628
    Dollar Amount of Loans...              $153,601             $165,521          $186,364             $203,894           $207,037
    Percentage Change
        from Prior Year......
                                               2.11%                7.76%            12.59%                9.41%              1.54%
Prime non-conforming mortgage loans
    No. of Loans........................     34,041               53,119            69,488               67,462             66,981
    Dollar Amount of Loans..........        $13,937              $23,604           $32,385              $32,220            $31,797
    Percentage Change
        from Prior Year......                 11.12%               69.36%            37.20%               (0.51)%            (1.31)%
Government mortgage loans
    No. of Loans.........................   191,023              191,844           181,679              181,563            179,431
    Dollar Amount of Loans..........        $17,594              $18,328           $18,098              $18,843            $18,692
    Percentage Change
        from Prior Year......                (16.91)%               4.17%            (1.25)%               4.12%             (0.80)%
Second-lien mortgage loans
    No. of Loans........................    282,128              350,334           392,261              514,085            544,830
    Dollar Amount of Loans..........         $7,023              $10,374           $13,034              $20,998            $22,446
    Percentage Change
        from Prior Year......                  5.36%               47.71%            25.64%              61.10%              6.90%
Total mortgage loans serviced
    No. of Loans........................   1,815,476           1,918,546         2,036,298            2,219,029          2,260,870
    Dollar Amount of Loans..........        $192,155            $217,827          $249,881             $275,955            279,972
    Percentage Change
        from Prior Year......                   0.71%              13.36%            14.72%              10.43%              1.46%

        As servicer,  GMACM collects and remits  mortgage loan payments,  responds to borrower inquiries,  accounts for principal and interest,  holds custodial and escrow funds for payment of  property  taxes and  insurance  premiums,  counsels  or  otherwise  works with  delinquent borrowers,  supervises  foreclosures and property  dispositions and generally  administers the loans.  GMACM  sends  monthly  invoices  or annual  coupon  books to  borrowers  to prompt the collection  of the  outstanding  payments.  Borrowers  may elect for  monthly  payments  to be deducted  automatically  from bank accounts on the same day every month or may take  advantage of on demand  ACH  payments  made over the  internet  or via phone.  GMACM  may,  from time to time, outsource certain of its servicing functions,  such as contacting  delinquent borrowers,
property  tax   administration  and  hazard  insurance   administration,   although  any  such
outsourcing will not relieve GMACM of any of its responsibilities or liabilities as servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

        The servicing fees for each mortgage loan are payable out of the interest  payments on that  mortgage  loan prior to  payments to  certificateholders.  Except as is set forth in the prospectus  supplement  for that series,  the  servicing  fees  relating to each mortgage loan will be  generally  be at least  0.28%  per  annum  and not more  than  0.33% per annum of the outstanding  principal  balance of that  mortgage  loan.  The  servicing  fees  consist of (a)
servicing fees payable to the master  servicer in respect of its master  servicing  activities and (b) subservicing  and other related  compensation  payable to the  subservicer,  including any payment due to  prepayment  charges on the related  mortgage  loans and such  compensation paid to the master  servicer as the direct  servicer of a mortgage  loan for which there is no subservicer.

        Except as is set forth in the  prospectus  supplement  for that  series,  the  primary compensation  to be paid to the master  servicer  for its  master  servicing  activities  will generally  be at least  0.03% per annum and not more than  0.08% per annum of the  outstanding principal  balance of each  mortgage  loan.  As described in the related  base  prospectus,  a subservicer  is entitled to  servicing  compensation  in a minimum  amount  equal to 0.25% per annum of the  outstanding  principal  balance of each mortgage loan serviced by it. The master servicer is obligated to pay some ongoing  expenses  associated  with the trust for any series and  incurred  by the  master  servicer  in  connection  with its  responsibilities  under the related  pooling  and  servicing  agreement.  The  master  servicing  fee may be  changed if a successor  master  servicer is appointed,  but it will not exceed the rate  currently  paid to
the  master  servicer.   See  "The  Pooling  and  Servicing   Agreement--Servicing   and  Other
Compensation  and  Payment  of  Expenses"  in the  related  base  prospectus  for  information regarding  other  possible  compensation  to the  master  servicer  and  subservicers  and for information regarding expenses payable by the master servicer.

        The following  table sets forth the fees and expenses that are payable out of payments
on  the   mortgage   loans,   prior  to   payments   of   interest   and   principal   to  the
certificateholders,  except as may  otherwise be set forth in the  prospectus  supplement  for any series:

         DESCRIPTION                             AMOUNT                                         RECEIVING PARTY
         Master Servicer Fee                     0.03% or 0.08% per annum of the principal      Master Servicer
                                                 balance of each mortgage loan, depending on
                                                 the type of mortgage loan
         Subservicer Fee                         0.25% per annum of the principal balance of    Subservicers
                                                 each mortgage loan serviced by a subservicer

In addition,  the master  servicer or any applicable  subservicer may recover from payments on the  mortgage  loans or withdraw  from the  Custodial  Account the amount of any  Advances and
Servicing  Advances  previously made,  interest and investment  income,  foreclosure  profits, indemnification  payments  payable  under the pooling  and  servicing  agreement,  and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

On  each  distribution  date  for any  series,  a  distribution  date  statement  will be made available to each  certificateholder  of that series  setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal  Balance or
Notional  Amount  of an  individual  certificate  following  the  payment  and  certain  other information  relating to the certificates  and the mortgage loans of that series.  The trustee will  make  the  distribution  date  statement  and,  at  its  option,  any  additional  files
containing  the  same  information  in  an  alternative   format,   available  each  month  to
certificateholders  of that series and other  parties to the pooling and  servicing  agreement via the trustee's  internet  website.  See also  "Description of the  Certificates--Reports  to
Certificateholders"  in the  related  base  prospectus  for a  more  detailed  description  of certificateholder reports

        VOTING RIGHTS

        There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series  evidencing a specified  percentage  of all  undivided interests  in the related  trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting  rights.  Except as is set forth in the prospectus supplement for any series,  1.0% of all voting rights will be allocated  among holders of each class of Interest  Only  Certificates  of that series,  if any, 1.0% of all voting rights will be  allocated  among  the  holders  of all  Residual  Certificates  of  that  series,  and the remaining  voting  rights will be  allocated  among all  holders of any other  classes of that series in proportion to their then outstanding  Certificate  Principal  Balances.  The pooling and servicing  agreement  for any series may be amended  without the consent of the holders of the Residual Certificates of that series in specified circumstances.

        Notwithstanding  the  foregoing,  so long as there  does not  exist a  failure  by the
Certificate  Insurer to make a required payment under any financial  guaranty insurance policy related to any class of Insured  Certificates for any series,  the Certificates  Insurer shall have the right to  exercise  all rights of the  holders of the  Insured  Certificates  of that series  under the  related  pooling  and  servicing  agreement  without  any  consent  of such holders,  and such holders may  exercise  such rights only with the prior  written  consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

        The  circumstances  under which the  obligations  created by the pooling and servicing agreement for any series will terminate  relating to the offered  certificates  of that series
are  described  under  "The  Pooling  and  Servicing   Agreement--Termination;   Retirement  of
Certificates" in the related base prospectus.

        With respect to any Stacked Transaction,  the master servicer will have the option, on any distribution  date on which the aggregate  Stated Principal  Balance of the mortgage loans in a loan group is less than 10% of the aggregate Stated  Principal  Balance of those mortgage loans as of the cut-off date after  deducting  payments of  principal  due during the month of the cut-off  date,  either to purchase  all  remaining  mortgage  loans in that loan group and other assets in the trust related thereto,  thereby  effecting early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

        With respect to any Crossed  Transaction,  Residential  Funding or its  designee  will have the option,  on any distribution  date on which the aggregate Stated Principal Balance of the  mortgage  loans  is less  than  10% of the  aggregate  Stated  Principal  Balance  of the mortgage  loans as of the cut-off date after  deducting  payments of principal  due during the month of the cut-off date,  either to purchase all remaining  mortgage  loans and other assets in the trust related  thereto,  thereby  effecting early  retirement of the certificates or to purchase, in whole but not in part, the certificates.

        Any such  purchase of the mortgage  loans in any loan group or the mortgage  loans and other  assets of the trust  related  thereto  shall be made at a price equal to the sum of (a)
100% of the unpaid  principal  balance of each related  mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties  has been  acquired if such fair market value is less  than  such  unpaid  principal  balance  as of the date of  repurchase  plus (b)  accrued interest  thereon at the mortgage  rate to, but not  including,  the first day of the month in which  the  repurchase  price is  distributed.  The  optional  termination  price  paid by the master  servicer will also include  certain  amounts owed by Residential  Funding as seller of the mortgage loans,  under the terms of the agreement  pursuant to which  Residential  Funding sold the  mortgage  loans to the  depositor,  that remain  unpaid on the date of the  optional termination.

        Distributions on the certificates  relating to any optional  termination will be paid, first, to the related Senior  Certificates,  second,  to the related Class M Certificates,  in the case of a  Stacked  Transaction,  or the  Class M  Certificates,  in the case of a Crossed
Transaction,  in the order of their  payment  priority  and,  third,  to the  related  Class B
Certificates,  in the case of a Stacked Transaction, or the Class M Certificates,  in the case of a Crossed  Transaction,.  The proceeds of any such  distribution  may not be  sufficient to distribute  the full amount to each class of  certificates  if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan.  Subject to any applicable  limitation set forth therein,  the financial guaranty insurance policy for any class of Insured  Certificates  of any series  will cover any such  shortfall  on that  series allocated to those Insured  Certificates.  Any such purchase of the certificates  will be made at a price equal to 100% of their  Certificate  Principal Balance plus, except with respect to the Principal Only Certificates,  the Accrued  Certificate  Interest thereon,  or with respect to the Interest Only  Certificates,  on their Notional Amount,  for the immediately  preceding
Interest Accrual Period at the  then-applicable  pass-through  rate and any previously  unpaid
Accrued  Certificate  Interest.  Promptly after the purchase of such certificates,  the master servicer  shall  terminate the related  REMIC in accordance  with the terms of the pooling and servicing agreement for that series.

        Upon  presentation  and surrender of the offered  certificates  in connection with the termination of the trust or a purchase of certificates  under the  circumstances  described in the  preceding  paragraphs,  the holders of the offered  certificates  will  receive an amount equal to the  Certificate  Principal  Balance  of that class  plus,  except in the case of the
Principal  Only  Certificates,  Accrued  Certificate  Interest  thereon  for  the  immediately preceding Interest Accrual Period at the  then-applicable  pass-through rate, or, with respect
to  the  Interest  Only  Certificates,   Accrued  Certificate  Interest  for  the  immediately
preceding  Interest  Accrual  Period on their  Notional  Amount,  plus any  previously  unpaid
Accrued  Certificate   Interest.   However,  any  Prepayment  Interest  Shortfalls  previously allocated  to the  certificates  will not be  reimbursed.  In addition,  distributions  to the holders  of the most  subordinate  class of  related  certificates,  in the case of a  Stacked
Transaction,   or  most  subordinate  class  of  certificates,   in  the  case  of  a  Crossed
Transaction,  outstanding  with a  Certificate  Principal  Balance  greater  than zero will be reduced,  as described  in the  preceding  paragraph,  in the case of the  termination  of the trust resulting from a purchase of all the assets of the trust.

THE TRUSTEE

        Unless an event of default  has  occurred  and is  continuing  under the  pooling  and servicing  agreement,  the trustee will perform only such duties as are specifically set forth in the  pooling  and  servicing  agreement.  If an event of default  occurs and is  continuing under the pooling and  servicing  agreement,  the trustee is required to exercise  such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and  skill in their  exercise  as a  prudent  investor  would  exercise  or use under the
circumstances   in  the  conduct  of  such   investor's   own  affairs.   Subject  to  certain
qualifications and exceptions  specified in the pooling and servicing  agreement,  the trustee will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

        The trustee's duties and  responsibilities  under the pooling and servicing  agreement include collecting funds from the master servicer to distribute to  certificateholders  at the
direction  of  the  master  servicer,   providing  certificateholders  and  applicable  rating
agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default under the pooling and  servicing  agreement,  removing the master  servicer as a result of any such default at the direction of the holders of  certificates  evidencing not less than 51% of the aggregate  voting rights of the issuing entity,  appointing a successor  master  servicer, and effecting any optional termination of the trust.

        The master servicer will pay to the trustee  reasonable  compensation for its services and  reimburse  the trustee  for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the  provisions  of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also  agreed to  indemnify  the  trustee  for any losses  and  expenses  incurred  without negligence  or willful  misconduct  on the trustee's  part arising out of the  acceptance  and administration of the trust.

        The trustee may resign at any time, in which event the depositor  will be obligated to appoint a successor  trustee.  The depositor may also remove the trustee if the trustee ceases to be  eligible to continue as trustee  under the pooling and  servicing  agreement  or if the trustee  becomes  insolvent.  Upon becoming aware of those  circumstances,  the depositor will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of  certificates  evidencing  not less than 51% of the aggregate  voting rights in the related trust.  Any  resignation or removal of the trustee and  appointment of a successor trustee  will not become  effective  until  acceptance  of the  appointment  by the  successor trustee.

        Any costs  associated with removing and replacing a trustee will be paid by the master servicer.

                               LEGAL PROCEEDINGS

        There are no material pending legal or other proceedings  involving the mortgage loans or Residential  Funding  Company,  LLC, as sponsor and master  servicer,  Residential  Funding
Mortgage  Securities I, Inc. as depositor,  the Trust as the issuing entity,  Homecomings,  as subservicer,  or GMACM, as subservicer,  that, individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

        Residential  Funding,  Homecomings  and GMACM are  currently  parties to various legal proceedings  arising from time to time in the  ordinary  course of their  businesses,  some of which  purport  to be class  actions.  Based on  information  currently  available,  it is the opinion  of  Residential  Funding,  Homecomings  and GMACM  that the  eventual  outcome of any currently  pending  legal  proceeding,  individually  or in the  aggregate,  will  not  have a material  adverse  effect on their  ability to perform  their  obligations  in relation to the mortgage  loans.  No  assurance,  however,  can be given that the final outcome of these legal proceedings,  if  unfavorable,  either  individually  or in the  aggregate,  would  not have a material  adverse impact on Residential  Funding,  Homecomings or GMACM.  Any such unfavorable outcome could adversely affect the ability of Residential  Funding Company,  LLC,  Homecomings or GMACM to perform its servicing  duties with respect to the mortgage  loans and  potentially lead to the  replacement  of  Residential  Funding,  Homecomings  or  GMACM  with a  successor servicer.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        In the opinion of, Mayer,  Brown,  Rowe & Maw LLP, counsel to the depositor,  assuming compliance  with all  provisions  of the related  pooling and  servicing  agreement  and other governing  documents.,  for federal income tax purposes,  the portion of the trust  consisting
of  the  mortgage  loans  and  certain  other  segregated  assets,   exclusive  of  any  yield
maintenance  agreement,  any yield  maintenance  reserve fund and any Initial  Monthly Payment
Fund, will qualify as one or more REMICs under the Internal Revenue Code.

        In addition,  in the opinion of Mayer,  Brown,  Rowe & Maw LLP, for federal income tax purposes:

o       any Class R Certificates of a series will  constitute a class of "residual  interests"
         in a REMIC; and

o       each class of Senior Certificates,  other than the Class R Certificates, and the Class
         M Certificates  and the Class B Certificates  of any series will represent  ownership of "regular  interests" in a REMIC and will generally be treated as debt  instruments of a REMIC.

        See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

        For federal income tax purposes,  each class of offered certificates of any series may be treated as having been issued with  original  issue  discount.  The  prepayment  assumption that will be used in  determining  the rate of  accrual of  original  issue  discount,  market discount  and  premium,  if any,  on any class of any series for federal  income tax  purposes will be  based  on the  assumption  that,  subsequent  to the  date of any  determination  the mortgage loans included in the trust  established  for that series will prepay at a rate equal to the prepayment  speed  assumption  set forth in the prospectus  supplement for that series.
No  representation  is made that the mortgage loans included in the trust established for that series  will  prepay at that rate or at any other  rate.  See  "Material  Federal  Income  Tax
Consequences--General"  and "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original
Issue Discount" in the related base prospectus.

        The holders of offered  certificates  will be  required to include in income  interest and any original issue discount on their  certificates  in accordance  with the accrual method of accounting.

        The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under  sections  1271 to 1275 of the  Internal  Revenue  Code  (the  "OID  regulations")  that address the  treatment  of debt  instruments  issued with  original  issue  discount.  The OID regulations  suggest that original  issue  discount with respect to securities  similar to the
Variable Strip  Certificates that represent multiple  uncertificated  REMIC regular interests, in which  ownership  interests  will be issued  simultaneously  to the same  buyer,  should be computed on an aggregate  method.  In the absence of further  guidance from the IRS,  original issue  discount  with  respect to the  uncertificated  regular  interests  represented  by the
Variable  Strip  Certificates  of any  series  will be  reported  to the  IRS and the  related certificateholders  on an aggregate  method based on a single  overall  constant yield and the prepayment  assumption  stated  above,  treating  all  uncertificated  regular  interests as a single debt instrument as described in the OID regulations.

        If the  method for  computing  original  issue  discount  described  in the term sheet supplement  results in a negative  amount for any period with respect to a  certificateholder, the  amount  of  original  issue  discount  allocable  to that  period  would  be zero and the certificateholder  will be  permitted  to offset  that  negative  amount only  against  future original issue discount, if any, attributable to those certificates.

        In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original  issue  discount under a method that differs from that used by the issuing entity.  Accordingly,  it is possible  that the holder of a  certificate  of any series may be able to select a method for  recognizing  original  issue discount that differs from that used by the master servicer in preparing reports to the related certificateholders and the IRS.

        Some of the classes of offered  certificates  of any series may be treated for federal income tax  purposes as having  been  issued at a premium.  Whether any holder of one of those classes  of  certificates  will be  treated as holding a  certificate  with  amortizable  bond
premium  will  depend  on  the  certificateholder's   purchase  price  and  the  distributions
remaining  to  be  made  on  the   certificate   at  the  time  of  its   acquisition  by  the
certificateholder.  Holders  of those  classes of any series of  certificates  should  consult their tax  advisors  regarding  the  possibility  of  making  an  election  to  amortize  such premium.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Regular Certificates" and "--Premium" in the related base prospectus.

        The offered  certificates of any series will be treated as assets described in Section
7701(a)(19)(C)   of  the  Internal  Revenue  Code  and  "real  estate  assets"  under  Section
856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates  of any series,  exclusive of any interest  payable to a  certificate  related to a yield  maintenance agreement,  if any,  in  respect  of  amounts  received  pursuant  to such  yield  maintenance agreement,  will  be  treated  as  "interest  on  obligations  secured  by  mortgages  on real property"  under Section  856(c)(3)(B)  of the Internal  Revenue Code  generally to the extent that the offered  certificates are treated as "real estate assets" under Section  856(c)(4)(A)
of the Internal Revenue Code.  Moreover,  the offered  certificates of any series,  other than any Residual  Certificates  and, in the case of a certificate  related to a yield  maintenance agreement,  if any,  exclusive  of the  portion  thereof  representing  the  right to  receive
payments  received  pursuant  to  such  yield  maintenance   agreement,   will  be  "qualified
mortgages"  within  the  meaning  of  Section  860G(a)(3)  of the  Internal  Revenue  Code  if
transferred  to  another  REMIC on its  startup  day in  exchange  for a regular  or  residual interest therein.  However,  prospective  investors in offered certificates of any series that will be generally  treated as assets  described in Section  860G(a)(3) of the Internal Revenue
Code should note that,  notwithstanding  that  treatment,  any  repurchase of a certificate of that  series  pursuant  to  the  right  of the  master  servicer  to  repurchase  the  offered
certificates  of  that  series  may  adversely   affect  any  REMIC  that  holds  the  offered
certificates  if the  repurchase  is made  under  circumstances  giving  rise to a  Prohibited
Transaction  Tax. See "The  Pooling and  Servicing  Agreement--Termination"  in this term sheet
supplement  and  "Material  Federal  Income  Tax   Consequences--REMICs--  Characterization  of
Investments in REMIC Certificates" in the related base prospectus.

        For further information  regarding federal income tax consequences of investing in the offered certificates of any series, see "Material Federal Income Tax  Consequences--REMICs"  in
the related base prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD
MAINTENANCE AGREEMENT

        Each holder of a  certificate  related to a yield  maintenance  agreement,  if any, is deemed to own an  undivided  beneficial  ownership  interest  in two assets,  a REMIC  regular interest  and an  interest  in  payments  to be made,  if any,  under  the  yield  maintenance agreement.  Under the REMIC  regulations,  each  holder of a  certificate  related  to a yield maintenance  agreement,  if any, must allocate its purchase price for that certificate between its undivided  interest in the REMIC regular interest  component and the undivided interest in the right to receive  payments,  if any, under the yield  maintenance  agreement in accordance with the relative fair market values of each property right.  The master  servicer  intends to treat  payments  made to the  holders  of any  certificates  related  to a  yield  maintenance agreement,  if any,  with respect to the payments  under such yield  maintenance  agreement as includible in income based on the tax regulations  relating to notional  principal  contracts.
The OID regulations  provide that the trust's  allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses  on its tax return  that its  allocation  is different from the trust's  allocation.  Under the REMIC  regulations,  the master servicer is required to account for the REMIC regular  interest and the right to receive  payments under a yield maintenance  agreement as discrete property rights.  Holders of a certificate related to a yield  maintenance  agreement,  if any,  are  advised  to  consult  their  own tax  advisors regarding  the  allocation  of issue  price,  timing,  character  and  source  of  income  and deductions  resulting  from the ownership of their  certificates.  Treasury  regulations  have been promulgated  under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying  debt  instrument" with a hedge if the combined cash flows of the
components  are  substantially   equivalent  to  the  cash  flows  on  a  variable  rate  debt instrument.  However,  such regulations  specifically disallow integration of debt instruments
subject  to  Section  1272(a)(6)  of  the  Internal  Revenue  Code.   Therefore,   holders  of
certificates  related  to a yield  maintenance  agreement,  if any,  will be unable to use the integration method provided for under such regulations with respect to such  certificates.  If
the  master  servicer's  treatment  of  payments  under  a  yield  maintenance   agreement  is
respected,  ownership of the right to the payments  under a yield  maintenance  agreement will nevertheless  entitle  the owner to  amortize  the  separate  price  paid for the right to the payments  under  such  yield  maintenance  agreement  under the  notional  principal  contract regulations.

        In the  event  that the  right  to  receive  the  payments  under a yield  maintenance agreement  is  characterized  as a  "notional  principal  contract"  for  federal  income  tax purposes,  upon  the sale of a  certificate  related  to a yield  maintenance  agreement,  the amount of the sale  allocated  to the selling  certificateholder's  right to receive  payments under such yield maintenance  agreement would be considered a "termination  payment" under the notional principal contract regulations  allocable to the related  certificate.  A holder of a certificate  related  to a yield  maintenance  agreement  would  have gain or loss from such a termination  of the right to  receive  payments  in respect  of the  payments  under the yield maintenance  agreement equal to (i) any  termination  payment it received or is deemed to have received  minus (ii) the  unamortized  portion  of any amount  paid,  or deemed  paid,  by the certificateholder  upon  entering  into or  acquiring  its  interest  in the right to  receive payments under the yield maintenance agreement.

        Gain or loss realized upon the  termination  of the right to receive  payments under a yield maintenance  agreement will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary income.

        For further information  regarding federal income tax consequences of investing in the offered  certificates,  see "Material Federal Income Tax  Consequences--REMICs"  in the related base prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO EXCHANGEABLE CERTIFICATES

        For  a  discussion  of  special  tax   considerations   applicable  to  any  class  of
Exchangeable  Certificates  for any series see "Federal  Income Tax  Consequences--Taxation  of
Classes of Exchangeable Certificates" in the related base prospectus.

               SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

        The IRS has issued REMIC  regulations  under the  provisions  of the Internal  Revenue
Code that  significantly  affect  holders of Residual  Certificates  of any series.  The REMIC regulations  impose  restrictions  on the transfer or acquisition of some residual  interests, including  the  Residual  Certificates.  The pooling and  servicing  agreement  for any series includes  other  provisions  regarding the transfer of Residual  Certificates  of that series, including:

       the  requirement  that any transferee of a Residual  Certificate  provide an affidavit representing that the transferee:

o       is not a disqualified organization;

o       satisfies  the  requirement   that  the  transferor  is  not  acquiring  the  Residual
               Certificate on behalf of a disqualified organization; and

o       satisfies  the  requirement  that the  transferor  will  maintain that status and will obtain a  similar  affidavit  from any  person  to whom  the  transferee  shall subsequently transfer a Residual Certificate;

o       a  provision   that  any  transfer  of  a  Residual   Certificate  to  a  disqualified
         organization shall be null and void; and

o       a grant to the  master  servicer  of the  right,  without  notice to the holder or any prior  holder,  to sell to a purchaser  of its choice any Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In  addition,  under  the  pooling  and  servicing  agreement  for any  series,  the  Residual
Certificates of that series may not be transferred to non-United States persons.

        The REMIC  regulations  also  provide  that a transfer  to a United  States  person of
"noneconomic"  residual interests will be disregarded for all federal income tax purposes, and that the purported  transferor of  "noneconomic"  residual  interests  will continue to remain liable  for any taxes due with  respect to the income on the  residual  interests,  unless "no significant  purpose of the  transfer  was to impede the  assessment  or  collection  of tax."
Based on the REMIC  regulations,  the  Residual  Certificates  of any  series  may  constitute noneconomic  residual  interests  during some or all of their terms for  purposes of the REMIC regulations  and,  accordingly,  unless no significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual  Certificates of any series may be disregarded  and  purported  transferors  may remain  liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates of any series will be  restricted  in  accordance  with the terms of the  pooling  and  servicing agreement  for that series that are  intended to reduce the  possibility  of any transfer of a
Residual  Certificate  being  disregarded  to  the  extent  that  the  Residual   Certificates
constitute    noneconomic    residual   interests.    See   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation  of  Owners  of  REMIC  Residual  Certificates--Noneconomic  REMIC
Residual Certificates" in the related base prospectus.

        The IRS has issued final REMIC  regulations  that add to the  conditions  necessary to assure  that  a  transfer  of  a  non-economic  residual  interest  would  be  respected.  The additional  conditions  require  that in order  to  qualify  as a safe  harbor  transfer  of a residual,  the transferee  represent that it will not cause the income "to be  attributable to a foreign  permanent  establishment or fixed base (within the meaning of an applicable  income tax treaty) of the  transferee or another U.S.  taxpayer"  and either (i) the amount  received by the  transferee  be no less on a present  value basis than the present value of the net tax detriment  attributable to holding the residual  interest  reduced by the present value of the projected  payments  to be  received on the  residual  interest  or (ii) the  transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers will be to taxable  domestic  corporations  in  transactions  that qualify for the same "safe  harbor"
provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances  known to the  transferor  at the time of transfer  not indicate to a reasonable person  that the  taxes  with  respect  to the  residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating  eligibility.  The regulations  generally  apply  to  transfers  of  residual  interests  occurring  on or  after
February 4, 2000.  See "Material  Federal  Income Tax  Consequences--REMICs--Taxation  of Owners
of REMIC Residual  Certificates--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.

        The Residual  Certificateholders  of any series may be required to report an amount of taxable  income with respect to, in  particular,  the earlier  accrual  periods of the term of the REMICs  that  significantly  exceeds  the  amount of cash  distributions  received  by the
Residual  Certificateholders from the REMICs with respect to those periods.  Furthermore,  the tax on that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders  of any series  should have other sources of funds sufficient  to pay any federal  income taxes due in the earlier  years of each REMIC's term as a  result  of  their  ownership  of the  Residual  Certificates.  In  addition,  the  required inclusion of this amount of taxable  income  during the REMICs'  earlier  accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the
"wash  sale"  rules of Section  1091 of the  Internal  Revenue  Code,  may cause the  Residual
Certificateholders'  after-tax  rate of return  to be zero or  negative  even if the  Residual
Certificateholders'  pre-tax  rate of return is positive.  That is, on a present  value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum  of  any  tax  benefits  and  the  amount  of  any  cash  distributions  on  the  Residual
Certificates over their life.

        Effective  August  1,  2006,  temporary  regulations  issued by the  Internal  Revenue
Service (the "Temporary  regulations")  have modified the general rule that excess  inclusions from a REMIC  residual  interest  are not  includible  in the  income of a foreign  person (or subject to withholding  tax) until paid or  distributed.  The new  regulations  accelerate the time both for  reporting  of, and  withholding  tax on,  excess  inclusions  allocated  to the foreign  equity  holders of  partnerships  and certain other  pass-through  entities.  The new rules also  provide  that excess  inclusions  are United  States  sourced  income.  The timing rules apply to a particular  residual  interest and a particular  foreign person, if the first allocation  of income from the residual  interest to the foreign  person occurs after July 31,
2006.  The source rules apply for taxable years ending after August 1, 2006.

        Under the Temporary  regulations,  in the case of REMIC  residual  interests held by a foreign person through a partnership,  the amount of excess  inclusion income allocated to the foreign  partner  is deemed  to be  received  by the  foreign  partner  on the last day of the partnership`s  taxable year except to the extent that the excess  inclusion was required to be taken into  account by the foreign  partner at an earlier  time under  section  860G(b) of the
Code  as a  result  of  a  distribution  by  the  partnership  to  the  foreign  partner  or a disposition  in whole or in part of the  foreign  partner's  indirect  interest  in the  REMIC residual  interest.  A  disposition  in whole  or in part of the  foreign  partner's  indirect interest in the REMIC  residual  interest may occur as a result of a termination of the REMIC, a disposition  of the  partnership's  residual  interest in the REMIC,  a  disposition  of the foreign  partner's  interest  in  the  partnership,  or any  other  reduction  in the  foreign partner's  allocable  share of the portion of the REMIC net income or  deduction  allocated to the partnership.

        Similarly,  in  the  case  of a  residual  interest  held  by a  foreign  person  as a shareholder  of  a  real  estate  investment  trust  or  regulated  investment  company,  as a participant  in a common  trust  fund or as a patron in an  organization  subject to part I of subchapter T  (cooperatives),  the amount of excess inclusion  allocated to the foreign person must be taken into income at the same time that other  income from the trust,  company,  fund, or organization would be taken into account.

        Under the  Temporary  regulations,  excess  inclusions  allocated to a foreign  person
(whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In  addition,  in the case of excess  inclusions  allocable to a foreign person as a partner,  the Temporary  regulations  eliminate an important  exception to the  withholding  requirements  under  which a  withholding  agent  unrelated  to a  payee  is obligated  to  withhold  on a  payment  only to the  extent  that the  withholding  agent  has control over the payee's money or property and knows the facts giving rise to the payment.

        An  individual,  trust or estate that holds,  whether  directly or indirectly  through certain pass-through  entities,  a Residual Certificate may have significant  additional gross income with respect to, but may be limited on the  deductibility  of,  servicing and trustee's fees and other  administrative  expenses  properly  allocable to each REMIC in  computing  the certificateholder's  regular  tax  liability  and will  not be able to  deduct  those  fees or
expenses  to  any  extent  in  computing  the  certificateholder's   alternative  minimum  tax
liability.  See "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC
Residual  Certificates--Possible  Pass-Through  of  Miscellaneous  Itemized  Deductions" in the
related base prospectus.

        The IRS has issued final  regulations  relating to the federal income tax treatment of
"inducement  fees" received by  transferees of  non-economic  REMIC  residual  interests.  The regulations  provide tax  accounting  rules for the  inclusion  of such fees in income over an appropriate  period,  and clarify that  inducement  fees represent  income from sources within the United  States.  These rules apply to taxable  years ending on or after May 11,  2004.  On the same date,  the IRS issued  administrative  guidance  addressing  the  procedures by which transferees  of such  REMIC  residual  interests  may  obtain  consent to change the method of
accounting  for  REMIC   inducement  fee  income  to  one  of  the  methods  provided  in  the regulations.  Prospective  purchasers  of REMIC  residual  certificates  should  consult  with their tax advisors  regarding the effect of these  regulations and the related  administrative guidance.

        Residential  Funding will be  designated  as the "tax matters  person" with respect to each REMIC as defined in the REMIC  Provisions,  as defined in the  related  base  prospectus, and in  connection  therewith  will be  required  to hold not less than 0.01% of the  Residual
Certificates.

        Purchasers  of the  Residual  Certificates  of any series are strongly  encouraged  to consult  their tax advisors as to the  economic  and tax  consequences  of  investment  in the
Residual Certificates of that series.

        For further information  regarding the federal income tax consequences of investing in
the   Residual   Certificates   of   any   series,   see   "Certain   Yield   and   Prepayment
Considerations--Additional   Yield   Considerations   Applicable   Solely   to   the   Residual
Certificates"   in  this  term   sheet   supplement   and   "Material   Federal   Income   Tax
Consequences--REMICs--Taxation  of Owners of REMIC  Residual  Certificates"  in the related base prospectus.

                                      STATE AND OTHER TAX CONSEQUENCES

        In addition to the federal  income tax  consequences  described in  "Material  Federal
Income  Tax  Consequences,"  potential  investors  should  consider  the  state  and local tax consequences  of the  acquisition,  ownership,  and  disposition  of the  certificates  of any series.  State tax law may differ  substantially  from the corresponding  federal tax law, and the  discussion  above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                               USE OF PROCEEDS

        The net  proceeds  from the sale of the  offered  certificates  of any  series  to the underwriter or the  underwriters  for any series will be paid to the depositor.  The depositor will use the proceeds to purchase the mortgage  loans  included in the trust  established  for that series or for general corporate purposes.

                                    METHOD OF DISTRIBUTION

        In accordance with the terms and conditions of any related underwriting  agreement for any series,  each  underwriter  set forth in the  prospectus  supplement  for that series with respect to any class of offered  certificates  of that series will serve as an underwriter for each  applicable  class set forth in the prospectus  supplement for that series and will agree to purchase and the depositor to sell each applicable  class of those Senior  Certificates and
Class M Certificates,  except that a de minimis  portion of the Residual  Certificates of that series will be retained by Residential  Funding.  Each  applicable  class of  certificates  of any series being sold to an underwriter are referred to as the  underwritten  certificates for that series.  It is expected that delivery of the  underwritten  certificates  for any series, other than the Residual  Certificates,  will be made only in book-entry  form through the Same
Day Funds  Settlement  System of DTC, and that the delivery of the Residual  Certificates  for any series,  other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the closing date for that  series,  against payment therefor in immediately available funds.

        In connection with the underwritten  certificates of any series,  each underwriter has agreed,  in accordance  with the terms and  conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten  certificates of that  series if any of that  class of the  underwritten  certificates  of that  series  are purchased thereby.

        Any related underwriting  agreement for any series provides that the obligation of the underwriter  to pay for and  accept  delivery  of each  applicable  class of the  underwritten certificates  of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration  statement  shall be in  effect,  and that no  proceedings  for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

        The  distribution  of the  underwritten  certificates  of any series by any applicable underwriter  may be  effected  from time to time in one or more  negotiated  transactions,  or otherwise,  at  varying  prices  to be  determined  at  the  time  of  sale.  Proceeds  to the depositor from the sale of the  underwritten  certificates  for any series,  before  deducting expenses  payable by the depositor,  shall be set forth in the prospectus  supplement for that series.

        The underwriter  for any class of any series may effect these  transactions by selling the  applicable  underwritten  certificates  of any  series to or through  dealers,  and those dealers  may  receive  compensation  in the form of  underwriting  discounts,  concessions  or commissions  from the  underwriter  for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have  received  compensation  from the  depositor  in the form of underwriting  compensation.  The  underwriter  and  any  dealers  that  participate  with  the underwriter  in the  distribution  of the  underwritten  certificates  of any  series are also underwriters  of that series  under the  Securities  Act of 1933.  Any profit on the resale of
the  underwritten   certificates  of  that  series  positioned  by  an  underwriter  would  be underwriting  compensation  in the form of underwriting  discounts and  commissions  under the
Securities Act.

        Each  underwriting  agreement  for any series will  provide  that the  depositor  will indemnify  the  underwriter,  and  that  under  limited  circumstances  the  underwriter  will indemnify the depositor,  against some liabilities  under the Securities Act, or contribute to payments required to be made in respect thereof.

        Unless purchased by an underwriter as described in the prospectus  supplement for that series,  the Class A-V  Certificates  and Class A-P  Certificates of any series may be offered by the  depositor  from time to time  directly  or through an  underwriter  or agent in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds  to the  depositor  from any sale of the  Class A-V  Certificates  or Class
A-P Certificates of any series will equal the purchase price paid by their  purchaser,  net of any expenses  payable by the  depositor and any  compensation  payable to any  underwriter  or agent.

        There is currently no secondary market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates  of that series but is not  obligated  to do so.  There can be no  assurance  that a secondary  market for the offered  certificates  of any  series  will  develop  or,  if it  does  develop,  that it will continue.  The offered certificates will not be listed on any securities exchange.

        The primary  source of  information  available  to  investors  concerning  the offered certificates  of any series  will be the monthly  statements  discussed  in the  related  base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and in this term sheet supplement under "Pooling and Servicing  Agreement--Reports to  Certificateholders,"
which will include  information as to the outstanding  principal balance or notional amount of the  offered  certificates  of that  series.  There can be no  assurance  that any  additional information  regarding the offered  certificates  of any series will be available  through any other  source.  In  addition,  the  depositor is not aware of any source  through  which price information  about the  offered  certificates  will be  available  on an  ongoing  basis.  The limited nature of this  information  regarding the offered  certificates  may adversely affect the  liquidity  of the  offered  certificates,  even if a  secondary  market  for the  offered certificates for any series becomes available.

                                        LEGAL OPINIONS

        Certain legal matters  relating to the  certificates of any series will be passed upon for the depositor and  Residential  Funding  Securities,  LLC, if it is an underwriter of that series,  by Mayer,  Brown, Rowe & Maw LLP, New York, New York and for any underwriters of that series other than  Residential  Funding  Securities,  LLC, by Sidley Austin LLP, New York, New
York.

                                                   RATINGS

        It is a condition of the issuance of the offered  certificates of any series that each class of offered  certificates  of that series be assigned at least the ratings  designated in the  prospectus  supplement  for that class of  certificates  by one or more  rating  agencies including by Standard & Poor's, a division of The McGraw-Hill  Companies,  Inc., or Standard &
Poor's, Moody's Investors Service, Inc., or Moody's, or Fitch Ratings, or Fitch.

        Standard  &  Poor's  ratings  on  mortgage   pass-through   certificates  address  the
likelihood  of the  receipt by  certificateholders  of  payments  required  under the  related pooling  and  servicing  agreement.  Standard & Poor's  ratings  take into  consideration  the credit quality of the related  mortgage pool,  structural  and legal aspects  associated  with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is  adequate  to make  payments  required  under the  related  certificates.  Standard  &
Poor's  ratings on the offered  certificates  of any series will not,  however,  constitute  a statement  regarding  frequency of prepayments  on the related  mortgage  loans.  See "Certain
Yield and Prepayment Considerations" in this term sheet supplement.

        The  ratings  assigned by Moody's to mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the related  pooling and  servicing  agreement.  Moody's  ratings  reflect its analysis of the riskiness of the related  mortgage loans and the structure of the  transaction as described in related  pooling and servicing  agreement.  Moody's ratings do not address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the related mortgage loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether  investors  therein will recoup their initial  investments.  The rating on the
Principal  Only  Certificates  of any series  only  addresses  the  return of its  Certificate
Principal  Balance.  The rating on the Residual  Certificates of any series only addresses the return of its Certificate  Principal Balance and interest on the Residual  Certificates at the related pass-through rate.

        The  ratings  assigned  by Fitch to  mortgage  pass-through  certificates  address the likelihood  of the  receipt  by  certificateholders  of all  distributions  to which  they are entitled  under the  transaction  structure.  Fitch's  ratings  reflect  its  analysis  of the riskiness of the underlying  mortgage loans and the structure of the  transaction as described in the operative  documents.  Fitch's  ratings do not address the effect on the  certificates'
yield  attributable to prepayments or recoveries on the underlying  mortgage  loans.  Further, the ratings on any Interest Only  Certificates do not address whether  investors  therein will recoup  their  initial  investments.  The  rating  on any  Principal  Only  Certificates  only addresses  the  return  of its  Certificate  Principal  Balance.  The  rating  on any class of
Residual  Certificates  only  addresses the return of its  Certificate  Principal  Balance and interest on that class Residual Certificates at the related pass-through rate.

        Except as is otherwise set forth in the  prospectus  supplement  for that series,  the ratings by each rating  agency  rating a class of Insured  Certificates  of any series will be determined without regard to the related financial guaranty insurance policy.

        There can be no  assurance  as to  whether  any  rating  agency  other than the rating agencies  designated in the prospectus  supplement for a class of  certificates  will rate the
Senior  Certificates  or the Class M Certificates  of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if  assigned at all,  may be lower than the ratings  assigned to the
Certificates  of that  series  by the  rating  agency  or  rating  agencies  requested  by the depositor to rate those certificates.

        A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each security rating should be evaluated  independently of any other security  rating.  The ratings of any  Interest  Only  Certificates  of any series do not  address the  possibility  that the holders  of those  certificates  may fail to fully  recover  their  initial  investments.  The ratings of any  certificates  related to a yield  maintenance  agreement  do not  address  the likelihood that payments will be received from the yield maintenance  agreement  provider.  In the event that the ratings  initially  assigned to the offered  certificates of any series are subsequently  lowered  for any  reason,  no  person  or entity is  obligated  to  provide  any additional support or credit enhancement with respect to the offered certificates.

        The fees paid by the  depositor  to the rating  agencies at closing  include a fee for
ongoing   surveillance  by  the  rating  agencies  for  so  long  as  any   certificates   are
outstanding.  However,  the  rating  agencies  are under no  obligation  to the  depositor  to continue to monitor or provide a rating on the certificates.

                                              LEGAL INVESTMENT

        The prospectus  supplement for any series will set forth the offered  certificates  of that series  which will  constitute  "mortgage  related  securities"  for purposes of SMMEA so long as they are rated in at least the second  highest  rating  category  by one of the rating agencies,  and, as such,  are legal  investments  for some entities to the extent  provided in
SMMEA.  SMMEA  provides,   however,  that  states  could  override  its  provisions  on  legal investment  and restrict or condition  investment  in mortgage  related  securities  by taking statutory  action on or prior to October 3, 1991. Some states have enacted  legislation  which overrides the  preemption  provisions of SMMEA.  The remaining  classes of  certificates  will not constitute "mortgage related securities" for purposes of SMMEA.

        The depositor makes no representations as to the proper  characterization of any class of the offered  certificates of any series for legal  investment or other  purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.  These  uncertainties  may adversely affect the  liquidity of any class of offered  certificates  of any series.  Accordingly,  all
institutions   whose   investment   activities  are  subject  to  legal  investment  laws  and regulations,  regulatory  capital  requirements  or review by  regulatory  authorities  should consult with their legal advisors in  determining  whether and to what extent any class of the offered  certificates  of  any  series  constitutes  a  legal  investment  or  is  subject  to investment, capital or other restrictions.

        See "Legal Investment Matters" in the related base prospectus.

                                            ERISA CONSIDERATIONS

        A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts,  or any other  person  investing  ERISA plan assets of any ERISA plan,  as defined under "ERISA  Considerations--Plan  Asset  Regulations" in the related base prospectus, should  carefully  review  with its legal  advisors  whether  the  purchase  or holding of the offered  certificates  of any  series  could  give  rise to a  transaction  prohibited  or not otherwise  permissible  under  ERISA  or  Section  4975  of the  Internal  Revenue  Code.  The
purchase or holding of the Class A  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf  of, or with ERISA plan  assets  of, an ERISA  plan may  qualify  for
exemptive  relief  under  the  RFC  exemption,   as  described  under  "ERISA  Considerations--
Considerations for ERISA Plans Regarding the Purchase of  Certificates--Prohibited  Transaction
Exemptions"  in the related base  prospectus  provided those  certificates  are rated at least
"BBB-" (or its equivalent) by Standard & Poor's,  Moody's or Fitch, DBRS Limited or DBRS, Inc.
at the time of purchase.  The RFC exemption  contains a number of other  conditions which must be met for the RFC exemption to apply,  including the requirement  that any ERISA plan must be an  "accredited  investor" as defined in Rule  501(a)(1) of Regulation D under the  Securities
Act. The  depositor  expects  that the  specific  conditions  of the RFC  exemption  should be satisfied  with respect to the offered  certificates  of any series so that the RFC  exemption should provide an exemption,  from the  application of the prohibited  transaction  provisions of Sections  406(a),  406(b) and 407(a) of ERISA and Section  4975(c) of the Internal  Revenue
Code,  for  transactions  in connection  with the  servicing,  management and operation of the assets held by the trust  established  for that series,  provided that the general  conditions of the RFC exemption are satisfied.

        Each beneficial  owner of Class M Certificates  of any series or any interest  therein shall be  deemed  to have  represented,  by  virtue  of its  acquisition  or  holding  of such certificate  or any  interest  therein,  that  either  (i) it is not an ERISA plan or an ERISA plan investor,  (ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC  exemption,  and  that  it  understands  that  there  are  certain  conditions  to the availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of  purchase,  not lower  than  "BBB-"  (or its  equivalent)  by  Standard  & Poor's,
Moody's,  Fitch, DBRS Limited or DBRS, Inc. or (iii) (1) it is an insurance  company,  (2) the source  of funds  used to  acquire  or hold the  certificate  or any  interest  therein  is an
"insurance  company  general  account",  as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption,  or PTCE, 95-60, and (3) the conditions in Sections I and III of
PTCE 95-60 have been  satisfied  (each entity that  satisfies  this clause (iii), a "Complying
Insurance Company").

        If any Class M Certificate  of any series or any interest  therein is acquired or held in violation  of the  conditions  described in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner  will  be  treated  as the  beneficial  owner  of  that  Class  M
Certificate,  retroactive  to the date of  transfer to the  purported  beneficial  owner.  Any purported  beneficial  owner  whose  acquisition  or  holding of any such  certificate  or any interest  therein was  effected in  violation of the  conditions  described  in the  preceding paragraph shall indemnify and hold harmless the depositor,  the trustee,  the master servicer, any  subservicer,  the underwriters and the trust for that series from and against any and all liabilities,  claims,  costs or  expenses  incurred  by  those  parties  as a  result  of that acquisition or holding.

        If an allowable combination of Exchangeable  Certificates or Exchanged Certificates is
exchanged  for  its  related   Exchanged   Certificates  or  Exchangeable   Certificates,   as
applicable,  as  shown  in the  related  prospectus  supplement,  the  class  of  certificates received  in the  exchange  is expected to be  eligible  for  exemptive  relief  under the RFC exemption  to the  extent  that  the  class  of  certificates  is  rated,  at the  time of the exchange,  not lower than "BBB-" (or its  equivalent)  by Standard & Poor's,  Fitch,  Moody's,
DBRS Limited or DBRS,  Inc. The  purchase,  sale or holding of any  Exchangeable  Certificates or Exchanged  Certificates  received in an exchange that are not eligible for exemptive relief under  the RFC  exemption  may give rise to  prohibited  transactions  if an ERISA  plan and a
"party in interest" as defined in Section 3(14) of ERISA or  "disqualified  person" as defined in  Section  4975(e)(2)  of the  Internal  Revenue  Code with  respect  to such ERISA plan are involved in the transaction.  Each purchaser of such ineligible  Exchangeable  Certificates or
Exchanged  Certificates  shall be deemed to have represented,  by virtue of its acquisition or holding of such  certificate or an interest  therein,  that either (i) it is not an ERISA plan or an  ERISA  plan  investor;  (ii) it is a  Complying  Insurance  Company;  or  (iii)  it has
provided  the  depositor,  the  trustee  and the  master  servicer  with an opinion of counsel acceptable to and in form and substance  satisfactory  to those  entities,  which opinion will not be at the expense of those  entities,  that the purchase and holding of such  Certificates by or on behalf of those entities is  permissible  under  applicable  law, will not constitute or result in a non-exempt  prohibited  transaction under ERISA or Section 4975 of the Internal
Revenue Code (or  comparable  provisions of any subsequent  enactments),  and will not subject the depositor,  the trustee or the master  servicer to any obligation or liability  (including obligations  or  liabilities  under ERISA or Section  4975 of the  Internal  Revenue  Code) in
addition to those undertaken in the related pooling and servicing agreement.

        Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that  might be  available  will not  likely  apply to the  purchase,  sale or  holding  of the
Residual  Certificates  of any  series,  transfers  of those  certificates  to any ERISA  plan investor will not be registered by the trustee unless the  transferee  provides the depositor, the trustee and the master  servicer with an opinion of counsel  acceptable to and in form and substance  satisfactory to those  entities,  which opinion will not be at the expense of those entities,  that the  purchase and holding of those  certificates  by or on behalf of the ERISA plan investor:

o       is permissible under applicable law;

o       will not constitute or result in a non-exempt  prohibited  transaction  under ERISA or
         Section  4975  of  the  Internal  Revenue  Code  (or  comparable  provisions  of  any subsequent enactments); and

o       will not subject the depositor,  the trustee or the master  servicer to any obligation or liability  (including  obligations or  liabilities  under ERISA or Section 4975 of the Internal  Revenue Code) in addition to those  undertaken  in the related  pooling and servicing agreement.

        As discussed in greater detail above under  "Description  of the Mortgage  Pool--Sharia
Mortgage Loans", the trust will include certain residential financing  transactions,  referred to as Sharia  Mortgage  Loans,  that are structured so as to be permissible  under Islamic law
utilizing   declining  balance   co-ownership   structures.   The  DOL  has  not  specifically
considered  the  eligibility  or treatment of Sharia  Mortgage  Loans under the RFC exemption, including  whether  they  would  be  treated  in  the  same  manner  as  other  single  family residential  mortgages.  However,  since the  remedies  in the event of  default  and  certain other  provisions of the Sharia  Mortgage  Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated by the DOL at time the
RFC exemption was granted,  the depositor  believes that the Sharia  Mortgage  Loans should be treated as other single family residential mortgages under the RFC exemption.

        Any fiduciary or other  investor of ERISA plan assets that proposes to acquire or hold the  offered  certificates  of any series on behalf of or with ERISA plan  assets of any ERISA plan should  consult with its counsel with respect to: (i) whether the general  conditions and the other  requirements  in the RFC  exemption  (including  the terms  applicable to any yield maintenance  agreement)  would be  satisfied,  or  whether  any other  prohibited  transaction exemption  would  apply,  and  (ii)  the  potential  applicability  of the  general  fiduciary responsibility  provisions  of ERISA and the  prohibited  transaction  provisions of ERISA and
Section  4975  of  the  Internal  Revenue  Code  to  the  proposed   investment.   See  "ERISA
Considerations" in the related base prospectus.

        The sale of any of the  offered  certificates  of any series to an ERISA plan is in no respect a  representation  by the depositor or the  underwriters of that Certificate that such an investment  meets all relevant  legal  requirements  relating to investments by ERISA plans generally or any particular  ERISA plan, or that such an investment is  appropriate  for ERISA plans generally or any particular ERISA plan.

                       RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                     MORTGAGE PASS-THROUGH CERTIFICATES FOR THE S PROGRAM

                                     (ISSUABLE IN SERIES)

                                    TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED OR  INCORPORATED BY REFERENCE IN THIS TERM
SHEET  SUPPLEMENT,  THE  PROSPECTUS  SUPPLEMENT  FOR THE RELEVANT  SERIES AND THE RELATED BASE
PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT  OFFERING  THE  CERTIFICATES  OFFERED  HEREBY IN ANY  STATE  WHERE THE OFFER IS NOT
PERMITTED.